UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021 (July 12, 2021)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

(614) 464-5000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, without par value	STFC	The NASDAQ Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On July 12, 2021, State Auto Financial Corporation, an Ohio corporation (“STFC”), and State Automobile Mutual Insurance Company, an Ohio mutual insurance company (“SAM”), entered into an Agreement and Plan of Merger and Combination (the “Merger Agreement”) with Liberty Mutual Holding Company Inc., a Massachusetts mutual holding company (“LMHC”), Pymatuning, Inc., an Ohio corporation and wholly-owned indirect subsidiary of LMHC (“Merger Sub I”), and Andover, Inc., an Ohio corporation and wholly-owned direct subsidiary of LMHC (“Merger Sub II”).  The Merger Agreement provides for SAM to reorganize (in accordance with all applicable provisions of Sections 3913.25 to 3913.38 of the Ohio Revised Code) pursuant to a Plan of Reorganization adopted by the board of directors of SAM (the “SAM Board”), which reorganization shall be effectuated through a merger (pursuant to Section 3913.32(A) and Section 1702.411 of the Ohio Revised Code and Section 19T(b)(ii) of Chapter 175 of the Massachusetts General Laws) of Merger Sub II with and into SAM, with SAM surviving such merger as an Ohio domiciled reorganized stock insurance subsidiary of LMHC (SAM, as so reorganized, “Reorganized SAM”) and LMHC granting equity rights in LMHC to each SAM member upon the extinguishment of such SAM member’s equity rights in SAM at the effective time of such merger (the foregoing components of one simultaneous transaction, collectively, the “SAM Transaction”).  Simultaneously with the SAM Transaction, the Merger Agreement provides for LMHC to effect the acquisition of STFC through the merger of Merger Sub I with and into STFC (the “STFC Merger”) with STFC surviving the STFC Merger as the surviving corporation (the STFC Merger, together with the SAM Transaction, the “Transactions”).  Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Merger Agreement.

The SAM Transaction was unanimously approved by the SAM Board (upon the unanimous recommendation of a special committee of independent SAM directors). The STFC Merger was unanimously approved by the STFC board of directors (upon the unanimous recommendation of a special committee of independent STFC directors (the “STFC Special Committee”)).

Pursuant to the Merger Agreement, each share of STFC’s common stock, no par value per share (each, a “Share”), that is issued and outstanding immediately prior to the effective time of the STFC Merger (the “Effective Time”) (other than the SAM Owned Shares, the Cancelled Shares and the Dissenting Shares) shall be converted automatically into the right to receive an amount in cash, without interest, equal to $52.00 (the “Merger Consideration”), and shall be automatically cancelled and retired and cease to exist.

The Merger Agreement contains certain provisions giving LMHC, SAM and STFC the right to terminate the Merger Agreement under certain circumstances.  Subject to certain limitations, pursuant to the Merger Agreement:

•	LMHC, SAM and STFC may terminate the Merger Agreement by mutual written consent, which consent shall have been approved by the action of their respective boards of directors;

•
LMHC, SAM or STFC may terminate the Merger Agreement if (a) any Governmental Authority shall have enacted any laws permanently preventing or otherwise permanently prohibiting the SAM Transaction or the STFC Merger and such law shall have become final and nonappealable, (b) the SAM Member Approval shall not have been obtained following a vote thereon having been taken at the SAM Members Meeting, (c) the STFC Shareholder Approval shall not have been obtained following a vote thereon having been taken at the STFC Shareholders Meeting or (d) the Transactions shall not have been consummated prior to May 12, 2022) (as such date may be extended by a period of three months up to two times under certain circumstances);

•	STFC may terminate the Merger Agreement, prior to the receipt of the STFC Shareholder Approval, to enter into a definitive agreement to implement a Superior Proposal;

•
STFC or SAM may terminate the Merger Agreement if there has been a breach by LMHC, Merger Sub I or Merger Sub II of any representation, warranty, covenant or agreement contained in the Merger Agreement to the extent such breach would result in the failure of a closing condition (subject to cure periods); and

•
LMHC may terminate the Merger Agreement if (a) prior to the receipt of the STFC Shareholder Approval, the STFC Special Committee makes an Adverse Recommendation Change, (b) STFC or SAM willfully and materially breach certain covenants in the Merger Agreement relating to the SAM Member Meeting, the STFC Shareholder Meeting or the no-solicitation provisions set forth in the Merger Agreement or (c) STFC or SAM breaches any representation, warranty, covenant or agreement in the Merger Agreement to the extent such breach would result in the failure of a closing condition (subject to cure periods).

Upon termination of the Merger Agreement, under specified circumstances, STFC (or, as applicable, SAM) may be required to pay a termination fee to LMHC in an aggregate amount of $70,793,307.

Pursuant to the Merger Agreement, LMHC has committed to (a) maintain the SAM and STFC Columbus, Ohio office location for a period of two years following the Closing Date (subject to LMHC’s exercise of its business judgment to make such changes to the size or location of such office as it deems necessary and appropriate, based upon business needs), (b) continue to utilize the “State Auto” trademarks and brands associated with STFC’s insurance products, either independently or in conjunction with trademarks and brands of LMHC, for a period of two years following the Closing Date and (c) substantially maintain certain of SAM and STFC’s philanthropic and charitable contributions and activities for a period of five years following the Closing Date.  In addition, pursuant to the Merger Agreement, for a two-year period following the Closing Date, (i) SAM shall not redomesticate or voluntarily adopt or enter into any plan of complete or partial liquidation or dissolution and (ii) all of the issued and outstanding capital stock of Reorganized SAM shall be owned, at all times, directly or indirectly, by LMHC.

Pursuant to the Merger Agreement, LMHC must use reasonable best efforts to cause the SAM and STFC insurance companies to achieve an A.M. Best rating that is equivalent to the LMHC group rating (including through the use of quota share reinsurance or reinsurance pooling arrangements and making any required filings with insurance regulators in connection therewith within ninety days of the date of the Merger Agreement). If the SAM and STFC insurance companies have not achieved such rating by the Closing, then, pursuant to the Merger Agreement, LMHC shall commit to, no later than the end of the ninth month following the Closing, make any required filings with insurance regulators either to enter into a financial guarantee, make a capital infusion, or take other reasonable steps to achieve such rating equivalence and, subject to receipt of required regulatory approvals, implement such measures. Pursuant to the Merger Agreement, if the SAM and STFC insurance companies have not achieved such rating equivalence by the Closing, an advisory board comprised of three current members of the SAM Board shall be established. Such advisory board, pursuant to the Merger Agreement, would then have the ability to provide advice and make recommendations to LMHC with respect to LMHC’s compliance of its covenant regarding the ratings equivalence set forth in the Merger Agreement, and would be dissolved once such ratings equivalence has been achieved. Lastly, pursuant to the Merger Agreement, if the SAM and STFC insurance companies have not achieved such rating equivalence by the Closing, LMHC shall cause Reorganized SAM to not pay any dividends.

The closing of the Transactions is conditioned upon the SAM Member Approval having been obtained, the STFC Shareholder Approval having been obtained, the parties obtaining certain specified governmental and regulatory approvals and other customary conditions to closing.  The Transactions are expected to close in 2022.

Pursuant to the Merger Agreement, effective upon the Effective Time, (i) each restricted stock award (each, a “STFC RSA”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested, in the case of a time-based vesting STFC RSA, or become vested at the target level of performance, in the case of a performance based vesting STFC RSA, and shall automatically be converted, to the extent vested after giving effect to this clause, into the right to receive the Merger Consideration; (ii) each STFC restricted stock unit (each, a “STFC RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested, in the case of a time-based vesting STFC RSU, or become vested at the target level of performance, in the case of a performance based vesting STFC RSU, and shall be automatically converted, to the extent vested after giving effect to this clause, into the right to receive a lump-sum amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the number of Shares subject to such STFC RSU; (iii) each option to acquire Shares (each, a “STFC Stock Option”) that is outstanding immediately prior to the Effective Time shall, whether vested or unvested, be deemed to be fully vested and shall be cancelled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of (A) the excess, if any, of (1) the Merger Consideration, over (2) the per share exercise price of such STFC Stock Option, multiplied by (B) the total number of Shares subject to such STFC Stock Option immediately prior to the Effective Time; and (iv) each STFC cash-based performance award unit (each, a “STFC PAU”) that is outstanding immediately prior to the Effective Time shall become vested at the target level of performance, and shall automatically be cancelled and converted into the right to receive a lump-sum amount in cash, without interest, equal to $1.00 and such amount shall be in full satisfaction of such STFC PAU.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference, and is intended to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about STFC, SAM, LMHC, Merger Sub I or Merger Sub II. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to, and solely for the benefit of, each other.  Any inaccuracies in such representations and warranties are subject to waiver by such parties in accordance with the Merger Agreement without notice or liability to any other person.  In addition, some representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between STFC, SAM, LMHC, Merger Sub I or Merger Sub II, rather than to establish matters as facts.  Persons other than the parties to the Merger Agreement should not rely on the representations and warranties as characterizations of the actual state of facts or circumstances as of the date of the Merger Agreement or as of any other date.

Voting Agreement

On the date of, but following, the execution of the Merger Agreement, SAM entered into a voting and support agreement (the “Voting Agreement”) with LMHC.  As of the date hereof, SAM beneficially owns approximately 58.8% of the issued and outstanding Shares.  Pursuant to the Voting Agreement, SAM has agreed, among other things, to vote its Shares at the STFC Shareholders Meeting (i) in favor of (a) the adoption of the Merger Agreement and (b) any proposal to adjourn or postpone the STFC Shareholders Meeting if there are insufficient Shares represented to constitute the necessary quorum; and (ii) against (a) any Takeover Proposal, (b) any action, proposal, transaction, or agreement which would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of SAM or STFC under the Merger Agreement or of SAM under the Voting Agreement, and (c) any action, proposal, transaction, or agreement that would reasonably be expected to prevent or materially delay or materially impair consummation of the STFC Merger.

The obligations and rights of the parties under the Voting Agreement shall terminate upon the earliest of: (a) the Effective Time; (b) the date on which the Merger Agreement is terminated in accordance with its terms; and (c) the termination of the Voting Agreement by mutual consent of the parties.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the complete text of the Voting Agreement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Rescission of Steve E. English’s Intent to Retire

On July 12, 2021, Steven E. English rescinded his previously announced intent to retire and is continuing in his current position as Senior Vice President and Chief Financial Officer of STFC.

Stay Bonuses

On July 12, 2021, STFC agreed to provide stay bonuses (each a “Stay Bonus” and, collectively, the “Stay Bonuses”) to the eight members of STFC’s senior leadership team, including each of STFC’s named executive officers (Michael E. LaRocco, Steven E. English, Kim B. Garland, Gregory A. Tacchetti, and Paul M. Stachura) (the “Named Executive Officers”).  Mr. English’s Stay Bonus will be in the amount of $250,000 and the other Named Executive Officers’ Stay Bonuses will be in the amount of $150,000 each.  The Stay Bonuses will be paid to each recipient in a lump sum on the Closing Date, subject to (a) their continued employment through the Closing Date or the involuntary termination of their employment prior to the Closing Date, (b) their execution and non-revocation of a release of claims in favor of STFC and (c) the terms of a Stay Bonus Agreement between STFC and the applicable executive.  The foregoing description of the terms and conditions of the Stay Bonuses does not purport to be complete and is qualified in its entirety by the full text of the form of Stay Bonus Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.01.  REGULATION FD DISCLOSURE

On July 12, 2021, LMHC and STFC issued a joint press release announcing the entering into of the Merger Agreement and the Voting Agreement, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by STFC under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Notice Regarding Forward Looking Statements

Except for historical information, all other information in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, and related oral statements STFC may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied.  For example, (1) conditions to the closing of the Transactions may not be satisfied; (2) regulatory approvals required for the Transactions may not be obtained, or required regulatory approvals may delay the Transactions or result in the imposition of conditions that could have a material adverse effect on LMHC, SAM or STFC or cause the parties to abandon the Transactions; (3) uncertainty as to the timing of completion of the Transactions; (4) the business of LMHC, SAM or STFC may suffer as a result of uncertainty surrounding the Transactions; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (6) risks related to disruption of management’s attention from the ongoing business operations of LMHC, SAM or STFC due to the Transactions; (7) the effect of the announcement of the Transactions on the relationships of LMHC, SAM or STFC with its clients, operating results and business generally; (8) the outcome of any legal proceedings to the extent initiated against LMHC, SAM or STFC following the announcement of the proposed Transactions; and (9) LMHC, SAM or STFC may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors.  The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in STFC’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of STFC on file with the Securities Exchange Commission (“SEC”).  STFC undertakes no obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed Transactions, STFC will file with the SEC a proxy statement and may file or furnish other documents with the SEC regarding the proposed Transactions.  This communication is not a substitute for the proxy statement or any other document that STFC may file with the SEC.  The definitive proxy statement of STFC will be mailed to the shareholders of STFC.  INVESTORS IN AND SECURITY HOLDERS OF STFC ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH OR FURNISHED TO OR WILL BE FILED WITH OR WILL BE FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS.  Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by STFC through the web site maintained by the SEC at www.sec.gov or by contacting STFC’s investor relations department.

Participants in the Solicitation

STFC and its directors and executive officers and SAM may be deemed to be participants in the solicitation of proxies from STFC’s shareholders in connection with the proposed Transactions.  Information regarding STFC’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in STFC’s Annual Report on Form 10-K for the year ended December 31, 2020 and its annual proxy statement filed with the SEC on March 31, 2021.  To the extent holdings of STFC securities by directors or executive officers of STFC have changed since the amounts contained in the annual proxy statement filed with the SEC on March 31, 2021, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  A more complete description will be available in the proxy statement and other materials filed with or furnished to the SEC in connection with the proposed Transactions.  You may obtain free copies of these documents as described in the preceding paragraph filed with or furnished to the SEC because they will contain important information.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger and Combination by and among Liberty Mutual Holding Company Inc., Pymatuning, Inc., Andover, Inc., State Automobile Mutual Insurance Company, and State Auto Financial Corporation, dated as of July 12, 2021

10.1	Form of Stay Bonus Agreement
99.1*	Voting and Support Agreement by and between State Automobile Mutual Insurance Company and Liberty Mutual Holding Company Inc., dated as of July 12, 2021
99.2	Joint Press Release issued by Liberty Mutual Holding Company Inc. and State Auto Financial Corporation, dated July 12, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL)

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of the Regulation S-K.  STFC agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

July 12, 2021	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel

Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER AND COMBINATION

by and among

LIBERTY MUTUAL HOLDING COMPANY INC.,

PYMATUNING, INC.,

ANDOVER, INC.,

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

and

STATE AUTO FINANCIAL CORPORATION

Dated as of July 12, 2021

i

EXHIBITS

Exhibit A	Plan of Reorganization

SCHEDULES

Schedule I	Governmental Consents
Schedule II	Advisory Board Members

v

AGREEMENT AND PLAN OF MERGER AND COMBINATION

This AGREEMENT AND PLAN OF MERGER AND COMBINATION (together with all annexes, letters, schedules and exhibits hereto, this “Agreement”), dated as of July 12, 2021, is made by and among Liberty Mutual Holding Company Inc., a Massachusetts mutual holding company (“LMHC”), Pymatuning, Inc., an Ohio corporation and wholly-owned indirect subsidiary of LMHC (“Merger Sub I”), Andover, Inc., an Ohio corporation and wholly-owned direct subsidiary of LMHC (“Merger Sub II”), State Automobile Mutual Insurance Company, an Ohio mutual insurance company (“SAM”), and State Auto Financial Corporation, an Ohio corporation (“STFC”).

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions set forth herein, SAM proposes to reorganize (in accordance with all applicable provisions of Sections 3913.25 to 3913.38 of the Ohio Revised Code) pursuant to a Plan of Reorganization adopted by the board of directors of SAM (the “SAM Board”), which reorganization shall be effectuated through a merger (pursuant to Section 3913.32(A) and Section 1702.411 of the Ohio Revised Code and Section 19T(b)(ii) of Chapter 175 of the Massachusetts General Laws) of Merger Sub II with and into SAM, with SAM surviving such merger as an Ohio domiciled reorganized stock insurance subsidiary of LMHC (SAM, as so reorganized, “Reorganized SAM”) and LMHC granting Equity Rights in LMHC to each SAM Member upon the extinguishment of such SAM Member’s Equity Rights in SAM at the effective time of such merger (the foregoing components of one simultaneous transaction, collectively, the “SAM Transaction”);

WHEREAS, (a) as a result of the SAM Transaction, the Equity Rights of the SAM Members in SAM shall be extinguished in exchange for Equity Rights in LMHC and (b) SAM, Merger Sub II and LMHC intend that the SAM Transaction qualify, for U.S. federal income Tax purposes, as reorganizations under Section 368(a) of the Code, and that this Agreement is hereby adopted as a plan of reorganization for purposes of the Code;

WHEREAS, simultaneously with the consummation of the SAM Transaction, the parties intend for LMHC to effect the acquisition of STFC through the merger of Merger Sub I with and into STFC (the “STFC Merger,” and together with the SAM Transaction, the “Transactions”), with STFC surviving the STFC Merger as the surviving corporation, in accordance with Chapter 1701 of the Ohio Revised Code (the “OGCL”);

WHEREAS, the board of directors of LMHC has unanimously (a) determined that this Agreement, the Transactions and the other transactions contemplated by this Agreement are fair and in the best interests of LMHC and its members and (b) approved this Agreement, the Transactions and the other transactions contemplated by this Agreement;

WHEREAS, the board of directors of Merger Sub I has unanimously (a) determined that this Agreement, the STFC Merger and the other transactions contemplated by this Agreement are fair and in the best interests of Merger Sub I and its sole shareholder, (b) approved this Agreement, the STFC Merger and the other transactions contemplated by this Agreement and (c) resolved to recommend the adoption of this Agreement by the sole shareholder of Merger Sub I, and Liberty Mutual Group Inc., as the sole shareholder of Merger Sub I, has adopted this Agreement;

WHEREAS, the board of directors of Merger Sub II has unanimously (a) determined that this Agreement, the SAM Transaction and the other transactions contemplated by this Agreement are fair and in the best interests of Merger Sub II and its sole shareholder, (b) approved this Agreement, the SAM Transaction and the other transactions contemplated by this Agreement and (c) resolved to recommend the adoption of this Agreement by the sole shareholder of Merger Sub II, and LMHC, as the sole shareholder of Merger Sub II, has adopted this Agreement;

WHEREAS, the SAM Board, upon the unanimous recommendation of a special committee of the SAM Board (the “SAM Special Committee”), has unanimously (a) determined that this Agreement, the Plan of Reorganization (including the Amended Organizational Documents annexed thereto), the SAM Transaction and the other transactions contemplated by this Agreement are in the best interests of SAM and fair and equitable to the SAM Members, (b) approved this Agreement, the SAM Transaction and the other transactions contemplated by this Agreement, (c) adopted the Plan of Reorganization and the Amended Organizational Documents, (d) directed that the approval of the Plan of Reorganization and the Amended Organizational Documents be submitted to a vote of the SAM Members at the SAM Members Meeting and (e) resolved to recommend the approval of the Plan of Reorganization and the Amended Organizational Documents by the SAM Members;

WHEREAS, the board of directors of STFC (the “STFC Board”), upon the unanimous recommendation of a special committee of the STFC Board (the “STFC Special Committee”), has unanimously (a) determined that this Agreement, the STFC Merger and the other transactions contemplated by this Agreement are fair and in the best interests of the shareholders of STFC (the “STFC Shareholders”), (b) approved this Agreement, (c) directed that the adoption of this Agreement be submitted to a vote of the STFC Shareholders at the STFC Shareholders Meeting and (d) resolved to recommend the adoption of this Agreement by the STFC Shareholders; and

WHEREAS, promptly following the execution of this Agreement, SAM shall enter into a Voting and Support Agreement with LMHC (the “Voting Agreement”).

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.01    Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

“Action” means any demand, litigation, investigation, subpoena, audit, hearing, legal or administrative proceeding (including civil, criminal, regulatory, administrative or otherwise), suit, arbitration or action by or before a Governmental Authority.

“Adverse Recommendation Change” has the meaning set forth in Section 7.08(c).

“Advisory Board” has the meaning set forth in Section 7.19(b).

“Advisory Board Term” has the meaning set forth in Section 7.19(b).

“Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Affordable Care Act” means the Affordable Care Act, as defined in Treasury Regulation section 54.4980H-1(a)(3).

“Agreement” has the meaning set forth in the Preamble.

“Amended Articles of Incorporation” has the meaning set forth in Section 2.04(a).

“Amended Organizational Documents” has the meaning set forth in Section 7.04.

“Attorney General” has the meaning set forth in Section 2.04(a).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.02.

“Book-Entry Share” means each entry in the books of STFC (or its transfer agent) representing uncertificated Eligible Shares.

“Burdensome Condition” has the meaning set forth in Section 7.03(d).

“Business Day” means any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in New York, New York, Boston, Massachusetts or Columbus, Ohio are required by Law to be closed, except that banking institutions will not be deemed to be required to be closed if such banking institutions’ electronic funds transfer systems (including wire transfers) are open for use by customers on such day or (c) a day on which the principal office of the SEC in Washington D.C. is not open to accept filings.

“Cancelled Shares” has the meaning set forth in Section 3.01(c).

“CARES Act” means (a) the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), and (b) Division N – Additional Coronavirus Response and Relief of the Consolidated Appropriations Act, 2021 (H.R. 133), as applicable.

“Certificate” means each certificate representing one or more Eligible Shares.

“Chosen Courts” has the meaning set forth in Section 10.08.

“Closing” has the meaning set forth in Section 2.03.

“Closing Date” has the meaning set forth in Section 2.03.

“COBRA” has the meaning set forth in Section 4.17(f).

“Code” means the Internal Revenue Code of 1986.

“Confidentiality Agreement” means the Confidentiality Agreement, effective as of September 10, 2020, by and between LMHC, SAM and STFC.

“Contract” means any legally binding contract, subcontract, agreement, lease, license, sublicense, note, bond, loan, mortgage, indenture, arrangement, consent, settlement, concession, conditional sales contract, purchase order, sales order, delivery order, task order, understanding, franchise, commitment or other instrument or obligation, in each case, whether written or oral.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“Data Room” has the meaning set forth in Section 1.02(b).

“Dissenting Shares” has the meaning set forth in Section 3.03(a).

“Effect” means any event, occurrence, fact, condition, change, development, circumstance or effect.

“Effective Time” has the meaning set forth in Section 2.04(b).

“Eligible Share” means each Share issued and outstanding immediately prior to the Effective Time other than the Excluded Shares.

“Environmental Laws” means any Laws concerning (a) pollution or protection of the environment, natural resources or human health and safety as it relates to any Hazardous Substance or (b) the generation, manufacture, processing, distribution, handling, use, storage, treatment, transportation, disposal, release or threatened release of or exposure to any Hazardous Substance, but excluding, for the avoidance of doubt, any Law specifically concerning products liability.

“Equity Rights” means uncertificated rights in a mutual insurance company or mutual holding company, as applicable, conferred by law, including (a) the right to vote for the election of directors at annual meetings of such mutual insurance company or mutual holding company, as applicable, (b) the right to share in any distribution of, or to receive consideration based upon, the value of such mutual insurance company or mutual holding company, as applicable, in liquidation, dissolution or otherwise under the Organizational Documents of such mutual insurance company or mutual holding company, as applicable, or otherwise as provided by Law, (c) the right to dividends as, if and when determined by the board of directors of such mutual insurance company or mutual holding company, as applicable and (d) the right to participate in a demutualization of such mutual insurance company or mutual holding company, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to a Person, any Person, whether or not incorporated, that together with such Person is treated as a single employer for purposes of Section 4001(b)(1) of ERISA or under Section 414 of the Code.

“ESPP” has the meaning set forth in Section 3.02(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Fund” has the meaning set forth in Section 3.05.

“Excluded Shares” means, collectively, the SAM Owned Shares, the Cancelled Shares and the Dissenting Shares.

“Executive Change of Control Agreements” means the agreements set forth in Section 1.01(a) of the STFC Disclosure Letter.

“Families First Act” means the Families First Coronavirus Response Act, (Pub. L. No. 116-127).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any (a) federal, national, state, provincial or local, whether domestic or foreign, government, any department or agency thereof or any court of competent jurisdiction, administrative agency or commission or other governmental, regulatory or licensing authority, bureau, board, judicial or arbitral body, arbitrator, department, political subdivision, tribunal or instrumentality, whether domestic, foreign or supranational or any self-regulated organization or (b) other non-governmental regulatory authority or quasi-governmental authority or government sponsored enterprise (to the extent that the rules, regulations or orders of such organizations have the force of Law).

“Governmental Consents” means the consents, approvals, authorizations, waivers, filings or notifications set forth in Schedule I.

“Hazardous Substance” means (a) any substance, material or waste that is listed, defined, regulated, classified or otherwise characterized as “hazardous,” “toxic,” “radioactive,” “pollutant” or “contaminant” or terms of similar meaning or effect under any Environmental Law and (b) petroleum or its by-products, asbestos, polychlorinated biphenyls, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), radon, mold, fungi and related precursors and breakdown products.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“In Force” means, with respect to a Policy, as of any date of determination, such Policy has been issued, and not cancelled, lapsed or expired, as of such date of determination.

“Indebtedness” has the meaning set forth in Section 7.01(a)(ix).

“Indemnified Party” has the meaning set forth in Section 7.12(a).

“Information Statement and Related Materials” has the meaning set forth in Section 7.04.

“Insurance Laws” means all Laws applicable to the business of insurance or the regulation of insurance companies.

“Insurance Regulators” means all Governmental Authorities regulating the business of insurance.

“Intellectual Property” means, collectively, all intellectual property and proprietary rights in any jurisdiction throughout the world, including all registered and unregistered (a) trademarks, trade names, trade name rights, trade dress, service marks, assumed names, brand names, business names, corporate names, logos, slogans, Internet domain names any other indicia of source or origin and all applications to register any of the foregoing, together with the goodwill associated with each of the foregoing, (b) copyrights and copyrightable works, (c) patents, patent applications and inventions, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights, (d) confidential and proprietary information, including trade secrets, ideas, know-how, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, layouts, designs, processes, formulae, models, methodologies and technology, (e) rights in Software, and (f) all other similar intellectual property or proprietary rights, whether registered or unregistered.

“Intervening Event” means a material Effect relating to STFC and its Subsidiaries, taken as a whole, (a) that was not known to the STFC Board prior to the execution of this Agreement, (b) is not reasonably foreseeable by the STFC Board as of the date of this Agreement and (c) first arises or occurs after the execution and delivery of this Agreement and prior to obtaining the STFC Shareholder Approval; provided, however, no Effect arising out of or resulting from any of the following shall be deemed, either alone or in combination, to constitute, or be taken into account in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of a Takeover Proposal or any inquiry relating thereto, (ii) changes within or affecting the property and casualty insurance industry or the United States economy or financial market, business, financial, political, credit or capital market conditions, including interest or exchange rates, generally, (iii) changes in or adoption of any applicable Laws or applicable accounting regulations or principles (including changes in GAAP or in SAP), (iv) the execution and delivery, announcement, pendency or consummation of the Transactions (including the identity of LMHC or any of its Affiliates), (v) STFC exceeding any internal or published projections, forecasts, estimates or predictions in respect of revenues, premiums written, earnings or other financial or operating metrics for any period, (vi) any change, or announcement of a potential change, in STFC’s credit, financial strength, or claims paying ratings or the ratings of any of STFC’s business and (vii) any change in the market price or trading volume of the Shares.

“IRS” means the Internal Revenue Service.

“Knowledge” or any similar phrase means, with respect to (a) STFC, the actual knowledge of the natural Persons set forth in Section 1.01(b) of the STFC Disclosure Letter, following reasonable inquiry, (b) SAM, the actual knowledge of the natural Persons set forth in Section 1.01 of the SAM Disclosure Letter, following reasonable inquiry and (c) LMHC, the actual knowledge of the natural Persons set forth in Section 1.01 of the LMHC Disclosure Letter, following reasonable inquiry.

“Law” means any federal, national, state, provincial or local, whether domestic or foreign, law, statute, constitution, principle of common law, ordinance, code, standard, rule, regulation, regulatory interpretation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority or any Order.

“Liability” means any liability, debt, guarantee, expense, commitment, obligation, deficiency, interest, Tax, penalty, fine, claim, demand, judgment, cause of action or other loss (including loss of benefit or relief), cost or expense, of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due and regardless of when asserted, including those arising under any Law, Action or Contract.

“Lien” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“LMHC” has the meaning set forth in the Preamble.

“LMHC Disclosure Letter” means the confidential disclosure letter delivered to STFC and SAM by LMHC prior to or concurrently with the execution of this Agreement.

“LMHC Existing Reorganized Insurers” means Liberty Mutual Insurance Company, a Massachusetts domiciled reorganized stock insurance company and wholly-owned indirect subsidiary of LMHC, Liberty Mutual Fire Insurance Company, a Wisconsin domiciled reorganized stock insurance company and wholly-owned indirect subsidiary of LMHC, Employers Mutual of Wausau, a Wisconsin domiciled reorganized stock insurance company and wholly-owned indirect subsidiary of LMHC, and Liberty Mutual Personal Insurance Company, a New Hampshire domiciled reorganized stock insurance company and wholly-owned indirect subsidiary of LMHC.

“LMHC Financial Statements” has the meaning set forth in Section 6.06.

“LMHC Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, would or would reasonably be expected to prevent or materially delay or materially impair the ability of LMHC to perform its obligations under this Agreement.

“LMHC Member” means a Person appearing as the named insured on a Policy (or as principal if the Policy is a surety bond or obligation) issued by an LMHC Existing Reorganized Insurer (or, from and after the Effective Time, Reorganized SAM), based on the records of such LMHC Existing Reorganized Insurer (or based on Reorganized SAM’s records from and after the Effective Time).

“LMHC Reorganized Insurers” means the LMHC Existing Reorganized Insurers, and, from and after the consummation of the SAM Transaction at Effective Time, Reorganized SAM.

“LMHC Statutory Statements” has the meaning set forth in Section 6.13(a).

“Maximum Premium” has the meaning set forth in Section 7.12(b).

“Measurement Date” has the meaning set forth in Section 5.03(a).

“Merger Consideration” has the meaning set forth in Section 3.01(a).

“Merger Sub I” has the meaning set forth in the Preamble.

“Merger Sub II” has the meaning set forth in the Preamble.

“Merger Subs” means Merger Sub I and Merger Sub II.

“Modified Fee” has the meaning set forth in Section 9.02(d).

“MSPP” has the meaning set forth in Section 3.02(c).

“Multiemployer Plan” has the meaning set forth in Section 4.17(c).

“New Plans” has the meaning set forth in Section 7.11(b).

“OGCL” has the meaning set forth in the Recitals.

“Old Plans” has the meaning set forth in Section 7.11(b).

“Order” means any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, stipulation, ruling, determination, decision or verdict, whether civil, criminal or administrative, in each case, that is entered, issued, made or rendered by any Governmental Authority.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or code of regulation or limited partnership or limited liability company, and any joint venture, limited liability company, operating, shareholders or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws of such Person relating to the organization or governance of such Person.

“OTIP” has the meaning set forth in Section 7.11(f).

“Outside Termination Date” has the meaning set forth in Section 9.01(g).

“Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order, directive, guideline or recommendation by any Governmental Authority, in each case, in connection with or in response to COVID-19 or any other pandemic or epidemic.

“Paying Agent” has the meaning set forth in Section 3.05.

“Payroll Tax Executive Order” means any U.S. presidential memorandum, executive order or similar pronouncement permitting or requiring the deferral of any payroll Taxes (including those imposed by Section 3101(a) and 3201 of the Code).

“PBGC” means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA.

“Performance-Based STFC RSA” has the meaning set forth in Section 3.02(a)(i).

“Performance-Based STFC RSU” has the meaning set forth in Section 3.02(a)(ii).

“Permit” means any authorization, license, permit, certificate, approval or order of any Governmental Authority.

“Permitted Accounting Practice” means, with respect to any insurance or reinsurance company, all accounting practices that depart from the National Association of Insurance Commissioners’ Accounting Practices and Procedures Manual, as adopted by the Insurance Regulator charged with the supervision of insurance companies in the jurisdiction and domicile of such insurance or reinsurance company.

“Permitted Investments” has the meaning set forth in Section 3.05.

“Permitted Liens” means (a) statutory Liens for Taxes or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith (provided that all applicable reserves required pursuant to GAAP and SAP, as applicable, have been made in respect thereof), (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided that all applicable reserves required pursuant to GAAP and SAP, as applicable, have been made in respect thereof), (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Authorities having jurisdiction over such Person’s owned or leased real property, in each case, that are not violated in any material respect by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property that do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (e) any right of way or easement related to public roads and highways and (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation.

“Person” means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, group (as defined under Section 13 of the Exchange Act), estate, association, entity, unincorporated organization or Governmental Authority or other legal entity of any kind or nature and any permitted successors or assigns of such person.

“Personal Data” means all data and information about one or more individuals, including any of SAM’s or any of STFC’s Employees, other personnel, agents, officers, directors, contractors, customers, potential and prospective customers, policyholders, claimants, brokers, agents, suppliers or other Persons, that is personally identifying (i.e., data that directly or indirectly identifies, describes, or can be associated with or reasonably linked to an individual, device or a household) or similar terms under applicable Privacy and Data Security Laws.

“Plan of Reorganization” means the plan of reorganization of SAM attached hereto as Exhibit A, including any amendments thereof adopted by the SAM Board and, as applicable, the SAM Members after the date hereof in accordance with applicable Law and the terms and conditions of this Agreement, together with all exhibits and schedules thereto.

“Policy” means, as applicable, each insurance policy or Contract of insurance (other than a reinsurance contract), including any fidelity bond or any surety bond, issued by SAM or an LMHC Reorganized Insurer.

“Post-Closing Bonus” has the meaning set forth in Section 7.11(f).

“Post-Closing Period” has the meaning set forth in Section 7.11(f).

“Pre-Closing Bonus” has the meaning set forth in Section 7.11(f).

“Pre-Closing Period” has the meaning set forth in Section 7.11(f).

“Privacy Agreements” means all Contracts (or portions thereof) to which SAM or STFC is a party pursuant to which such Person Processes Personal Data.

“Privacy and Data Security Laws” means (a) all applicable Laws pertaining to privacy, data security, cybersecurity, data breach notification, electronic communications, electronic marketing or the Processing of Personal Data, including the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act, the California Consumer Privacy Act, The Telephone Consumer Protection Act, and the NYDFS Cybersecurity Regulation, 23 NYCRR 500 et seq., and, in each case, the rules and regulations implemented thereunder, (b) as may be applicable, the PCI Security Standards Council’s Payment Card Industry Data Security Standard (PCI-DSS) and all other applicable security rules, regulations and requirements promulgated by the PCI Security Standards Council, by any member thereof or by any entity that functions as a card brand, card association, card network, payment processor, acquiring bank, merchant bank or issuing bank and (c) all applicable industry guidelines and self-regulatory programs that are binding on SAM or STFC applicable to data security and the Processing of Personal Data.

“Privacy and Data Security Policies” means a SAM, STFC or their respective Affiliates’ policies relating to Processing of Personal Data (including any that may be required under the applicable Privacy and Data Security Laws), including any publicly posted website privacy policy, notice given at or before the point of collection of Personal Data, annual privacy notice, consent, and subject access rights notice and process, and an information security program that includes appropriate written information security policies.

“Processing” means, with respect to data, the use, collection, access, use, processing, storage, recording, organization, adaptation, alteration, transfer, retrieval, consultation, disclosure, dissemination, combination, deletion or destruction of such data.

“Protection Period” has the meaning set forth in Section 7.11(a).

“Proxy Statement” means a definitive proxy statement, and any amendment or supplement thereto, relating to the STFC Merger and this Agreement to be mailed to STFC Shareholders in connection with the STFC Shareholders Meeting.

“Reorganized SAM” has the meaning set forth in the Recitals.

“Representatives” means directors, officers, employees, auditors, accountants, attorneys and financial advisors and other agents or advisors.

“Restraint” has the meaning set forth in Section 8.01(d).

“SAM” has the meaning set forth in the Preamble.

“SAM Assumed Claims” has the meaning set forth in Section 4.12(c).

“SAM Assumed Reinsurance Contracts” has the meaning set forth in Section 4.12(a).

“SAM Benefit Plan” means each compensation or benefit plan, program, scheme, policy, practice, contract, agreement or other arrangement, including any “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), and any bonus, incentive, deferred compensation, vacation, stock purchase, stock bonus, stock option, stock appreciation rights, stock-based rights, medical, dental, vision, profit sharing, insurance, indemnity, employee counseling, employee assistance, wellness, legal services, retirement, supplemental retirement, severance, retention, termination, employment, consulting, change-of-control or fringe benefit plan, program, agreement or arrangement (other than any such arrangement to which SAM or any of its Subsidiaries contributes or has an obligation to contribute pursuant to applicable Law that is sponsored or maintained by a Governmental Authority), whether or not in writing and whether or not funded, in each case, that is sponsored, maintained or contributed to by SAM or any of its Subsidiaries for the benefit of any current or former officer, employee, individual independent contractor or director (or their respective beneficiaries) of SAM, STFC or any of their respective Subsidiaries or with respect to which SAM or any of its Subsidiaries has any Liability.

“SAM Board” has the meaning set forth in the Recitals.

“SAM Ceded Claims” has the meaning set forth in Section 4.12(c).

“SAM Ceded Reinsurance Contracts” has the meaning set forth in Section 4.12(a).

“SAM Certificate of Merger” means the certificate of merger with respect to the merger of SAM with and into Merger Sub II, with SAM surviving such merger, containing the provisions required by, and executed in accordance with, the Ohio Revised Code.

“SAM Disclosure Letter” means the confidential disclosure letter delivered to LMHC prior to or concurrently with the execution of this Agreement.

“SAM Group Material Adverse Effect” means a STFC Material Adverse Effect, except that, for this purpose, (a) each reference to STFC in the definition of “STFC Material Adverse Effect” shall be deemed replaced with a reference to SAM, other than in clauses (viii), (ix) and (b) of the definition of “STFC Material Adverse Effect,” (b) the reference to STFC in clause (viii) and (b) of the definition of “STFC Material Adverse Effect” shall be deemed replaced with “SAM or STFC” and (c) the term “Subsidiary” in the definition of STFC Material Adverse Effect shall be read without giving effect to the proviso in the definition of “Subsidiary.”

“SAM Insurance Company” means SAM and each Subsidiary (without giving effect to the proviso of the definition thereof) of SAM that conducts the business of insurance.

“SAM Insurance Contract” means any insurance policy or Contract of insurance issued by a SAM Insurance Company, together with all supplements, endorsements, amendments, riders and ancillary agreements in connection therewith.

“SAM Investment Assets” has the meaning set forth in Section 4.14(a).

“SAM Leased Real Property” has the meaning set forth in Section 4.21(b).

“SAM Leases” has the meaning set forth in Section 4.21(b).

“SAM Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, (a) has had or would be reasonably expected to have a material adverse effect on the business, financial condition, assets and Liabilities (considered together), operations or results of operations of SAM and its Subsidiaries, taken as a whole or (b) would or would reasonably be expected to prevent or materially delay or materially impair the ability of SAM to perform its obligations under this Agreement; provided, however, that, in the case of clause (a), no Effect arising out of or resulting from any of the following shall be deemed, either alone or in combination, to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a SAM Material Adverse Effect: (i) changes within or affecting the property and casualty insurance industry or the United States economy or financial market, business, financial, political, credit or capital market conditions, including interest or exchange rates, generally, (ii) changes in or adoption of any applicable Laws or applicable accounting regulations or principles (including changes in GAAP or in SAP), (iii) changes in geopolitical conditions, the outbreak or escalation of war, hostilities (including any widespread computer virus or other disruption to internet services), military action, sabotage, acts of civil unrest or acts of terrorism, (iv) any hurricane, tornado, flood, earthquake or other natural or man-made disaster or other acts of God, (v) epidemics, pandemics (including COVID-19) or public health emergencies or any Pandemic Measures, (vi) the execution and delivery, announcement, pendency or consummation of the Transactions (including the identity of LMHC or any of its Affiliates) (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery, announcement, pendency or consummation of this Agreement), (vii) actions taken or omitted to be taken (A) at the express written request of LMHC or (B) as required or specifically permitted by this Agreement, (viii) any failure, in and of itself, by SAM to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, premiums written, earnings, or other financial or operating metrics for any period (it being understood that the Effect giving rise to or contributing to such failure may be deemed to constitute a SAM Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso), and (ix) any change, or announcement of a potential change, in and of itself, in SAM’s credit, financial strength, or claims paying ratings or the ratings of any of SAM’s businesses (it being understood that the Effect giving rise to or contributing to such change or announcement may be deemed to constitute a SAM Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); provided, further, however, that in the cases of clauses (i), (ii), (iii), (iv) and (v), to the extent such Effect has a disproportionate adverse effect on SAM and its Subsidiaries, taken as a whole, relative to others in the industries in which SAM and its Subsidiaries operate (in which case only the incremental disproportionate adverse effect will be taken into account in determining whether there has been or would reasonably be expected to be a SAM Material Adverse Effect).

“SAM Material Contract” has the meaning set forth in Section 4.08(a).

“SAM Member Approval” means the affirmative vote of at least a majority of the votes cast by SAM Members at the SAM Members Meeting in favor of approval of the Plan of Reorganization and the Amended Organizational Documents, in each case, in accordance with the requirements of Section 3913.27 of the Ohio Revised Code.

“SAM Members” means, as of any date of determination, each natural person, group of natural persons, association, corporation, partnership or other entity named as the insured under a Policy issued by SAM that is In Force as of such date of determination.

“SAM Members Meeting” means the meeting of the SAM Members to be held in connection with approval of the Plan of Reorganization and the adoption of the Amended Organizational Documents, including any adjournment or postponement thereof.

“SAM Owned Real Property” has the meaning set forth in Section 4.21(a).

“SAM Owned Shares” has the meaning set forth in Section 3.01(b).

“SAM Permits” means all Permits necessary for the lawful conduct of the businesses of SAM and its Subsidiaries as currently conducted.

“SAM Producers” means the agents, general agents, managing general agents, subagents, brokers, wholesale brokers, producers or other Persons who sell SAM Insurance Contracts.

“SAM Recommendation” has the meaning set forth in Section 7.06.

“SAM Reinsurance Contracts” has the meaning set forth in Section 4.12(a).

“SAM Special Committee” has the meaning set forth in the Recitals.

“SAM Statutory Statements” has the meaning set forth in Section 4.10(a).

“SAM Subsidiary Share Rights” means any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by SAM or any Subsidiary of SAM obligating SAM or any of its Subsidiaries to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, any Subsidiary of SAM.

“SAM Transaction” has the meaning set forth in the Recitals.

“SAM/STFC Related Parties” has the meaning set forth in Section 9.02(e).

“SAP” means, as to any insurance or reinsurance company, the statutory accounting practices generally prescribed or permitted by the applicable Insurance Regulator of the jurisdiction in which such insurance company is domiciled, excluding (for the avoidance of doubt) any Permitted Accounting Practices.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Clearance” has the meaning set forth in Section 7.05.

“Securities Act” means the Securities Act of 1933.

“Shares” means the shares of STFC’s common stock, no par value per share.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, schematics, flow charts and other work product used to design, plan, organize and develop any of the foregoing and (d) all documentation, user manuals and training materials, relating to any of the foregoing.

“STFC” has the meaning set forth in the Preamble.

“STFC 10-K” means STFC Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

“STFC Articles of Incorporation” means the Amended and Restated Articles of Incorporation of STFC as in effect as of the date hereof.

“STFC Assumed Claims” has the meaning set forth in Section 5.14(c).

“STFC Assumed Reinsurance Contracts” has the meaning set forth in Section 5.14(a).

“STFC Balance Sheet” means the consolidated balance sheet of STFC as of December 31, 2020, together with the footnotes thereto, in each case as set forth in the STFC 10-K.

“STFC Benefit Plan” means each compensation or benefit plan, program, scheme, policy, practice, contract, agreement or other arrangement, including any “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), and any bonus, incentive, deferred compensation, vacation, stock purchase, stock bonus, stock option, stock appreciation rights, stock-based rights, medical, dental, vision, profit sharing, insurance, indemnity, employee counseling, employee assistance, wellness, legal services, retirement, supplemental retirement, severance, retention, termination, employment, consulting, change-of-control or fringe benefit plan, program, agreement or arrangement (other than any such arrangement to which STFC or any of its Subsidiaries contributes or has an obligation to contribute pursuant to applicable Law that is sponsored or maintained by a Governmental Authority), whether or not in writing and whether or not funded, in each case, that is sponsored, maintained or contributed to by STFC or any of its Subsidiaries for the benefit of the current or former any current or former officer, employee, individual independent contractor or director (or their respective beneficiaries) of STFC, SAM or any of their respective Subsidiaries or with respect to which STFC or any of its Subsidiaries has any Liability.

“STFC Board” has the meaning set forth in the Recitals.

“STFC Ceded Claims” has the meaning set forth in Section 5.14(c).

“STFC Ceded Reinsurance Contracts” has the meaning set forth in Section 5.14(a).

“STFC Certificate of Merger” means the certificate of merger with respect to the STFC Merger, containing the provisions required by, and executed in accordance with, the OGCL.

“STFC Code of Regulations” means the Amended and Restated Code of Regulations of STFC as in effect as of the date hereof.

“STFC Disclosure Letter” means the confidential disclosure letter delivered to LMHC prior to or concurrently with the execution of this Agreement.

“STFC Employee” has the meaning set forth in Section 7.11(a).

“STFC Equity Awards” means, collectively, the STFC RSAs, STFC RSUs, STFC Stock Options and STFC PAUs.

“STFC Equity Plans” means, collectively, the STFC 2017 Long-Term Incentive Plan, the STFC 2009 Equity Incentive Compensation Plan, as amended on May 6, 2011, May 15, 2013, November 14, 2014 and August 2, 2016, the STFC Amended and Restated Equity Incentive Compensation Plan, as amended on August 15, 2008, and the STFC Outside Directors Restricted Share Unit Plan.

“STFC Financial Statements” means all of the audited annual and unaudited interim financial statements of STFC and its Subsidiaries included in the STFC Reports.

“STFC Insurance Company” means each Subsidiary of STFC that conducts the business of insurance.

“STFC Insurance Contract” means any insurance policy or Contract issued by a STFC Insurance Company, together with all supplements, endorsements, riders and ancillary agreements in connection therewith.

“STFC Investment Assets” has the meaning set forth in Section 5.16(a).

“STFC Leased Real Property” has the meaning set forth in Section 5.23(b).

“STFC Leases” has the meaning set forth in Section 5.23(b).

“STFC Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, (a) has had or would be reasonably expected to have a material adverse effect on the business, financial condition, assets and Liabilities (considered together), operations or results of operations of STFC and its Subsidiaries, taken as a whole or (b) would or would reasonably be expected to prevent or materially delay or materially impair the ability of STFC to perform its obligations under this Agreement; provided, however, that, in the case of clause (a), no Effect arising out of or resulting from any of the following shall be deemed, either alone or in combination, to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a STFC Material Adverse Effect: (i) changes within or affecting the property and casualty insurance industry or the United States economy or financial market, business, financial, political, credit or capital market conditions, including interest or exchange rates, generally, (ii) changes in or adoption of any applicable Laws or applicable accounting regulations or principles (including changes in GAAP or in SAP), (iii) changes in geopolitical conditions, the outbreak or escalation of war, hostilities (including any widespread computer virus or other disruption to internet services), military action, sabotage, acts of civil unrest or acts of terrorism, (iv) any hurricane, tornado, flood, earthquake or other natural or man-made disaster or other acts of God, (v) epidemics, pandemics (including COVID-19) or public health emergencies or any Pandemic Measures, (vi) the execution and delivery, announcement, pendency or consummation of the Transactions (including the identity of LMHC or any of its Affiliates) (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery, announcement, pendency or consummation of this Agreement), (vii) actions taken or omitted to be taken (A) at the express written request of LMHC or (B) as required or specifically permitted by this Agreement, (viii) any failure, in and of itself, by STFC to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, premiums written, earnings, or other financial or operating metrics for any period (it being understood that the Effect giving rise to or contributing to such failure may be deemed to constitute a STFC Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso), (ix) any change, or announcement of a potential change, in and of itself, in STFC’s credit, financial strength, or claims paying ratings or the ratings of any of STFC’s businesses (it being understood that the Effect giving rise to or contributing to such change or announcement may be deemed to constitute a STFC Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso), and (x) any change, in and of itself, in the market price or trading volume of the Shares (it being understood that the Effect giving rise to or contributing to such change may be deemed to constitute a STFC Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); provided, further, however, that in the cases of clauses (i), (ii), (iii), (iv) and (v), to the extent such Effect has a disproportionate adverse effect on STFC and its Subsidiaries, taken as a whole, relative to others in the industries in which STFC and its Subsidiaries operate (in which case only the incremental disproportionate adverse effect will be taken into account in determining whether there has been or would reasonably be expected to be a STFC Material Adverse Effect).

“STFC Material Contract” has the meaning set forth in Section 5.10(a).

“STFC Merger” has the meaning set forth in the Recitals.

“STFC PAU” means a cash-based performance award unit that is not denominated with a Share.

“STFC Permits” means all Permits necessary for the lawful conduct of the businesses of STFC and its Subsidiaries as currently conducted.

“STFC Producers” means the agents, general agents, managing general agents, subagents, brokers, wholesale brokers, producers or other Persons who sell the STFC Insurance Contracts.

“STFC Recommendation” has the meaning set forth in Section 7.07.

“STFC Reinsurance Contracts” has the meaning set forth in Section 5.14(a).

“STFC Reports” means the reports, forms, statements, certifications and documents required to be filed with or furnished to the SEC by STFC pursuant to the Exchange Act or the Securities Act since December 31, 2018, and publicly filed or furnished, including publicly filed or furnished notes, exhibits, financial statements and schedules thereto and all publicly filed or furnished other information incorporated therein by reference and any publicly filed or furnished amendments and supplements thereto and those forms, statements, certifications, reports and documents publicly filed with or furnished to the SEC by STFC subsequent to the date of this Agreement, including publicly filed or furnished notes, exhibits and schedules thereto and all publicly filed or furnished other information incorporated by reference and any publicly filed or furnished amendments and supplements thereto.

“STFC RSA” means each Share that is subject to a risk of forfeiture.

“STFC RSU” means a restricted stock unit in respect of a Share, including deferred stock units and performance units (but not STFC PAUs).

“STFC Share Rights” shall mean any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating STFC to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, STFC.

“STFC Shareholder Approval” means the affirmative vote of the holders of at least a majority of the Shares entitled to vote in favor of adoption of this Agreement.

“STFC Shareholders” has the meaning set forth in the Recitals.

“STFC Shareholders Meeting” means the meeting of the STFC Shareholders to be held in connection with the STFC Merger, including any adjournment or postponement thereof.

“STFC Special Committee” has the meaning set forth in the Recitals.

“STFC Statutory Statements” has the meaning set forth in Section 5.12(a).

“STFC Stock Options” means an option to purchase Shares.

“STFC Subsidiary Share Rights” means any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by STFC or any Subsidiary of STFC obligating STFC or any of its Subsidiaries to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, any Subsidiary of STFC.

“Subsidiary” means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity (or any other form of voting equity interest in the case of a Person that is not a corporation) or more than 50% of the ordinary voting power are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party; provided, however, that solely for purposes of this Agreement but except as otherwise provided herein, STFC and its Subsidiaries shall not be deemed to be a Subsidiary of SAM (it being understood that this proviso does not apply when referring to periods after the consummation of the Closing).  For the avoidance of doubt, Patrons Mutual Insurance Company of Connecticut is, and shall be treated for all purposes hereunder as, a Subsidiary of SAM.

“Superintendent” means the Superintendent of the Ohio Department of Insurance.

“Superior Proposal” means an unsolicited, bona fide, written Takeover Proposal that did not result from a breach of Section 7.08 and that the STFC Board shall have determined in good faith, after consultation with its financial advisor and outside counsel, taking into account all financial, legal, regulatory and other such aspects of such Takeover Proposal (including any termination fee, expense reimbursement provisions, conditions to consummation, financing terms and the identity of the Person making such Takeover Proposal) and this Agreement, is (a) reasonably likely to be consummated in accordance with its terms if accepted and (b) more favorable to the STFC Shareholders (solely in their capacities as such) from a financial point of view than the STFC Merger; provided that for the purposes of the definition of “Superior Proposal,” all references in the term Takeover Proposal to “15% or more” shall be deemed to be references to “more than 50%.”

“Surviving Corporation” has the meaning set forth in Section 2.02.

“Takeover Proposal” means any submission, announcement, proposal, offer or inquiry from any Third Party relating to (a) any direct or indirect acquisition or purchase (including through indemnity or assumption reinsurance, insurance business transfer, division, retrocession, combination, joint venture, share issuance or other strategic transaction), in a single transaction or a series of similar or related transactions, of (i) 15% or more of the issued and outstanding Shares, (ii) 15% or more of the assets (including capital stock of the Subsidiaries (without giving effect to the proviso of the definition thereof) of SAM), net revenue or net income of SAM and its Subsidiaries (without giving effect to the proviso of the definition thereof), taken as a whole, or (iii) 15% or more of the assets (including capital stock of the Subsidiaries of STFC), net revenue or net income of STFC and its Subsidiaries, taken as a whole, (b) any tender offer or exchange offer that, if consummated, would result in any Third Party owning, directly or indirectly, 15% or more of the issued and outstanding Shares, or (c) any merger, consolidation, business combination, reorganization, demutualization, affiliation, recapitalization, liquidation, dissolution, binding share exchange or other transaction (i) involving SAM pursuant to which any Third Party (or the shareholders of any Third Party) would own, directly or indirectly, 15% or more of any class of equity securities of SAM (assuming, for this purpose, that SAM has converted from a mutual insurance company to another entity that has the capacity to issue equity securities) or of the surviving entity in a merger or the resulting direct or indirect parent of SAM or such surviving entity or (ii) involving STFC pursuant to which any Third Party (or the shareholders of any Third Party) would own, directly or indirectly, 15% or more of any class of equity securities of STFC or of the surviving entity in a merger or the resulting direct or indirect parent of STFC or such surviving entity, other than, in each case, the transactions contemplated hereby.

“Takeover Proposal Documentation” means any Contract, letter of intent, memorandum of understanding, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, acquisition agreement, option agreement or other similar agreement relating to a Takeover Proposal (other than a confidentiality agreement referred to in Section 7.08(a)) or requiring SAM or STFC (or that would require STFC) to abandon, terminate or fail to consummate the SAM Transaction, the STFC Merger or any of the other transactions contemplated by this Agreement.

“Tax” means any and all federal, national, state, provincial or local, whether domestic or foreign, income, gross receipts, gains, capital stock, profits, Social Security, unemployment, disability, real or personal property, escheat, unclaimed property, stamp, goods and services, occupation, sales, use, license, franchise, employment, payroll, premium, withholding, value added, alternative or added minimum, ad valorem, transfer, excise or estimated tax, or any other tax, governmental fee or other like assessment or charge in the nature of a tax of any kind whatsoever, together with any interest, penalty or addition thereto.

“Tax Return” means any return, declaration of estimated Tax, claim for refund, report, information return, filing, certificate, bill, document or similar statement or other written information filed with or supplied to, or required to be filed with or supplied to, a Governmental Authority with respect to any Tax, including any supplement, schedule or attachment thereto, and including any amendment thereof.

“Termination Fee” means an amount equal to $70,793,307.

“Third Party” means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than LMHC or any of its Subsidiaries.

“Title IV Plan” means an employee pension benefit plan, within the meaning of Section 3(2)(A) of ERISA, that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

“Transactions” has the meaning set forth in the Recitals.

“Transfer Taxes” means all transfer Taxes (excluding Taxes measured in whole or in part by net income), including sales, use, excise, value-added, goods and services, stock, conveyance, registration, securities transactions, real estate, real estate transfer, transfer, stamp, documentary, notarial, filing, recording, permit, license, authorization and similar Taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges.

“Voting Agreement” has the meaning set forth in the Recitals.

Section 1.02    Interpretation.

(a)          As used throughout this Agreement, references:

(i)          to the Preamble or to the Recitals, Sections, Articles, Exhibits or Schedules are to the Preamble or a Recital, Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise clearly indicated to the contrary;

(ii)         to any Contract (including this Agreement) or Organizational Document are to the Contract or Organizational Document as amended, modified, supplemented or replaced from time to time;

(iii)        to any Law are to such Law as amended, modified, supplemented or replaced from time to time and any rules or regulations promulgated thereunder and to any section of any Law include any successor to such section;

(iv)        to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate or Subsidiary include any successor to such Affiliate or Subsidiary;

(v)         to any “copy” of any Contract or other document or instrument are to a true, complete and correct copy thereof;

(vi)        to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary;

(vii)       to the “date of this Agreement,” “the date hereof” and words of similar import refer to July 12, 2021; and

(viii)      to “this Agreement” includes the Exhibits and Schedules (including the SAM Disclosure Letter, the STFC Disclosure Letter and the LMHC Disclosure Letter) to this Agreement.

(b)          Any documents and agreements which have been posted to the electronic data room hosted by DropBox, Inc. and labeled “Horseshoe Data Room EXTERNAL” (the “Data Room”) prior to 12:00 p.m., New York time on July 10, 2021, shall be deemed to have been “delivered,” “provided,” or “made available” (or any phrase of similar import) to LMHC by SAM and STFC.

(c)          Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  The word “or” need not be disjunctive.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular.  All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(d)          Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty.  Unless otherwise indicated, the word “day” shall be interpreted as a calendar day.  With respect to any determination of any period of time, unless otherwise set forth herein, the word “from” means “from and including” and the word “to” means “to but excluding.”

(e)          The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(f)          References to a “party” hereto means LMHC, Merger Sub I, Merger Sub II, SAM or STFC and references to “parties” hereto means LMHC, Merger Sub I, Merger Sub II, SAM and STFC unless the context otherwise requires.  The representations, warranties, covenants or agreements of Merger Sub II contained herein shall only be in effect after the execution and delivery of the Joinder Agreement.

(g)          References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary.

(h)          The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(i)           No summary of this Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement.

(j)           All capitalized terms used without definition in the Exhibits and Schedules (including the SAM Disclosure Letter, the STFC Disclosure Letter and the LMHC Disclosure Letter) to this Agreement shall have the meanings ascribed to such terms in this Agreement.

(k)          References to “control or “controlled” or words of similar import means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

ARTICLE II

THE TRANSACTIONS

Section 2.01     The SAM Transaction. On or prior to the date hereof, the SAM Board has adopted the Plan of Reorganization.  Upon the terms and subject to the conditions set forth in this Agreement and the Plan of Reorganization, at the Effective Time, SAM shall reorganize into an Ohio domiciled stock insurance company pursuant to all applicable provisions of Sections 3913.25 to 3913.38 of the Ohio Revised Code, and simultaneously therewith, Merger Sub II shall be merged with and into SAM, in accordance with Section 3913.32(A) and Section 1702.411 of the Ohio Revised Code, Section 19T(b)(ii) of Chapter 175 of the Massachusetts General Laws and all other applicable provisions of the Laws of the State of Ohio and the Commonwealth of Massachusetts, whereupon the separate existence of Merger Sub II shall cease and SAM shall continue as Reorganized SAM under the Laws of the State of Ohio under the name “State Automobile Mutual Insurance Company.”

Section 2.02     STFC Merger.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub I shall be merged with and into STFC in accordance with the OGCL, whereupon the separate existence of Merger Sub I shall cease and STFC shall continue as the surviving corporation in the STFC Merger (the “Surviving Corporation”) under the Laws of the State of Ohio.  The STFC Merger shall have the effects provided in this Agreement and as set forth in the applicable provisions, including Section 1701.82, of the OGCL.

Section 2.03     Closing.  Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001 at 10:00 a.m., New York time, on the third (3rd) Business Day following the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature can only be satisfied by action taken at or immediately prior to the Closing, but subject to the satisfaction or waiver of those conditions), remotely via the electronic exchange of documents or at such other place, time and date as LMHC, SAM and STFC may agree in writing.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 2.04     Effective Time.

(a)          As promptly as practicable after receipt of approval of the Plan of Reorganization by the Superintendent, SAM shall submit the amended articles of incorporation of SAM (to be effective for Reorganized SAM) (the “Amended Articles of Incorporation”) to the attorney general of the State of Ohio (the “Attorney General”) for the Attorney General’s examination and approval.  As promptly as practicable after such approval from the Attorney General, the SAM Board shall file the following with the Ohio Secretary of State: (i) a certificate of reorganization, signed by the chairperson of the SAM Board, the president or a vice-president of SAM and the secretary or an assistant secretary of SAM, specifying that the effective time of the SAM Transaction shall be the Effective Time, (ii) the Amended Articles of Incorporation, as adopted by the SAM Members under Section 3913.27 of the Ohio Revised Code, (iii) a statement, signed by the chairperson of the SAM Board, the president or a vice-president of SAM, and the secretary or an assistant secretary of SAM, specifying the manner of the adoption of the Amended Articles of Incorporation and (iv) copies of the approvals obtained from the Superintendent and the Attorney General.  Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, SAM shall file the SAM Certificate of Merger with the Ohio Secretary of State in accordance with the Ohio Revised Code, and such merger shall become effective at the time the SAM Certificate of Merger is duly filed with and accepted by the Ohio Secretary of State, or such later time as is permissible in accordance with the Ohio Revised Code and as agreed by LMHC and SAM and specified in the SAM Certificate of Merger.

(b)          Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, STFC shall file the STFC Certificate of Merger with the Ohio Secretary of State in accordance with the OGCL.  The STFC Merger shall become effective at the time the STFC Certificate of Merger is duly filed with and accepted by the Ohio Secretary of State, or such later time as is permissible in accordance with the OGCL and as agreed by LMHC and STFC and specified in such STFC Certificate of Merger (such time, the “Effective Time”).

Section 2.05     Effects of the SAM Transaction.

(a)          Extinguishment and Replacement of Equity Rights and LMHC Membership.  At the Effective Time, pursuant to the SAM Transaction, (i) (A) the right to vote in the election of directors or at annual or special meetings of SAM, (B) the right to share in any distribution of, or to receive consideration based upon, the surplus of SAM in liquidation, dissolution or otherwise under the articles of incorporation or code of regulations of SAM or otherwise as provided by Law and (C) the right to dividends as, if and when determined by the SAM Board, shall be extinguished, (ii) the SAM Members shall immediately become LMHC Members; provided, however, the rights of any Person as an LMHC Member shall continue only so long as the related Policy remains In Force, (iii) without limitation of the foregoing, holders of Policies of SAM that are In Force at the Effective Time shall, by operation of Law, as of the Effective Time have Equity Rights in LMHC; provided, however, that the rights of a Person as a holder of Equity Rights shall continue only so long as the related Policy remains In Force, and (iv) holders of Policies that are issued or renewed after the Effective Time by Reorganized SAM shall be LMHC Members and holders of Equity Rights in LMHC; provided, however, the rights of a Person as an LMHC Member or as holder of Equity Rights shall continue only so long as the related Policy remains In Force.

(b)          Continued LMHC Ownership.  At all times following consummation of the SAM Transaction, at least fifty one percent (51%) of the issued and outstanding voting stock of Reorganized SAM shall be owned, at all times, directly or indirectly, by LMHC, and at least fifty one percent (51%) of the issued and outstanding voting stock of any intermediate stock holding company shall be owned, at all times, directly or indirectly, by LMHC.

(c)          Organizational Documents.  At the Effective Time, pursuant to the SAM Transaction, the articles of incorporation and code of regulations of Reorganized SAM shall be the Amended Organizational Documents.  Thereafter, the articles of incorporation of Reorganized SAM may be amended in accordance with its terms and as provided by Law and the code of regulations of Reorganized SAM may be amended in accordance with their terms and the articles of incorporation of Reorganized SAM and as provided by Law.

(d)          Directors and Officers of Reorganized SAM.  At the Effective Time, the directors of Merger Sub II shall continue in office as the directors of Reorganized SAM and the officers of SAM shall continue in office as the officers of Reorganized SAM, and such directors and officers shall hold office until successors are duly elected or appointed and qualified in accordance with and subject to applicable Law and the articles of incorporation and code of regulations of Reorganized SAM.

Section 2.06    Effect of the STFC Merger.

(a)          Organizational Documents.  At the Effective Time, pursuant to the STFC Merger, (i) the STFC Articles of Incorporation shall be amended and restated in its entirety to read in in the same form as the articles of incorporation of Merger Sub I in effect immediately prior to the Effective Time (except the references to Merger Sub I’s name shall be replaced by references to STFC and the provisions of the articles of incorporation of Merger Sub I relating to the incorporator of Merger Sub I shall be omitted) and, as so amended, shall be the articles of incorporation of the Surviving Corporation and (ii) the STFC Code of Regulations shall be amended and restated in its entirety to read in in the same form as the code of regulations of Merger Sub I in effect immediately prior to the Effective Time (except the references to Merger Sub I’s name shall be replaced by references to STFC) and, as so amended, shall be the code of regulations of the Surviving Corporation.  Thereafter, the articles of incorporation of the Surviving Corporation may be amended in accordance with its terms and as provided by Law and the code of regulations of the Surviving Corporation may be amended in accordance with their terms and the articles of incorporation of the Surviving Corporation and as provided by Law, in each case, consistent with the obligations set forth in Section 7.12.

(b)          Directors and Officers of the Surviving Corporation.  At the Effective Time, the directors of Merger Sub I shall continue in office as the directors of the Surviving Corporation and the officers of STFC shall continue in office as the officers of the Surviving Corporation, and such directors and officers shall hold office until successors are duly elected or appointed and qualified in accordance with and subject to applicable Law and the articles of incorporation and code of regulations of the Surviving Corporation.

ARTICLE III

EFFECT OF THE STFC MERGER ON SHARES; EXCHANGE OF CERTIFICATES

Section 3.01     Conversion of the Shares.  At the Effective Time, by virtue of the STFC Merger and without any action on the part of the parties or the holders of any of the following securities:

(a)          Each Eligible Share shall be converted automatically into the right to receive, an amount in cash, without interest, equal to $52.00 (the “Merger Consideration”), and shall be automatically cancelled and retired and cease to exist, and each holder of a Certificate representing Shares or Book-Entry Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the terms of this Agreement.

(b)          Each Share that is owned by SAM or by any of STFC’s Subsidiaries (collectively, the “SAM Owned Shares”) shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

(c)          Each Share that is owned by STFC as treasury shares or otherwise and each Share owned by LMHC or any of its Subsidiaries (collectively, the “Cancelled Shares”) shall be automatically cancelled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

(d)          Each issued and outstanding common share of Merger Sub I shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

Section 3.02     Treatment of STFC Equity Awards and Share Purchase Plans.

(a)          Prior to the Effective Time, the STFC Board (or, if appropriate, any duly authorized committee administering the STFC Equity Plans) shall adopt such resolutions and take such other actions (which resolutions and such other actions, if applicable, shall be subject to the prior review and approval of LMHC) as may be required or requested by LMHC to provide the following, effective upon the Effective Time, subject to Section 3.10:

(i)          Each STFC RSA that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested, in the case of a time-based vesting STFC RSA, or become vested at the target level of performance, in the case of a performance based vesting STFC RSA (“Performance-Based STFC RSA”), and shall automatically be converted, to the extent vested after giving effect to this sentence, into the right to receive the Merger Consideration.  Any Performance-Based STFC RSA that does not become vested at the Effective Time in accordance with this Section 3.02(a)(i) shall be forfeited automatically without payment therefor.

(ii)         Each STFC RSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested, in the case of a time-based vesting STFC RSU, or become vested at the target level of performance, in the case of a performance based vesting STFC RSU (“Performance-Based STFC RSU”), and shall automatically be converted, to the extent vested after giving effect to this sentence, into the right to receive a lump-sum amount in cash, without interest, equal to the product of (i) the Merger Consideration and (ii) the number of Shares subject to such STFC RSU.  Any Performance-Based STFC RSU that does not become vested at the Effective Time in accordance with this Section 3.02(a)(ii) shall be forfeited automatically without payment therefor.

(iii)        Each STFC Stock Option that is outstanding immediately prior to the Effective Time shall, whether vested or unvested, be deemed to be fully vested and shall be cancelled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of (A) the excess, if any, of (1) the Merger Consideration, over (2) the per share exercise price of such STFC Stock Option, multiplied by (B) the total number of Shares subject to such STFC Stock Option immediately prior to the Effective Time; provided that any STFC Stock Option with an exercise price per Share that is equal to or greater than the Merger Consideration shall be cancelled for no consideration.

(iv)        Each STFC PAU that is outstanding immediately prior to the Effective Time shall become vested at the target level of performance, and shall automatically be cancelled and converted into the right to receive a lump-sum amount in cash, without interest, equal to $1.00 and such amount shall be in full satisfaction of such STFC PAU.

(b)          Prior to the Effective Time, the STFC Board or the appropriate committee thereof shall take all actions reasonably necessary, including adopting any resolutions or amendments and providing any notices to participants, (which resolutions, amendments and notices, if applicable, shall be subject to the prior review and approval of LMHC) with respect to the 1991 Employee Stock Purchase and Dividend Reinvestment Plan of STFC (the “ESPP”) to (i) cause the offering/subscription period ongoing as of the date of this Agreement to be the final offering/subscription period under the ESPP and the options under the ESPP to be exercised on the earlier of (x) the scheduled purchase date for such offering/subscription period and (y) the date that is five (5) Business Days prior to the Closing Date (with any participant payroll deductions not applied to the purchase of Shares promptly returned to the participant), (ii) prohibit any individual who is not participating in the ESPP as of the date of this Agreement from commencing participation in the ESPP following the date of this Agreement, (iii) prohibit participants in the ESPP from increasing their payroll deductions from those in effect as of the date of this Agreement and (iv) terminate the ESPP effective immediately prior to the Closing.

(c)          Prior to the Effective Time, the STFC Board or the appropriate committee thereof shall take all actions reasonably necessary, including adopting any resolutions or amendments and providing any notices to participants, (which resolutions, amendments and notices, if applicable, shall be subject to the prior review and approval of LMHC) with respect to the Monthly Stock Purchase Plan for Independent Agents of State Auto (the “MSPP”) to (i) cause the purchase period ongoing as of the date of this Agreement to be the final purchase period under the MSPP and the options under the MSPP to be exercised on the earlier of (x) the scheduled purchase date for such purchase period and (y) the date that is five (5) Business Days prior to the Closing Date (with any participant commission deductions or cash contributions not applied to the purchase of Shares promptly returned to the participant), (ii) prohibit any individual who is not participating in the MSPP as of the date of this Agreement from commencing participation in the MSPP following the date of this Agreement, (iii) prohibit participants in the MSPP from increasing their commission deductions or cash contribution from those in effect as of the date of this Agreement and (iv) terminate the MSPP effective immediately prior to the Closing.

(d)          Except as otherwise required under the terms of the applicable award agreement or as necessary to avoid the imposition of any additional Taxes or penalties with respect to awards under the STFC Equity Plans pursuant to Section 409A of the Code, LMHC shall, or shall cause Surviving Corporation to, pay in cash through applicable payroll systems all amounts payable pursuant to Section 3.02(a) as promptly as practicable following the Effective Time, but in no event later than the first regularly scheduled payroll date that occurs at least five (5) Business Days following the Effective Time; provided that any such amounts shall be paid without interest.

Section 3.03     Dissenting Shares.

(a)          Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time (other than SAM Owned Shares and Cancelled Shares) and held by a holder who did not vote in favor of adoption of this Agreement or consent thereto in writing and who has complied with all the provisions of the OGCL concerning the right of holders of Shares to require payment of the fair cash value of such Shares in accordance with Sections 1701.84 and 1701.85 of the OGCL (the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration, but instead, at the Effective Time, shall be converted into the right to receive payment of such amounts that are payable in accordance with the procedures set forth in Section 1701.85 of the OGCL (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall be automatically cancelled and retired and cease to exist, and each holder shall cease to have any rights with respect thereto, except the right to receive the value of such Dissenting Shares to the extent afforded by Section 1701.85 of the OGCL).

(b)          If a holder of Dissenting Shares withdraws its demand for fair cash value or fails to perfect or otherwise waives or loses its rights as a dissenting shareholder, in any case pursuant to the OGCL, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration in accordance with the terms of this Agreement.

(c)          STFC shall give LMHC (i) as promptly as reasonably practicable written notice of any written demand (or written threats thereof) for appraisal or payment of the fair value of any Shares (including copies of any written demands), written withdrawals or written attempted withdrawals of such demands (purported or otherwise), and any other written instruments served pursuant to the OGCL with respect to demands for appraisal or payment of the fair value of any Shares received by STFC and (ii) the right to participate in and direct all negotiations and Actions with respect to such demands or threats.

(d)          STFC shall not, except with the prior written consent of LMHC, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand or threat, or agree to do any of the foregoing.

Section 3.04     Adjustments to Prevent Dilution.  Subject to the restrictions contained in Section 7.01, in the event that STFC changes the number of Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction or a stock dividend, stock split or stock distribution thereon shall be declared with a record date within said period, the Merger Consideration shall be proportionately adjusted to reflect such change; provided, however, that (a) in no event shall the aggregate amount payable by LMHC pursuant to Section 3.01 after giving effect to any such event exceed the amount that would have been payable pursuant to Section 3.01 had such event not occurred and (b) nothing in this Section 3.04 shall not be construed to permit STFC to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 3.05     Paying Agent.  Prior to the Effective Time, LMHC shall designate a bank or trust company reasonably acceptable to STFC to act as payment agent (the “Paying Agent”) for payment of the aggregate Merger Consideration in accordance with the terms of this Agreement.  Prior to or substantially concurrently with the Effective Time, LMHC shall deposit, or cause to be deposited, with the Paying Agent, an amount in cash in immediately available funds sufficient to pay the aggregate Merger Consideration payable in respect of the Eligible Shares (such cash, the “Exchange Fund”).  The Exchange Fund shall be used solely for purposes of paying the Merger Consideration in accordance with this Article III and shall not be used to satisfy any other obligation of LMHC, STFC or any of their respective Subsidiaries.  Until distributed in accordance with the terms and conditions of this Agreement, LMHC may direct the Paying Agent to invest the cash in the Exchange Fund as directed by LMHC; provided that (a) no such investment or losses thereon shall affect the Merger Consideration payable to the STFC Shareholders, and following any losses below the level required to make prompt cash payments of the aggregate Merger Consideration as contemplated hereby, LMHC shall deposit, or cause to be deposited, with the Paying Agent, additional funds for the benefit of the holders of Eligible Shares in the amount required so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments and (b) such investments shall be obligations of or guaranteed by the United States, commercial paper obligations receiving the highest rating from either Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, or certificates of deposit, bank repurchase agreements or bankers’ acceptances of domestic commercial banks with capital exceeding $5,000,000,000 (collectively “Permitted Investments”), or money market funds that are invested solely in Permitted Investments.  Any net profit resulting from, or interest or income produced by, such investment of the Exchange Fund shall be the sole exclusive property of LMHC and be paid to LMHC upon its request.

Section 3.06      Exchange Procedures.

(a)          As promptly as practicable after the Effective Time, LMHC shall cause the Paying Agent to mail to each holder of record of Eligible Shares that are (i) Certificates or (ii) Book-Entry Shares, notice advising such holders of the effectiveness of the STFC Merger, which notice shall include (1) appropriate transmittal materials (including a customary letter of transmittal) that (A) shall specify that delivery shall be effected and risk of loss and title to the Certificates or such Book-Entry Shares shall pass only upon proper delivery of the Certificates (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement, as contemplated by Section 3.09), or the surrender of such Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request), as applicable, such materials to be in such form and have such other provisions as LMHC and STFC may reasonably agree and (B) shall be in such customary form and have such other customary provisions as LMHC may specify (and reasonably acceptable to STFC) and (2) instructions for use in effecting the surrender of the Certificates (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement, as contemplated by Section 3.09) or such Book-Entry Shares to the Paying Agent in exchange for the Merger Consideration that such holder is entitled to receive as a result of the STFC Merger pursuant to Section 3.01.

(b)          Upon surrender to the Paying Agent of Eligible Shares that are (i) Certificates, by physical surrender of such Certificates (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement, as contemplated by Section 3.09), together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and any other documents reasonably required by the Paying Agent in accordance with the terms of the materials and instructions provided by the Paying Agent or (ii) Book-Entry Shares, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and LMHC shall cause the Paying Agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 3.10) equal to the product obtained by multiplying (1) the number of Eligible Shares represented by such Certificates (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement, as contemplated by Section 3.09) or such Book-Entry Shares by (2) the Merger Consideration.  No profit, interest or income shall be paid or accrued for the benefit of any holder of Eligible Shares on any amount payable upon the surrender of any Eligible Shares.  Until surrendered as contemplated by this Section 3.06, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration.

(c)          In the event of a transfer of ownership of any Certificate that is not registered in the transfer records or ledger of STFC or if the consideration payable is to be paid in a name other than in which the Certificate or Certificates surrendered or transferred in exchange therefor are registered in the transfer records or ledger of STFC, the applicable portion of the aggregate Merger Consideration may be paid to such a transferee if the Certificate or Certificates is or are properly endorsed and otherwise in proper form for surrender and presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to LMHC and the Paying Agent.  Payment of the applicable portion of the aggregate Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of STFC.

Section 3.07     Termination of Exchange Fund.  Any portion of the Exchange Fund (including any interest and other income received with respect thereto) that remains undistributed to the former STFC Shareholders on the date twelve (12) months after the Effective Time shall be delivered to LMHC upon demand, and any former holder of Shares who has not theretofore received any applicable Merger Consideration to which such STFC Shareholder is entitled under this Article III shall thereafter look only to LMHC (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for payment of claims with respect thereto.

Section 3.08     No Liability.  None of LMHC, the Surviving Corporation or Merger Sub I or any of their respective Representatives shall be liable to any holder of Shares for any part of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  Any amounts remaining unclaimed by holders of any such Shares twenty-four (24) months after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of LMHC free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

Section 3.09     Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in a form and substance reasonably acceptable to LMHC, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by and at the reasonable discretion of LMHC or the Paying Agent, the posting by such Person of a bond in such reasonable amount as may be required by LMHC or the Paying Agent, or the execution and delivery by such Person of an indemnity agreement in such form as LMHC or the Paying Agent may direct, in each case as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such lost, stolen or destroyed Certificate, the Paying Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate as contemplated under Section 3.01.

Section 3.10     Withholding of Tax.  Notwithstanding anything to the contrary contained in this Agreement, LMHC, any of its Subsidiaries or the Paying Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, such amounts as LMHC, any of its Subsidiaries or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of Law.  To the extent that amounts are so withheld by LMHC, any of its Subsidiaries or the Paying Agent and are paid over to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SAM

Except as set forth in the SAM Disclosure Letter (it being understood that any information set forth in one section or subsection of the SAM Disclosure Letter shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement or the SAM Disclosure Letter to the extent that the relevance of such information is reasonably apparent on the face of such disclosure), SAM represents and warrants to LMHC and Merger Subs as follows:

Section 4.01     Organization and Good Standing; Organizational Documents.

(a)          SAM is an Ohio domiciled mutual insurance company and each of SAM’S Subsidiaries is a corporation or other legal entity, in each case, (i) duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation or organization, except in the case of each Subsidiary of SAM that is not a SAM Insurance Company where any failure to be so organized, existing or in good standing would not, individually or in the aggregate, have a SAM Material Adverse Effect, (ii) with full power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, except where any failure to have such power or authority would not, individually or in the aggregate, have a SAM Material Adverse Effect, and (iii) duly qualified or licensed to do business as a foreign corporation or entity and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a SAM Material Adverse Effect.

(b)          SAM has made available to LMHC copies of its Organizational Documents and the Organizational Documents of each of its Subsidiaries.  Neither SAM nor any of its Subsidiaries is in violation of any of the provisions of their respective Organizational Documents.

Section 4.02     Authority for Agreement.  SAM has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the SAM Member Approval and the Governmental Consents, to consummate the SAM Transaction and the other transactions contemplated hereby.  The execution, delivery and performance by SAM of this Agreement, and the consummation by SAM of the SAM Transaction and the other transactions contemplated hereby, have been duly authorized by all necessary action (including the approval of the SAM Board, upon the recommendation of the SAM Special Committee), and no other proceedings on the part of SAM or any of its Subsidiaries, and no other votes or approvals of any SAM Member or class or series of capital stock of any Subsidiary of SAM, are necessary to authorize this Agreement or to consummate the SAM Transaction or the other transactions contemplated hereby (other than, with respect to the consummation of the SAM Transaction, the SAM Member Approval), subject to the Governmental Consents.  This Agreement has been duly executed and delivered by SAM and, assuming the due authorization, execution and delivery by STFC, LMHC and Merger Subs, constitutes a legal, valid and binding obligation of SAM enforceable against SAM in accordance with its terms, except as enforcement thereof may be limited against SAM by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing, or remedies in general, as from time to time in effect or (b) the exercise by courts of the general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).  The SAM Board, in compliance with all applicable Law, upon the recommendation of the SAM Special Committee, duly adopted resolutions (a) determining that this Agreement, the Plan of Reorganization, the Amended Organizational Documents, the SAM Transaction and the other transactions contemplated by this Agreement are in the best interests of SAM and fair and equitable to the SAM Members, (b) approving this Agreement, the SAM Transaction and the other transactions contemplated by this Agreement, (c) adopting the Plan of Reorganization, (d) directing the approval of the Plan of Reorganization and the Amended Organizational Documents be submitted to a vote of the SAM Members at the SAM Members Meeting, (e) resolving to recommend the approval of the Plan of Reorganization and the Amended Organizational Documents by the SAM Members, and (f) authorizing the Plan of Reorganization, the Amended Organizational Documents and other necessary materials be filed with the Superintendent.  The only vote of the SAM Members required to approve the Plan of Reorganization and the Amended Organizational Documents is the SAM Member Approval.

Section 4.03     SAM Subsidiaries.

(a)          Section 4.03 of the SAM Disclosure Letter sets forth a list of all the Subsidiaries of SAM.  SAM or one of its wholly-owned Subsidiaries is the owner of (x) all of the issued and outstanding shares of capital stock and other equity securities of each Subsidiary of SAM (other than the SAM Insurance Companies), (y) all of the issued and oustanding shares of capital stock and other equity securities of each SAM Insurance Company and (z) all of the Original Shares (as defined in the Voting Agreement). All of the issued and outstanding shares of capital stock and other equity securities of each Subsidiary of SAM are duly authorized, validly issued, fully paid and nonassessable.  All of the issued and outstanding shares of capital stock and other equity securities of each Subsidiary of SAM are owned by SAM free and clear of all Liens.

(b)          There are no outstanding SAM Subsidiary Share Rights.  There are no outstanding contractual obligations of SAM or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of any Subsidiary of SAM or to pay any dividend or make any other distribution in respect thereof.  Except for the Voting Agreement (if and when fully executed), there are no shareholders agreements, voting trusts or other agreements or understandings to which SAM or any of its Subsidiaries is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of any Subsidiary of SAM.

(c)          As of the date hereof, neither SAM nor any of its Subsidiaries has any outstanding Indebtedness in excess of $7,500,000 or any obligation to make any material contributions, investments or loans to any other Person (other than in respect of SAM Investment Assets).

Section 4.04     No Conflict; Required Filings and Consents.

(a)          The execution and delivery of this Agreement by SAM do not, and the performance of this Agreement by SAM and the consummation of the SAM Transaction (subject to the SAM Member Approval and the Governmental Consents) and the other transactions contemplated hereby will not, (i) constitute or result in a conflict, breach or violation of or default under, the Organizational Documents of SAM or its Subsidiaries, (ii) assuming that all consents, approvals, authorizations and waivers contemplated by Section 4.04(b) have been obtained, and all filings described therein have been made, and assuming the accuracy and completeness of the representations and warranties set forth in Section 6.03(b), conflict with or violate any Law applicable to SAM or its Subsidiaries or by which any property or asset of SAM or any of its Subsidiaries is bound or affected, (iii) require any consent or other action by any Person under, result in a breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, or result in the loss of any right or benefit to which SAM or any of its Subsidiaries is entitled under, any Contract to which SAM or any of its Subsidiaries is a party or by which SAM or any of its Subsidiaries, or any property or asset of SAM or any of its Subsidiaries, is bound or affected or (iv) result (immediately or with notice or lapse of time or both) in the creation of a Lien on any property or asset of SAM or its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a SAM Material Adverse Effect.

(b)          The execution and delivery of this Agreement by SAM do not, and the performance of this Agreement by SAM and the consummation of the SAM Transaction and the other transactions contemplated by this Agreement will not, require any action, consent, approval, authorization or waiver of or filing with or notification to, or registration or qualification with, any Governmental Authority, except for applicable requirements, if any, of (i) the Securities Act, the Exchange Act, state securities laws or “blue sky” laws, (ii) the HSR Act, (iii) the NASDAQ Global Select Market, (iv) filing and recordation of the SAM Certificate of Merger and the other documents set forth in Section 2.04(a), as required by the Ohio Revised Code, (v) the consents, approvals, authorizations, waivers, filings and notifications set forth in Section 4.04(b) of the SAM Disclosure Letter, and (vi) such other consents, approvals, authorizations, waivers, filings and notifications that would not, individually or in the aggregate, have a SAM Material Adverse Effect.

Section 4.05     Compliance with Laws; Permits.

(a)          SAM and its Subsidiaries are, and since December 31, 2018 have been, in compliance in all material respects with all applicable Laws.  Since December 31, 2018 and through the date hereof, neither SAM nor any of its Subsidiaries has received any written notification or, to the Knowledge of SAM, oral notification from any Governmental Authority of any violation or potential violation in any material respect of Law applicable to SAM or any of its Subsidiaries or by which any of their businesses, operations, properties or assets are bound.

(b)          SAM holds, and each of its Subsidiaries hold, and at all times since December 31, 2018 have held, all SAM Permits, all such SAM Permits are in full force and effect, and SAM and each of its Subsidiaries are, and since December 31, 2018 have been, in compliance with the terms of such SAM Permits, except where the failure to hold, the failure to be in full force and effect or be in compliance with would not, individually or in the aggregate, have a SAM Material Adverse Effect.  Since December 31, 2018 and through the date hereof, neither SAM nor any of its Subsidiaries has received any written notification or, to the Knowledge of SAM, oral notification from any Governmental Authority of any material violation or potential violation of Permits applicable to SAM or any of its Subsidiaries or by which any of their businesses, operations, properties or assets are bound.

Section 4.06     Litigation; Orders.

(a)          Other than ordinary course claims made under SAM Insurance Contracts, there is no Action pending or, to the Knowledge of SAM, threatened in writing against SAM or any of its Subsidiaries or their respective directors or officers in their capacities as such, that, if determined adversely, would, individually or in the aggregate, have a SAM Material Adverse Effect.

(b)          There is no Order outstanding against SAM or any of its Subsidiaries or their respective businesses that would, individually or in the aggregate, have a SAM Material Adverse Effect.

Section 4.07     Absence of Certain Changes or Events.  Except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (a) since December 31, 2020 and through the date hereof, SAM and its Subsidiaries have conducted their respective businesses in the ordinary course of business in all material respects (other than with respect to Pandemic Measures), (b) since December 31, 2020, no SAM Group Material Adverse Effect has occurred and (c) since December 31, 2020 and through the date hereof, neither SAM nor any of its Subsidiaries have taken any action that, if taken during the period from the date of this Agreement through the Closing, would constitute a breach of clauses (ii), (iii), (iv), (vi), (ix), (xi), (xiii), (xiv) or (xvii) of Section 7.01(a).

Section 4.08     Contracts.

(a)          Except for this Agreement, Section 4.08(a) of the SAM Disclosure Letter sets forth a list, as of the date of this Agreement, of all Contracts (except for any SAM Insurance Contract, SAM Reinsurance Contract, SAM Benefit Plan or STFC Benefit Plan) to which SAM or any of its Subsidiaries, as applicable, is a party to or bound that meets the following criteria (each, a “SAM Material Contract”):

(i)          (A) containing covenants that purport to materially restrict the ability of SAM or any of its Subsidiaries or, at or after the Closing, LMHC or any of its Subsidiaries from (1) engaging in any business or competing in any business with any Person or in any geographic area, (2) operating its business in any manner or location, in each case, other than with respect to soliciting or hiring employees or (3) acquiring assets or securities of another Person (whether through a standstill or otherwise), (B) provides for the granting of “most favored nation” pricing or exclusive rights to any Person or (C) would require the disposition of any material assets or line of business of SAM or its Subsidiaries or acquisition of any material assets or line of business of any Person or, at or after the Closing, LMHC or any of its Subsidiaries;

(ii)         with respect to any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to SAM or any of its Subsidiaries, except for any such Contract solely between SAM and its wholly-owned Subsidiaries or solely among SAM’s wholly-owned Subsidiaries;

(iii)        that evidences the creation, incurrence, assumption or guarantee of Indebtedness of SAM or any of its Subsidiaries in excess of $7,500,000, other than any Indebtedness between or among any of SAM and any of its wholly-owned Subsidiaries;

(iv)        limiting or prohibiting (or purporting to limit or prohibit) the declaration of or payment of dividends or distributions to the SAM Members or in respect of the capital stock or other equity securities of any of the Subsidiaries of SAM, prohibiting the pledging of any capital stock or other equity securities of any of the Subsidiaries of SAM or prohibiting the issuance of guarantees by SAM or any of its Subsidiaries (other than pursuant to applicable Law);

(v)         pursuant to which SAM or any of its Subsidiaries (A) licenses any material Intellectual Property from any non-Affiliated Person (other than licenses for open source or off-the-shelf software pursuant to “click-wrap” or “shrink-wrap” agreements), (B) licenses any material Intellectual Property to any non-Affiliated Person or (C) is limited in its own use or enforcement of any Intellectual Property owned by SAM or its Subsidiaries;

(vi)        any Contract the principal purpose of which is to indemnify any current or former SAM Member in respect of any potential Tax Liabilities;

(vii)       any collective bargaining agreement or any other labor-related agreement or arrangement with any labor union, trade union, labor organization or other employee representative body;

(viii)      relating to an acquisition, disposition or divestiture of any business or any assets that constitute a business or business unit or division of another Person (whether by merger, sale of stock, sale of assets or otherwise) and which contains representations, covenants, material indemnities or other material obligations (including material indemnification, “earn-out” or other contingent obligations) that are still in effect (other than this Agreement and confidentiality agreements in connection with any potential acquisition, divestiture, merger or similar transaction);

(ix)        evidencing derivatives, financial or commodity hedging or similar trading activities, including any interest rate or currency swaps or similar Contract to which SAM or any of its Subsidiaries is a party;

(x)         containing a put, call, right of first refusal, right of first offer or similar right or obligation pursuant to which SAM or any of its Subsidiaries would be required to purchase or sell, as applicable, all or any substantial part of any material assets, rights or properties of SAM or any of its Subsidiaries;

(xi)        that restricts the ability of SAM or any of its Subsidiaries to declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or any combination thereof) in respect of, any of its capital stock, other equity or voting interests;

(xii)       with respect to any voting agreement, voting trust, shareholder agreement or registration rights agreement, other than in connection with SAM Investment Assets;

(xiii)      containing a mortgage, pledge, security agreement, deed of trust or similar Lien (other than any Permitted Lien) on any property or assets material to SAM and its Subsidiaries (taken as a whole);

(xiv)      requiring any capital commitment or capital expenditures (including any series of related expenditures) or pursuant to which SAM or any of its Subsidiaries, individually or collectively, have any obligations (including with respect to the purchase or sale of materials, supplies, goods, equipment or other assets), in each case, in excess of $2,000,000 per year or in the next twelve (12) months;

(xv)        that are SAM Leases;

(xvi)      that provides for any guarantee of third-party obligations, other than any guarantees by SAM of its Subsidiaries’ obligations or guarantees by SAM’s Subsidiaries of SAM’s obligations;

(xvii)     with any Governmental Authority, other than any non-disclosure or similar Contract or Policy entered into in the ordinary course of business;

(xviii)    providing for any settlement of any Action (other than ordinary course claims made under SAM Insurance Contracts within applicable policy limits) that (A) imposes material future limitations on the operation of SAM and its Subsidiaries or (B) involves (x) payments after December 31, 2020, in excess of $5,000,000 or (y) monitoring or reporting obligations to any other Person; or

(xix)      that provides for the “sale” (as defined in the California Consumer Privacy Act) of Personal Data Processed by SAM or any of its Subsidiaries.

(b)          Assuming the due authorization, execution and delivery thereof by the other party or parties thereto, (i) each SAM Material Contract is a valid and binding obligation of SAM and any of its Subsidiaries party thereto and, to the Knowledge of SAM, each other party or parties thereto, in accordance with its terms and is in full force and effect, subject to the Bankruptcy and Equity Exception, (ii) as of the date hereof, each SAM Material Contract is in full force and effect, (iii) SAM and any applicable Subsidiary of SAM is not and, to the Knowledge of SAM, as of the date hereof, no other party thereto is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in each SAM Material Contract and (iv) no event has occurred that, with or without notice, lapse of time or both, would constitute a default by SAM or any of its Subsidiaries, or to the Knowledge of SAM, as of the date hereof, by any other party thereto, under any SAM Material Contract, except, with respect to each of the foregoing clauses (i), (ii), (iii) and (iv) where such failures to be valid and binding and in full force and effect and defaults would not, individually or in the aggregate, have a SAM Material Adverse Effect.  SAM has made available to LMHC a copy of each SAM Material Contract.

Section 4.09     SAM Insurance Companies.  Each SAM Insurance Company is (a) duly licensed or authorized as an insurance company in its jurisdiction of organization and (b) since December 31, 2018 has been duly licensed, authorized or otherwise eligible to transact the business of insurance in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted.  Section 4.09 of the SAM Disclosure Letter sets forth a list of each SAM Insurance Company.  No SAM Insurance Company is or would be considered by any Governmental Authority to be commercially domiciled in any jurisdiction.

Section 4.10     Statutory Statement; Examinations.

(a)          Since December 31, 2018, each of the SAM Insurance Companies has filed or submitted all annual, quarterly and other periodic statements, together with all exhibits, interrogatories, notes, schedules, affirmations or certifications, in each case, required by applicable Law to be filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance or reinsurance, as applicable (collectively, the “SAM Statutory Statements”).

(b)          Prior to the date hereof, SAM has made available to LMHC, to the extent required to be filed with the applicable Insurance Regulator as of the date of this Agreement, (i) all SAM Statutory Statements as of December 31, 2019, and December 31, 2020, and for the annual periods then ended, each in the form filed with the applicable Insurance Regulator and (ii) all SAM Statutory Statements as of March 31, 2021, and for the quarter period then ended, each in the form filed with the applicable Insurance Regulator.  The financial statements included in such SAM Statutory Statements were prepared in accordance with SAP, in each case, consistently applied for the periods involved (except as may have been noted therein), and fairly present in all material respects, the statutory financial position of the relevant SAM Insurance Company at the respective dates thereof and the results of operations and changes in capital and surplus of such SAM Insurance Company for the respective periods then ended.  Such SAM Statutory Statements complied in all material respects with all applicable Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Insurance Regulator with respect to any of such SAM Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.

(c)          Prior to the date hereof, SAM has made available to LMHC all examination reports including both financial and market conduct examinations (and has notified LMHC of any pending examinations) of any Insurance Regulator received by it in the last five (5) years, relating to SAM Insurance Companies.  Each material violation or deficiency that has been asserted in writing by any Insurance Regulator and noted in any of such examination reports has been cured in all material respects or otherwise resolved to the satisfaction of such Insurance Regulator.

(d)          Section 4.10(d) of the SAM Disclosure Letter sets forth a list of all Permitted Accounting Practices utilized in the preparation of the SAM Statutory Statements.

Section 4.11         Insurance Business.

(a)          All SAM Insurance Contracts that are In Force as of the date of this Agreement and any and all marketing materials utilized by SAM and its Subsidiaries in the marketing and sale of SAM Insurance Contracts since December 31, 2018, are, to the extent required under applicable Laws, on forms and at rates approved by the Insurance Regulator of the jurisdiction where issued or, to the extent required by applicable Laws, have been filed with and not objected to by such authority within the period provided for objection, except as would not, individually or in the aggregate, have a SAM Material Adverse Effect.

(b)          Except as would not, individually or in the aggregate, have a SAM Material Adverse Effect, since December 31, 2018, to the Knowledge of SAM, (i) each SAM Producer, at the time such SAM Producer sold or produced any SAM Insurance Contract, was duly and appropriately appointed by a SAM Insurance Company, in compliance with applicable Law, to act as a SAM Producer for a SAM Insurance Company and was duly and appropriately licensed as a SAM Producer (for the type of business sold or produced by such SAM Producer on behalf of a SAM Insurance Company), in each jurisdiction in which such SAM Producer was required to be so licensed, and no such SAM Producer violated any term or provision of applicable Law relating to the sale or production of any SAM Insurance Contract, (ii) no SAM Producer has breached the terms of any agency or broker contract with a SAM Insurance Company or violated any Law or policy of a SAM Insurance Company in the solicitation, negotiation, writing, sale or production of business for any SAM Insurance Company, (iii) no SAM Producer has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation of applicable Law in connection with such SAM Producer’s actions in his, her or its capacity as a SAM Producer for a SAM Insurance Company or any enforcement or disciplinary proceeding alleging any such violation and (iv) neither SAM nor any SAM Insurance Company has received any written notice or inquiry from any Governmental Authority with respect to any SAM Producer regarding any of the matters described in clauses (i) through (iii), or the SAM Producer’s compliance therewith.  Except as would not, individually or in the aggregate, have a SAM Material Adverse Effect, there are no outstanding (x) disputes with SAM Producers concerning commissions or other incentive compensation, (y) to the Knowledge of SAM, errors and omissions claims against any SAM Producer or (z) material amounts owed by any SAM Producer to SAM or any of the SAM Insurance Companies.

(c)          Since December 31, 2018, all claims presented by any Person under any SAM Insurance Contract issued by any SAM Insurance Company have in all material respects been acknowledged, and either paid, provision for payment thereof has been made, or appropriate notice and objection for any disputed claim has been sent to the claimant in accordance with the terms of such SAM Insurance Contract and the Laws under which they arose, except for any such claims made for which the applicable SAM Insurance Company reasonably believes or believed that there is a reasonable basis to contest payment.

(d)          Since December 31, 2018, the SAM Insurance Contracts have been marketed, sold and issued in compliance in all material respects with all applicable Laws.

(e)          Each of the SAM Insurance Companies has timely filed, on forms prescribed or permitted by the applicable Governmental Authorities, all required Holding Company System Regulatory Act filings with the applicable Governmental Authorities since December 31, 2018.  SAM has made available to LMHC all material Holding Company System Regulatory Act filings or submissions made by SAM or any of the SAM Insurance Companies with any Insurance Regulator since December 31, 2018, including any requests for extraordinary dividends, notifications of ordinary dividends, prior approvals for intercompany agreements, guarantees, cost sharing agreements, purchases, extensions of credit, investments, and reinsurance agreements, as required, and any material written communication received from any Insurance Regulator relating thereto, including approvals from any Insurance Regulator related to the foregoing.

(f)           SAM has made available to LMHC true, complete and correct copies of all material Risk-Based Capital reports for any of the SAM Insurance Companies that cover periods beginning on or after December 31, 2018.  None of the SAM Insurance Companies has suffered a decrease in its Risk-Based Capital to “Company Action Level.”

(g)          SAM has made available to LMHC copies of all (i) Own Risk Solvency Assessment reports filed with Superintendent and (ii) Corporate Governance Annual Disclosures filed with Superintendent, in each case, since December 31, 2018.

Section 4.12     Reinsurance.

(a)          (i) Section 4.12(a)(i) of the SAM Disclosure Letter sets forth a list of each reinsurance or retrocession Contract to which any SAM Insurance Company is a party and under which the SAM Insurance Companies party thereto have ceded or retroceded reserves, individually or in the aggregate, of $1,000,000 or more as of the date hereof (the “SAM Ceded Reinsurance Contracts”) and (ii) Section 4.12(a)(ii) of the SAM Disclosure Letter sets forth a list of each reinsurance or retrocession Contract to which any SAM Insurance Company is a party and under which the SAM Insurance Companies party thereto have assumed reserves, individually or in the aggregate, of $1,000,000 or more as of the date hereof (the “SAM Assumed Reinsurance Contracts,” and, together with the SAM Ceded Reinsurance Contracts, the “SAM Reinsurance Contracts”).  SAM has made available to LMHC a copy of each SAM Reinsurance Contract.

(b)          Assuming the due authorization, execution and delivery thereof by the other party or parties thereto (i) each SAM Reinsurance Contract is a valid and binding obligation of any of the SAM Insurance Companies party thereto and, to the Knowledge of SAM, each other party or parties thereto, in accordance with its terms, subject to the Bankruptcy and Equity Exception, (ii) each SAM Reinsurance Contract is in full force and effect, (iii) no termination, springing collateral or other trigger event or similar circumstance or condition applicable to any SAM Insurance Company has occurred with respect to any SAM Reinsurance Contract, (iv) any applicable SAM Insurance Company is not and, to the Knowledge of SAM, no other party thereto is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in each SAM Reinsurance Contract, (v) no event has occurred that, with or without notice, lapse of time or both, would constitute a default by any of the SAM Insurance Company, or to the Knowledge of SAM, by any other party thereto, under any SAM Reinsurance Contract and (vi) each SAM Ceded Reinsurance Contract to which SAM took credit on the SAM Statutory Statements contains all terms and conditions necessary for any SAM Insurance Company party thereto to take full credit on its statutory financial statements for the reinsurance provided thereunder, except, with respect to each of the foregoing clauses (i), (ii), (iii), (iv), (v) and (vi) as would not, individually or in the aggregate, have a SAM Material Adverse Effect.

(c)          Section 4.12(c)(i) of the SAM Disclosure Letter sets forth a list of each reinsurance or retrocession claim under the SAM Ceded Reinsurance Contracts with ceded recoverables and ceded reserves of $1,000,000 or more (the “SAM Ceded Claims”) and Section 4.12(c)(ii) of the SAM Disclosure Letter sets forth a list of each assumed claim under the SAM Assumed Reinsurance Contracts with assumed recoverables and assumed reserves of $1,000,000 or more (the “SAM Assumed Claims”).  With respect to the SAM Ceded Claims and the SAM Assumed Claims, (i) no recoverables with respect to the SAM Ceded Claims are in dispute or over ninety (90) days past due, (ii) no payables with respect to the SAM Assumed Claims are in dispute or over ninety (90) days past due, (iii) no arbitration demands have been issued with respect to any SAM Ceded Claim or SAM Assumed Claim and no arbitration proceedings have been instituted with respect to any SAM Ceded Claim or SAM Assumed Claim and (iv) to the Knowledge of SAM, there are no pending or threatened arbitration demands or proceeding with respect to any SAM Ceded Claim or SAM Assumed Claim, except, with respect to each of the foregoing clauses (i), (ii), (iii) or (iv) where such disputed or past due amounts, arbitration demands, arbitration proceedings or impending arbitration demands or proceedings would not, individually or in the aggregate, have a SAM Material Adverse Effect.

Section 4.13     Actuarial Reports.  As of the date of this Agreement, with respect to the SAM Insurance Companies, SAM has made available to LMHC all material actuarial reports in SAM’s possession and prepared by actuaries, independent or otherwise, that cover periods beginning on or after December 31, 2018.  The information and data furnished by the SAM Insurance Companies to its independent actuaries in connection with the preparation of such actuarial reports were accurate and complete in all material respects for the periods covered in such reports.

Section 4.14     SAM Investment Assets.

(a)          Except as would not, individually or in the aggregate, have a SAM Material Adverse Effect, (i) as of the date hereof, each of the investment assets owned by a SAM Insurance Company (the “SAM Investment Assets”) complies with the investment policies and guidelines of the applicable SAM Insurance Company and (ii) each of the SAM Insurance Companies has good and marketable title in and to all of the SAM Investment Assets it purports to own, free and clear of all Liens, other than Permitted Liens.

(b)          Neither SAM nor any of its Subsidiaries has any funding obligations of any kind, or obligation to make any additional advances, capital contributions or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the SAM Investment Assets that are in excess of $100,000,000.  There are no outstanding commitments, options, put agreements or other arrangements relating to the SAM Investment Assets to which SAM or any of its Subsidiaries may be subject upon or after the Closing that are in excess of $100,000,000.

Section 4.15     Taxes.

(a)          All income, premium and other material Tax Returns required to be filed by or with respect to SAM or any of its Subsidiaries have been timely filed (taking into account valid extensions), and all such Tax Returns are true, correct and complete in all material respects.  All income, premium and other material Taxes required to be paid by or on behalf of or with respect to SAM or any of its Subsidiaries, whether or not shown as due on any such Tax Returns, have been timely paid to the appropriate Governmental Authority.  With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or payable, SAM and its Subsidiaries have made adequate accruals for such Taxes on the financial statements included in the SAM Statutory Statements.  No material Tax Liability has been incurred by or with respect to SAM or any of its Subsidiaries since the date of the financial statements included in the SAM Statutory Statements, except for Taxes incurred in the ordinary course of business.

(b)          (i) All material Taxes required to be withheld under applicable Law in connection with amounts paid by SAM or any of its Subsidiaries to any employee, independent contractor, creditor, shareholder or other third party have been withheld and timely paid to the appropriate Governmental Authority and (ii) SAM and each of its Subsidiaries have otherwise complied in all material respects with all applicable Laws relating to the withholding, collection and remittance of Taxes (including information reporting requirements).

(c)          None of SAM or any of its Subsidiaries has received any written notice of any actions for the assessment or collection of material Taxes, and there are no pending, and to the Knowledge of SAM, no proposed or threatened audits, investigations, examinations, or other proceedings by a Governmental Authority with respect to any material Taxes or Tax Returns of SAM or any of its Subsidiaries.

(d)          There are no currently pending written requests for waivers of the time to assess any material Tax of SAM or any of its Subsidiaries.  None of SAM or any of its Subsidiaries has waived any statute of limitations with respect to material Taxes, or agreed to any extension of time with respect to a material Tax assessment or deficiency, which waiver or extension is currently in effect.

(e)          No written claim has been made by a Governmental Authority in a jurisdiction in which SAM or any of its Subsidiaries does not file Tax Returns or pay Taxes of a particular type claiming that SAM or any such Subsidiary, as applicable, is subject to taxation by that jurisdiction, required to file such Tax Returns, or required to pay such Taxes.  There are no rulings, special Tax incentives, closing agreements, or similar arrangements with any Governmental Authority with regard to material Taxes, Tax Returns, or the determination of a material Tax Liability of SAM or any of its Subsidiaries that would have continuing effect or be binding for periods (or portions thereof) ending after the Closing Date.

(f)          There are no Liens for material Taxes against any of the assets of SAM or any of its Subsidiaries, except for Permitted Liens.

(g)          None of SAM or any of its Subsidiaries is a party to, or bound by, any Tax allocation, indemnification or sharing agreement or arrangement (other than agreements between or among SAM and its Subsidiaries or between or among such Subsidiaries), other than any agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes.

(h)          None of SAM or any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary, loss sharing or similar group for Tax purposes (other than any such group of which SAM is the common parent) or (ii) has any Liability for material Taxes of any other Person under Treasury Regulations section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, or otherwise under any provision of applicable Law.

(i)           Neither SAM nor any of its Subsidiaries will be required to include any material amount of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) an adjustment pursuant to Section 481(a) or Section 807(f) of the Code with respect to a change in accounting method that occurred on or before the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any comparable, analogous or similar provision of state, local or non-U.S. Law) entered into on or before the Closing Date, (iii) intercompany transaction consummated on or before the Closing Date or excess loss account existing on or before the Closing Date, in either case described under Section 1502 of the Code (or any comparable, analogous or similar provision of state, local or non-U.S. Law), (iv) installment sale or open transaction disposition occurring on or before the Closing Date or (v) prepaid amount or deposit received on or before the Closing Date.  Neither SAM nor any of its Subsidiaries is required to pay any Tax following the Closing Date as a result of the application of Section 13523(e) of the Tax Cuts and Jobs Act, P.L. No. 115-97.

(j)           None of SAM or any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a transaction intended to qualify pursuant to Section 355 of the Code.

(k)          None of SAM or any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations section 1.6011-4 (or any similar provision of state, local or non-U.S. Law).

(l)           Each of SAM and its Subsidiaries has, since the date of its inception, been taxed as an insurance company pursuant to Section 831 of the Code.

(m)         SAM and its Subsidiaries have not (i) deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) claimed any Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act, (iii) sought a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act and (iv) elected to defer any payroll, employment, or similar Taxes pursuant to any Payroll Tax Executive Order.

(n)          None of SAM or any of its Subsidiaries has taken (or agreed to take) any action or has any Knowledge of any fact or circumstance relating to SAM or any of its Subsidiaries that is reasonably likely to adversely affect the status of the SAM Transaction as a reorganization under Section 368(a) of the Code.

Section 4.16     SAM Related Party Transactions.  Since December 31, 2018 and through the date hereof, there has been no transaction, or series of related transactions, agreements, arrangements or understandings to which SAM or any of its Subsidiaries was or is to be a party, that would be required to be disclosed, but has not been, under Item 404 of Regulation S-K promulgated under the Securities Act.

Section 4.17    Employee Benefit Plans.

(a)          Section 4.17(a) of the SAM Disclosure Letter sets forth a list of each material SAM Benefit Plan.  With respect to each material SAM Benefit Plan required to be set forth on Section 4.17(a) of the SAM Disclosure Letter, to the extent applicable, SAM has made available to LMHC (i) the plan document (including all amendments thereto) or, if such plan is not in writing, a written summary of such plan, (ii) a copy of any trust or other funding arrangement, (iii) each ERISA summary plan description and summary of material modifications, (iv) the most recently filed annual report on IRS Form 5500, including all schedules thereto, (v) the most recent financial statement and actuarial or other valuation reports prepared with respect thereto, (vi) the most recently received IRS determination letter (or opinion or advisory letter, if applicable) regarding the tax-qualified status of each SAM Benefit Plan that is intended to be tax-qualified and (vii) all material non-routine correspondence to and from any Governmental Authority within the last three (3) years addressing any matter involving actual or potential material Liability relating to a SAM Benefit Plan.

(b)          Except for such matters that, individually or in the aggregate, could not reasonably be expected to result in a SAM Material Adverse Effect, (i) each SAM Benefit Plan has been operated and administered in accordance with its terms and applicable Laws, including but not limited to ERISA, the Code and the Affordable Care Act, and complies in form to the requirements of such applicable Laws and (ii) all contributions required to be made with respect to any SAM Benefit Plan have been timely made and deposited.  All material reports, returns, notices and similar documents required to be filed with any Governmental Authority or distributed to any SAM Benefit Plan participant have been timely filed or distributed.

(c)          During the previous six (6) years, neither SAM, any of its Subsidiaries nor any of their respective ERISA Affiliates have maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), (i) a Title IV Plan, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA (a “Multiemployer Plan”), (iii) a multiple employer plan as described in Sections 4063 or 4064 of ERISA or Section 413(c) of the Code or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.  With respect to each SAM Benefit Plan that is a Title IV Plan:

(i)          The minimum funding standards under Section 302 of ERISA and Section 412 of the Code have been satisfied in all material respects and no waiver of any minimum funding standard or extension of any amortization period has been requested or granted.

(ii)         No proceedings have been commenced or threatened by the PBGC to terminate such Title IV Plan.

(iii)        Neither SAM nor any of its ERISA Affiliates has made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA, from a Multiemployer Plan (or any Liability resulting therefrom has been satisfied in full).  Neither SAM nor any ERISA Affiliate has any contingent Liability under Section 4204 of ERISA.

(iv)        No “reportable event” (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur as a result of the transactions contemplated by this Agreement (other than an event for which the 30-day notice requirement has been waived under applicable PBGC regulations).

(v)         No such Title IV Plan is in “at risk” status within the meaning of Section 430 of the Code or Section 303(i) of ERISA.

(vi)        None of SAM, any of its Subsidiaries or any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or 4212(c) of ERISA.

(d)          With respect to each SAM Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code, (i) each such SAM Benefit Plan has received a favorable determination letter or opinion letter from the IRS with respect to its qualification, (ii) the trusts maintained thereunder have been determined to be exempt from taxation under Section 501(a) of the Code and (iii) no event has occurred that would reasonably be likely to result in disqualification or adversely affect such tax-qualification or exemption.

(e)          There are no pending, anticipated or, to the Knowledge of SAM, threatened actions, suits, disputes, hearings or claims against SAM or any of its Subsidiaries with respect to any SAM Benefit Plan or STFC Benefit Plan, by or on behalf of any current or former participant or beneficiary covered under any such plan (other than routine claims for benefits) that, individually or in the aggregate, could reasonably be expected to result in a SAM Material Adverse Effect.  Neither SAM nor any of its Subsidiaries has received written notice of and, to the Knowledge of SAM, there are no audits or investigations by any Governmental Authority with respect to or involving any SAM Benefit Plan and no SAM Benefit Plan is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.

(f)          None of the SAM Benefit Plans obligates SAM or any of its Subsidiaries to provide a current or former officer, employee, natural independent contractor or director (or any beneficiary or dependent thereof) of SAM, STFC or any of their respective Subsidiaries with any life insurance or medical, health or disability benefits after his or her termination of employment or service with SAM, STFC or any of their respective Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar state Law (“COBRA”), except with respect to a contractual or statutory obligation to reimburse any premiums such person may pay in order to obtain health coverage under COBRA.  To the Knowledge of SAM, no circumstance exists that would prohibit LMHC, SAM or any Subsidiaries of SAM from amending or terminating any SAM Benefit Plan that provides retiree welfare benefits, or reducing or eliminating such benefits provided thereunder, at any time.

(g)          Neither SAM nor its Subsidiaries have engaged in, and to the Knowledge of SAM no other Person has engaged in, any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any SAM Benefit Plan or STFC Benefit Plan that could reasonably be expected to result in a SAM Material Adverse Effect and none of SAM or any of its Subsidiaries or, to the Knowledge of SAM, any other “fiduciary” (as defined in Section 3(21) of ERISA) has breached a fiduciary duty or otherwise failed to act or comply in connection with the administration or investment of the assets of such SAM Benefit Plan or STFC Benefit Plan in a manner that could reasonably be expected to result in a SAM Material Adverse Effect.  Neither SAM nor any of its Subsidiaries have incurred any material Liability for any Tax or civil penalty imposed under Chapter 43 of the Code or Sections 409 or 502 of ERISA that has not been satisfied in full.

(h)          Neither SAM nor any of its Subsidiaries have any obligation to gross-up, indemnify or otherwise reimburse any current or former officer, employee, natural independent contractor or director of SAM, STFC or any of their respective Subsidiaries for any Taxes, including under Code Section 409A or Code Section 4999, or any interest or penalty related thereto.

(i)           Except as set forth on Section 4.17(i) of the SAM Disclosure Letter or as contemplated in this Agreement, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (whether alone or upon the occurrence of any other events) (i) entitle any current or former officer, employee, natural independent contractor or director of SAM or any of its Subsidiaries to any payment, benefit or other compensation, (ii) increase any payment, benefit or other compensation that becomes due or payable to any current or former officer, employee, natural independent contractor or director of SAM or any of its Subsidiaries, (iii) accelerate the time of payment, vesting or funding (through a grantor trust or otherwise) of any payment, benefit or other compensation that becomes due or payable to any current or former officer, employee, natural independent contractor or director of SAM or any of its Subsidiaries, (iv) result in any payment or benefit that would constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) or (v) result in the application of any limitation or restriction on the ability of SAM or its Subsidiaries to amend or terminate any SAM Benefit Plan.

Section 4.18     Labor and Employment Matters.

(a)          SAM and its Subsidiaries are neither party to, bound by or in the process of negotiating any collective bargaining agreement or other labor-related agreement or arrangement with any labor union, trade union, labor organization or other employee representative body and no employees of SAM or its Subsidiaries are represented by any labor union, labor organization or works council with respect to their employment with SAM or its Subsidiaries.  To the Knowledge of SAM, there have been no labor union organizing activities with respect to any employees of SAM or its Subsidiaries.

(b)          In the last three (3) years, none of SAM or any of its Subsidiaries has entered into a settlement agreement with a current or former officer, employee or independent contractor of SAM or its Subsidiaries who made allegations of discrimination or sexual harassment by either (i) an officer of SAM or its Subsidiaries or (ii) an employee of SAM or its Subsidiaries at the level of Director or above.  To the Knowledge of SAM, in the last three (3) years, there have been no formal allegations of discrimination or sexual harassment made against (A) any officer of SAM or its Subsidiaries or (B) an employee of SAM or its Subsidiaries at the level of Director or above.

(c)          To the Knowledge of SAM, no current employee of SAM or its Subsidiaries, who is at the level of Director or above, intends to terminate his or her employment with SAM or any of its Subsidiaries prior to the twelve (12) month anniversary of the Closing.

(d)          Except as would not, individually or in the aggregate, have a SAM Material Adverse Effect, each release of employment claims in favor of SAM and its Subsidiaries obtained from an employee of SAM or its Subsidiaries since December 31, 2018 is effective and binding to release all employment claims purported to be released therein by such employee, subject to applicable Law.

(e)          Except as would not, individually or in the aggregate, reasonably be expected to result in material Liability to SAM or any of its Subsidiaries, to the Knowledge of SAM, (i) each individual who is currently providing services to SAM or any of its Subsidiaries, or who provided services to SAM or any of its Subsidiaries since December 31, 2018, as an independent contractor or consultant is or was properly classified and properly treated as an independent contractor or consultant by SAM and its Subsidiaries, (ii) each individual who is currently providing services to SAM or any of its Subsidiaries through a third-party service provider, or who provided services to SAM or any of its Subsidiaries through a third-party service provider since December 31, 2018, is not or was not an employee of SAM or any of its Subsidiaries and (iii) none of SAM or any of its Subsidiaries has a single employer, joint employer, alter ego or similar relationship with any other company not affiliated with SAM.

(f)          To the Knowledge of SAM, no employee of SAM or its Subsidiaries is in any respect in material violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement or other restrictive covenant: (i) to SAM or any of its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by SAM or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

Section 4.19     Intellectual Property.

(a)          Section 4.19 of the SAM Disclosure Letter sets forth a list of all patents and pending patent applications, trademark registrations and pending trademark applications, copyright registrations and domain name registrations, in each case which are owned by SAM or a Subsidiary of SAM as of the date hereof.  SAM or a Subsidiary of SAM owns, or is licensed or otherwise has the right to use, all Intellectual Property that is used in and material to the conduct of the business of SAM and its Subsidiaries as presently conducted.

(b)          To the Knowledge of SAM, the conduct of the business of SAM and its Subsidiaries does not and, since December 31, 2018, did not infringe, misappropriate or otherwise violate any Intellectual Property rights of any Person, and, as of the date hereof, there is no Action pending or, to the Knowledge of SAM, threatened in writing that SAM or any of its Subsidiaries is infringing, misappropriating or otherwise violating the Intellectual Property rights of any Person.  To the Knowledge of SAM, no Person is infringing any Intellectual Property rights owned by SAM or a Subsidiary of SAM.

(c)          To the Knowledge of SAM, none of the Software owned by SAM or any of its Subsidiaries that is used in and material to the conduct of the business of SAM and its Subsidiaries as presently conducted includes any “open source” or “copyleft” software that would require, based on the use of such software as used prior to the date hereof, any material components of such software to be licensed, disclosed or distributed to any non-Affiliated Person under any terms, including making the source code publicly available.

(d)          At all times since December 31, 2018, SAM and its Subsidiaries have taken reasonable steps, including implementing administrative, technical, and physical security measures, to protect Personal Data and confidential information in their possession or control against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse, including any of the foregoing required by any applicable Privacy and Data Security Laws, Privacy Agreements and its Privacy and Data Security Policies.  Except as set forth in Section 4.19(d) of the SAM Disclosure Letter, since December 31, 2018, there has been no unauthorized access, use, or disclosure of Personal Data or confidential information in the possession or control of SAM, its Subsidiaries and any of their contractors with regard to any Personal Data and confidential information obtained from or on behalf of SAM or its Subsidiaries.

(e)          SAM and its Subsidiaries have, and since December 31, 2018 had, fully implemented written Privacy and Data Security Policies.  SAM and its Subsidiaries are, and at all times since December 31, 2018 have been in compliance in all material respects with (i) all Privacy and Data Security Laws, (ii) all Privacy Agreements and (iii) their Privacy and Data Security Policies.  Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions contemplated under this Agreement, nor LMHC’s or its Subsidiaries’ possession or Processing of Personal Data consistent with SAM and its Subsidiaries’ current operations will violate any of the Privacy Agreements, its Privacy and Data Security Policies, or any applicable Privacy and Data Security Laws.

(f)          There is no pending, nor since December 31, 2018 has there ever been any, complaint, audit, proceeding, investigation, or claim against SAM or its Subsidiaries initiated by any Person or any Governmental Authority alleging that any Processing of Personal Data by SAM or its Subsidiaries (i) is in violation of any applicable Privacy and Data Security Laws, (ii) is in violation of any Privacy Agreements, (iii) is in violation of any of their Privacy and Data Security Policies or (iv) otherwise constitutes an unfair, deceptive, misleading, or abusive trade practice.

(g)          SAM and its Subsidiaries have in place commercially reasonable procedures to contractually require all third parties, including vendors, Affiliates, and other Persons providing services to SAM or its Subsidiaries that have access to or receive Personal Data from or on behalf of SAM or its Subsidiaries to comply with all applicable Privacy and Data Security Laws, to have a written contract requiring compliance with applicable Privacy and Data Security Laws, and to take reasonable steps to ensure that all Personal Data and confidential information in such third parties’ possession or control is protected against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse.

Section 4.20     Insurance Coverage.  SAM and its Subsidiaries maintain policies of insurance in such amounts and against such risks as SAM believes to be commercially reasonable.  Except as would not, individually or in the aggregate, have a SAM Material Adverse Effect, (a) all such insurance policies are in full force and effect and (b) SAM and its Subsidiaries are not and, to the Knowledge of SAM, as of the date hereof, no insurer is in default or breach of any terms and conditions under any such insurance policy.  As of the date hereof, neither SAM nor any of its Subsidiaries is in receipt of any notice of cancellation or termination with respect to any such policy or any denial of coverage or reservation of rights with respect to any material claim made pursuant to any such insurance policy.

Section 4.21     Real Property.

(a)          Section 4.21(a) of the SAM Disclosure Letter sets forth a list of all the real property owned in fee simple by SAM and its Subsidiaries (the “SAM Owned Real Property”) and sets forth the location, description and use of each SAM Owned Real Property.  SAM and its Subsidiaries have good and valid marketable title in fee simple to the SAM Owned Real Property, free and clear of all Liens, except for Permitted Liens.  Neither SAM nor any of its Subsidiaries have granted any outstanding options, rights of first offer or rights of first refusal or other contractual right to purchase any such SAM Owned Real Property or any portion thereof or interest therein in favor of any non-Affiliated Person.  Neither SAM nor any of its Subsidiaries have leased, licensed or otherwise granted to any Person the right to possess, use, occupy or otherwise encumber any portion of the SAM Owned Real Property.

(b)          Section 4.21(b) of the SAM Disclosure Letter sets forth a list of all of the real property leased, licensed, subleased or otherwise used or occupied by SAM and its Subsidiaries as of the date hereof (the “SAM Leased Real Property”).  SAM and its Subsidiaries have a valid and enforceable leasehold interest in all leases, subleases, licenses and occupancy agreements, as the same may have been amended, supplemented or otherwise modified from time to time (the “SAM Leases”), free and clear of all subtenancies and other occupancy rights and Liens, with respect to the SAM Leased Real Property.  With respect to the SAM Leases, neither SAM nor its Subsidiaries are in breach thereof or default thereunder and there does not exist under any SAM Lease any event which, with or without the giving of notice or the lapse of time or both, would constitute such a breach or default by SAM or its Subsidiaries, except for such breaches and defaults as to which requisite waivers or consents have been obtained or which would not have a SAM Material Adverse Effect.  (i) No action, suit, investigation, arbitration, or administrative or other proceeding is pending or, to the Knowledge of SAM, threatened that would reasonably be expected to curtail or interfere with the current use and operation of any SAM Leased Real Property in any material respect, (ii) all Permits have been obtained which are required by Law for the current uses of all SAM Leased Real Property for the conduct of business as currently conducted and as planned to be conducted as of the date of this Agreement, and (iii) SAM has no Knowledge and has not received any written notice of a violation applicable to any building, zoning, health or other Law, contractual restriction or covenant or easements in respect of the use or occupation of the property and improvements subject to any SAM Lease for the conduct of business as currently conducted or as planned to be conducted as of the date of this Agreement, in each case, which would have a SAM Material Adverse Effect.

(c)          (i) There are no condemnation, eminent domain or similar proceedings affecting any SAM Leased Real Property that are currently pending or, to the Knowledge of SAM, threatened and (ii) to the Knowledge of SAM, the buildings, structures and material fixtures located upon the SAM Leased Real Property are, in all material respects, in good repair, working order and condition, and free from any known defects (subject to normal wear and tear) and, in the case of buildings and other structures, are structurally sound.

Section 4.22     Environmental Matters.  Except as would not, individually or in the aggregate, reasonably be likely to have a SAM Material Adverse Effect, (a) since December 31, 2018, neither SAM nor any of its Subsidiaries has (i) received written notice from any Governmental Authority or other Person alleging that SAM or any of its Subsidiaries is in violation of any applicable Environmental Law or has Liability pursuant to any Environmental Law or with respect to Hazardous Substances or (ii) been subject to an Action pursuant to Environmental Law, (b) since December 31, 2018, SAM and its Subsidiaries have been and are in compliance with applicable Environmental Laws, (c) neither SAM nor any of its Subsidiaries is subject to any Order pursuant to Environmental Law, (d) neither SAM nor any of its Subsidiaries have assumed or retained by contract or agreement Liabilities arising pursuant to Environmental Law or with respect to Hazardous Substances of any other Person in connection with the sale or conveyance of any real property, business or entity, excluding any such agreements that have expired or been terminated and (e) to the Knowledge of SAM, there are no facts, circumstances, events, occurrences or conditions that would reasonably be expected to cause SAM or any of its Subsidiaries to incur Liability pursuant to Environmental Law or with respect to Hazardous Substances.

Section 4.23     Reserves.  The reserves, funds or provisions for losses (including incurred by not reported losses), claims, premiums, unearned premiums, loss and loss adjustment expenses (whether allocated or unallocated) of each SAM Insurance Company contained in its SAM Statutory Statements (a) were, except as otherwise noted in the applicable SAM Statutory Statement, determined in accordance with generally accepted actuarial standards consistently applied, (b) are fairly stated in accordance with sound actuarial principles and applicable SAP and (c) satisfied the requirements of all applicable Laws in all material respects. Notwithstanding anything to the contrary in this Agreement or any other agreement, document or instrument delivered or to be delivered in connection herewith, each of LMHC, Merger Sub I and Merger Sub II acknowledges and agrees that SAM and its Subsidiaries make no representations or warranties with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection herewith is intended or shall be construed to be a representation or warranty, express or implied, for any purposes of this Agreement or any other agreement, document or instrument to be delivered in connection herewith or therewith, in respect of the adequacy or sufficiency of reserves.

Section 4.24     Information Statement and Related Materials.  The Information Statement and Related Materials will, when filed, comply as to form with all applicable Law.  None of the information provided by SAM to be included in the Information Statement and Related Materials, at the date the Information Statement and Related Materials is first mailed to the SAM Members, at the time of any amendment thereof or supplement thereto, and at the time of SAM Members Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, SAM makes no representation or warranty with respect to any information supplied by LMHC that is contained or incorporated by reference in any of the foregoing documents.

Section 4.25     SAM Dividend Policy.  SAM does not have any dividend policy.

Section 4.26     Financial Advisor Opinion.  The SAM Special Committee has received the opinion of BofA Securities, Inc. to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, the exchange of Equity Rights in SAM for Equity Rights in LMHC in the SAM Transaction is fair, from a financial point of view, to the SAM Members, taken as a group.

Section 4.27     Brokers or Finders.  No broker, finder or investment banker (other than Keefe, Bruyette & Woods, Inc. and BofA Securities, Inc.) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the SAM Transaction or the other transactions contemplated hereby based upon arrangements made by or on behalf of SAM, its Subsidiaries or any of their respective directors, officers or employees.  SAM has heretofore delivered to LMHC on a confidential basis a copy of SAM’s engagement letter with each of Keefe, Bruyette & Woods, Inc., BofA Securities, Inc. or any Affiliate thereof, all agreements under which any fees or expenses in connection with the Transactions are payable and all indemnification and other agreements related to the engagement of Keefe, Bruyette & Woods, Inc. and BofA Securities, Inc.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF STFC

Except (a) as disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the SEC by STFC and publicly available on the SEC’s EDGAR website from or after December 31, 2018, and prior to the date at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosure set forth in any section titled “Risk Factors,” “forward-looking statements,” “Quantitative and Qualitative Disclosures about Market Risk” (or similarly captioned section), or in any other section to the extent the disclosure is a forward-looking statement or predictive, cautionary or forward-looking in nature) or (b) as set forth in the STFC Disclosure Letter (it being understood that any information set forth in one section or subsection of the STFC Disclosure Letter shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement or the STFC Disclosure Letter to the extent that the relevance of such information is reasonably apparent on the face of such disclosure), STFC represents and warrants to LMHC and Merger Subs as follows:

Section 5.01     Organization and Good Standing; Organizational Documents.

(a)          STFC is an Ohio domiciled corporation and each of STFC’s Subsidiaries is a corporation or other legal entity, in each case, (i) duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation or organization, except in the case of each Subsidiary of STFC that is not a STFC Insurance Company where any failure to be so organized, existing or in good standing would not, individually or in the aggregate, have a STFC Material Adverse Effect, (ii) with full corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, except where any failure to have such power or authority would not, individually or in the aggregate, have a STFC Material Adverse Effect, and (iii) duly qualified or licensed to do business as a foreign corporation or entity and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a STFC Material Adverse Effect.

(b)          The copies of the STFC Articles of Incorporation and STFC Code of Regulations that are incorporated by reference into the STFC 10-K are complete and correct copies thereof as in effect on the date hereof.  STFC has made available to LMHC copies of the Organizational Documents of each of its Subsidiaries.  Neither STFC nor any of its Subsidiaries is in violation of any of the provisions of their respective Organizational Documents.

Section 5.02     Authority for Agreement.  STFC has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the STFC Shareholder Approval and the Governmental Consents, to consummate the STFC Merger and the other transactions contemplated hereby.  The execution, delivery and performance by STFC of this Agreement, and the consummation by STFC of the STFC Merger and the other transactions contemplated hereby, have been duly authorized by all necessary action (including the approval of the STFC Board, upon the recommendation of the STFC Special Committee), and no other proceedings on the part of STFC or any of its Subsidiaries, and no other votes or approvals of any STFC Shareholder or class or series of capital stock of STFC or any Subsidiary of STFC, are necessary to authorize this Agreement or to consummate the STFC Merger or the other transactions contemplated hereby (other than, with respect to the consummation of the STFC Merger and the adoption of this Agreement, the STFC Shareholder Approval), subject to the Governmental Consents.  This Agreement has been duly executed and delivered by STFC and, assuming the due authorization, execution and delivery by SAM, LMHC and Merger Subs, constitutes a legal, valid and binding obligation of STFC enforceable against STFC in accordance with its terms, except as enforcement thereof may be limited against STFC by the Bankruptcy and Equity Exception.  The STFC Board, in compliance with all applicable Law, upon the recommendation of the STFC Special Committee, duly adopted resolutions (a) determining that this Agreement, the STFC Merger and the other transactions contemplated by this Agreement are fair and in the best interests of the STFC Shareholders, (b) approving this Agreement, (c) directing that the adoption of this Agreement be submitted to a vote of the STFC Shareholders at the STFC Shareholders Meeting and (d) resolving to recommend the adoption of this Agreement by the STFC Shareholders.  The only vote of the STFC Shareholders required to adopt this Agreement, the STFC Merger and the other transactions contemplated hereby is the STFC Shareholder Approval.

Section 5.03     Capitalization.

(a)          The authorized capital stock of STFC consists of 100,000,000 Shares, 2,500,000 Class A Preferred Shares and 2,500,000 Class B Preferred Shares.  As of the close of business on July 7, 2021 (the “Measurement Date”), (i) 44,115,990 Shares are issued and outstanding, (of which 25,000 were STFC RSAs assuming attainment of all applicable performance-based vesting requirements at the maximum payout levels), (ii) no Class A Preferred Shares and no Class B Preferred Shares are issued and outstanding, (iii) 3,329,519 Shares were issuable in respect of outstanding STFC RSUs, assuming attainment of all applicable performance-based vesting requirements at the maximum payout levels, (iv) 570,275 Shares were subject to outstanding STFC Stock Options, and (v) 6,914,512 shares are held in STFC’s treasury and no Shares are held by a Subsidiary of STFC.  Except as set forth in this Section 5.03(a), as of the Measurement Date, there are no outstanding shares of capital stock of or other voting securities or ownership interests in STFC.  From the close of business on the Measurement Date through the date of this Agreement, there have been no (I) issuances of any Shares or any other equity or voting securities or interests in STFC other than issuances of Shares pursuant to the exercise, vesting or settlement, as applicable, of STFC Equity Awards outstanding as of the close of business on the Measurement Date in accordance with the terms of such STFC Equity Awards in effect as of the Measurement Date or (II) grants of any STFC Equity Awards or any other equity or equity-based awards that could result in the issuance of Shares.

(b)          Other than 423,252 Shares reserved for issuance under the ESPP or pursuant to the terms of the MSPP as in effect on the date of this Agreement, there are no outstanding contractual obligations of STFC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or STFC Share Rights or to pay any dividend or make any other distribution in respect thereof (other than quarterly cash dividends paid by STFC on the Shares not in excess of $0.10 per Share, per quarter).  There are no shareholder agreements, voting trusts or other agreements or understandings to which STFC or any of its Subsidiaries is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of STFC.  All outstanding Shares are, and any additional Shares issued by STFC after the date hereof and prior to the Effective Time will be, duly authorized and validly issued, fully paid and nonassessable, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or similar right.

(c)          With respect to each STFC Equity Award, Section 5.03(c) of the STFC Disclosure Letter sets forth, as of the Measurement Date, the name of the holder of such STFC Equity Award, the number of vested and unvested Shares covered by such STFC Equity Award (assuming attainment of all applicable performance-based vesting requirements at the maximum payout levels), the date of grant, the vesting schedule applicable to the STFC Equity Awards, the cash exercise price or grant price per share of such STFC Equity Award, if applicable, and the applicable expiration date.  No STFC Stock Option is subject to Section 409A of the Code and each STFC Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies.

Section 5.04     STFC Subsidiaries.

(a)          Exhibit 21.1 to the STFC 10-K sets forth a list of all the Subsidiaries of STFC.  STFC or one of its wholly-owned Subsidiaries is the owner of (x) all of the issued and outstanding shares of capital stock and other equity securities of each Subsidiary of STFC (other than the STFC Insurance Companies) and (y) all of the issued and outstanding shares of capital stock and other equity securities of each STFC Insurance Company. All of the issued and outstanding shares of capital stock and other equity securities of each Subsidiary of STFC are duly authorized, validly issued, fully paid and nonassessable.  All of the issued and outstanding shares of capital stock and other equity securities of each Subsidiary of STFC are owned by STFC free and clear of all Liens.

(b)          There are no outstanding STFC Subsidiary Share Rights.  There are no outstanding contractual obligations of STFC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of any Subsidiary of STFC or to pay any dividend or make any other distribution in respect thereof.  There are no shareholders agreements, voting trusts or other agreements or understandings to which STFC or any of its Subsidiaries is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of any Subsidiary of STFC.

(c)          As of the date hereof, neither STFC nor any of its Subsidiaries has any outstanding Indebtedness in excess of $7,500,000 or any obligation to make any material contributions, investments or loans to any other Person (other than in respect of STFC Investment Assets).

Section 5.05     No Conflict; Required Filings and Consents.

(a)          The execution and delivery of this Agreement by STFC do not, and the performance of this Agreement by STFC and the consummation of the STFC Merger (subject to the STFC Shareholder Approval and the Governmental Consents) and the other transactions contemplated hereby will not, (i) constitute or result in a conflict, breach or violation of or default under, the Organizational Documents of STFC or its Subsidiaries, (ii) assuming that all consents, approvals, authorizations and waivers contemplated by Section 5.05(b) have been obtained, and all filings described therein have been made, and assuming the accuracy and completeness of the representations and warranties set forth in Section 6.03(b), conflict with or violate any Law applicable to STFC or its Subsidiaries or by which any property or asset of STFC or any of its Subsidiaries is bound or affected, (iii) require any consent or other action by any Person under, result in a breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, or result in the loss of any right or benefit to which STFC or any of its Subsidiaries is entitled under, any Contract to which STFC or any of its Subsidiaries is a party or by which STFC or any of its Subsidiaries, or any property or asset of STFC or any of its Subsidiaries, is bound or affected or (iv) result (immediately or with notice or lapse of time or both) in the creation of a Lien on any property or asset of STFC or its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a STFC Material Adverse Effect.

(b)          The execution and delivery of this Agreement by STFC do not, and the performance of this Agreement by STFC and the consummation of the STFC Merger and the other transactions contemplated by this Agreement will not, require any action, consent, approval, authorization or waiver of or filing with or notification to, or registration or qualification with, any Governmental Authority, except for applicable requirements, if any, of (i) the Securities Act, the Exchange Act, state securities laws or “blue sky” laws, (ii) the HSR Act, (iii) the NASDAQ Global Select Market, (iv) filing and recordation of the STFC Certificate of Merger and the other documents set forth in Section 2.04(a), as required by the Ohio Revised Code, (v) the consents, approvals, authorizations, waivers, filings and notifications set forth in Section 5.05(b) of the STFC Disclosure Letter, and (vi) such other consents, approvals, authorizations, waivers, filings and notifications that would not, individually or in the aggregate, have a STFC Material Adverse Effect.

Section 5.06        Compliance with Laws; Permits.

(a)          STFC and its Subsidiaries are, and since December 31, 2018 have been, in compliance in all material respects with all applicable Laws.  Since December 31, 2018 and through the date hereof, neither STFC nor any of its Subsidiaries has received any written notification or, to the Knowledge of STFC, oral notification from any Governmental Authority of any violation or potential violation in any material respect of Law applicable to STFC or any of its Subsidiaries or by which any of their businesses, operations, properties or assets are bound.

(b)          STFC holds, and each of its Subsidiaries hold, and at all times since December 31, 2018 have held, all STFC Permits, all such STFC Permits are in full force and effect, and SAM and each of its Subsidiaries are, and since December 31, 2018 have been, in compliance with the terms of such SAM Permits, except where the failure to hold, the failure to be in full force and effect or be in compliance with would not, individually or in the aggregate, have a STFC Material Adverse Effect.  Since December 31, 2018 and through the date hereof, neither STFC nor any of its Subsidiaries has received any written notification or, to the Knowledge of STFC, oral notification from any Governmental Authority of any material violation or potential violation of Permits applicable to STFC or any of its Subsidiaries or by which any of their businesses, operations, properties or assets are bound.

(c)          STFC is in compliance in all material respects with (i) the applicable listing and corporate governance rules and regulations of the NASDAQ Global Select Market and (ii) the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder applicable to it.

Section 5.07     Litigation; Orders.

(a)          Other than ordinary course claims made under STFC Insurance Contracts, there is no Action pending or, to the Knowledge of STFC, threatened in writing against STFC or any of its Subsidiaries or their respective directors or officers in their capacities as such, that, if determined adversely, would, individually or in the aggregate, have a STFC Material Adverse Effect.

(b)          There is no Order outstanding against STFC or any of its Subsidiaries or their respective businesses that would, individually or in the aggregate, have a STFC Material Adverse Effect.

Section 5.08     STFC Reports; Financial Statements.

(a)          STFC has filed with or furnished to the SEC, as applicable, on a timely basis, all STFC Reports.  As of their respective filing date or, if amended, as of the date of that last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively), each STFC Report has complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable.  None of the STFC Reports contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) and any STFC Reports filed or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omitted or omits or will omit, as the case may be, to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading.  No executive officer of STFC has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.  As of the date of this Agreement, there are no amendments or modifications to the STFC Reports that were required to be filed with (or furnished to) the SEC prior to the date of this Agreement.  To the Knowledge of STFC, as of the date of this Agreement, none of the STFC Reports is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the STFC Reports.  At least two (2) Business Days prior to the date of this Agreement, STFC has made available (including via the SEC’s EDGAR system, as applicable) to LMHC copies of all comment letters from the staff of the SEC relating to the STFC Reports and all written responses of STFC thereto issued or filed since December 31, 2018, through the date of this Agreement.

(b)          At least two (2) Business Days prior to the date hereof, STFC has made available (including via the SEC’s EDGAR system, as applicable) to LMHC copies of all of the STFC Financial Statements.  The STFC Financial Statements were prepared and fairly present, or in the case of STFC Reports filed after the date of this Agreement, will be prepared and will fairly present in all material respects, in accordance with GAAP, in each case, consistently applied for the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X), the consolidated financial position of STFC and its consolidated Subsidiaries at the respective dates thereof and the consolidated income, comprehensive income, stockholders’ equity and cash flows for the respective periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with GAAP).

(c)          There are no Liabilities of STFC or any of its Subsidiaries other than Liabilities (i) disclosed and provided for in the STFC Balance Sheet or in the balance sheets included in the STFC Reports filed prior to the date of this Agreement, (ii) incurred in the ordinary course of business since the date of the STFC Balance Sheet, (iii) incurred by or on behalf of STFC in connection with the preparation, negotiation, and consummation of the transactions contemplated hereby or (iv) which would not, individually or in the aggregate, have a STFC Material Adverse Effect.

(d)          STFC (with respect to itself and its consolidated Subsidiaries) has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) reasonably designed to ensure that information required to be disclosed by STFC in reports that its files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to STFC’s principal executive officer, its principal financial officer, or the officer responsible for the preparation of the consolidated financial statement of STFC as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to STFC Reports.

(e)          STFC (with respect to itself and its consolidated Subsidiaries) has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures (i) that receipts and expenditures are made in accordance with management’s authorization, (ii) that transactions are recorded as necessary to permit the preparation of financial statements for external purposes in accordance with GAAP and (iii) regarding prevention and timely detection of the unauthorized acquisition, use or disposition of assets of STFC and its Subsidiaries that could have a material effect on the financial statements.

(f)          Since December 31, 2018, STFC has disclosed, based on the most recent evaluation of internal control over financial reporting, to STFC’s auditors and the audit committee of the STFC Board, (i) all “significant deficiencies” or “material weaknesses” in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect STFC’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in STFC’s internal control over financial reporting.  STFC has made available true, correct and complete summaries of any such disclosures made by STFC to STFC’s auditors and the audit committee of the STFC Board.  For the purposes of this Section 5.08(f), the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Appendix A of Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(g)          Since December 31, 2018, (i) neither STFC nor any of its Subsidiaries has received any written or, to the Knowledge of STFC, oral complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of STFC or any of its Subsidiaries or their respective internal accounting controls, including any credible complaint, allegation, assertion or claim that STFC or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing STFC or any of its Subsidiaries, whether or not employed by STFC or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by STFC or any of its Subsidiaries or their respective officers, directors, employees or agents to the STFC Board or any committee thereof or to any director or officer of STFC pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act of 2002, except, in each case, as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to STFC and its Subsidiaries, taken as a whole.

(h)          Neither STFC nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among STFC and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, STFC or any of its Subsidiaries in STFC’s or such Subsidiary’s published financial statements or any STFC Reports.

Section 5.09     Absence of Certain Changes or Events.  Except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (a) since December 31, 2020 and through the date hereof, STFC and its Subsidiaries have conducted their respective businesses in the ordinary course of business in all material respects (other than with respect to Pandemic Measures), (b) since December 31, 2020, no SAM Group Material Adverse Effect has occurred and (c) since December 31, 2020 and through the date hereof, neither SAM nor any of its Subsidiaries have taken any action that, if taken during the period from the date of this Agreement through the Closing, would constitute a breach of clauses (i), (iii), (iv), (vi), (ix), (xi), (xiii), (xiv) or (xvii) of Section 7.01(a).

Section 5.10     Contracts.

(a)          Except for this Agreement, Section 5.10(a) of the STFC Disclosure Letter sets forth a list, as of the date of this Agreement, of all Contracts (except for any STFC Insurance Contract, STFC Reinsurance Contract, SAM Benefit Plan or STFC Benefit Plan) to which STFC or any of its Subsidiaries, as applicable, is a party to or bound that meets the following criteria (each, a “STFC Material Contract”):

(i)          that would be required to be filed by STFC as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)         (A) containing covenants that purport to materially restrict the ability of STFC or any of its Subsidiaries or, at or after the Closing, LMHC or any of its Subsidiaries from (1) engaging in any business or competing in any business with any Person or in any geographic area, (2) operating its business in any manner or location, in each case, other than with respect to soliciting or hiring employees or (3) acquiring assets or securities of another Person (whether through a standstill or otherwise), (B) provides for the granting of “most favored nation” pricing or exclusive rights to any Person or (C) would require the disposition of any material assets or line of business of STFC or its Subsidiaries or acquisition of any material assets or line of business of any Person or, at or after the Closing, LMHC or any of its Subsidiaries;

(iii)        with respect to any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to STFC or any of its Subsidiaries, except for any such Contract solely between STFC and its wholly-owned Subsidiaries or solely among STFC’s wholly-owned Subsidiaries;

(iv)        that evidences the creation, incurrence, assumption or guarantee of Indebtedness of STFC or any of its Subsidiaries in excess of $7,500,000, other than any Indebtedness between or among any of STFC and any of its wholly-owned Subsidiaries;

(v)         limiting or prohibiting (or purporting to limit or prohibit) the declaration of or payment of dividends or distributions to STFC Shareholders or in respect of the capital stock or other equity securities of any of STFC or any of its Subsidiaries, prohibiting the pledging of any capital stock or other equity securities of STFC or any of its Subsidiaries or prohibiting the issuance of guarantees by STFC or any of its Subsidiaries (other than pursuant to applicable Law);

(vi)        pursuant to which STFC or any of its Subsidiaries (A) licenses any material Intellectual Property from any non-Affiliated Person (other than licenses for open source or off-the-shelf software pursuant to “click-wrap” or “shrink-wrap” agreements), (B) licenses any material Intellectual Property to any non-Affiliated Person or (C) is limited in its own use or enforcement of any Intellectual Property owned by STFC or its Subsidiaries;

(vii)       any Contract the principal purpose of which is to indemnify any current or former STFC Shareholder in respect of any potential Tax Liabilities;

(viii)      any collective bargaining agreement or any other labor-related agreement or arrangement with any labor union, trade union, labor organization or other employee representative body;

(ix)        relating to an acquisition, disposition or divestiture of any business or any assets that constitute a business or business unit or division of another Person (whether by merger, sale of stock, sale of assets or otherwise) and which contains representations, covenants, material indemnities or other material obligations (including material indemnification, “earn-out” or other contingent obligations) that are still in effect (other than this Agreement and confidentiality agreements in connection with any potential acquisition, divestiture, merger or similar transaction);

(x)         evidencing derivatives, financial or commodity hedging or similar trading activities, including any interest rate or currency swaps or similar Contract to which STFC or any of its Subsidiaries is a party;

(xi)        containing a put, call, right of first refusal, right of first offer or similar right or obligation pursuant to which STFC or any of its Subsidiaries would be required to purchase or sell, as applicable, all or any substantial part of any material assets, rights or properties of STFC or any of its Subsidiaries;

(xii)       that restricts the ability of STFC or any of its Subsidiaries to declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or any combination thereof) in respect of, any of its capital stock, other equity or voting interests;

(xiii)      with respect to any voting agreement, voting trust, shareholder agreement or registration rights agreement, other than in connection with STFC Investment Assets;

(xiv)      containing a mortgage, pledge, security agreement, deed of trust or similar Lien (other than any Permitted Lien) on any property or assets material to STFC and its Subsidiaries (taken as a whole);

(xv)       requiring any capital commitment or capital expenditures (including any series of related expenditures) or pursuant to which STFC or any of its Subsidiaries, individually or collectively, have any obligations (including with respect to the purchase or sale of materials, supplies, goods, equipment or other assets), in each case, in excess of $2,000,000 per year or in the next twelve (12) months;

(xvi)      that are STFC Leases;

(xvii)     that provides for any guarantee of third-party obligations, other than any guarantees by STFC of its Subsidiaries’ obligations or guarantees by STFC’s Subsidiaries of STFC’s obligations;

(xviii)    with any Governmental Authority, other than any non-disclosure or similar Contract or Policy entered into in the ordinary course of business;

(xix)      providing for any settlement of any Action (other than ordinary course claims made under SAM Insurance Contracts within applicable policy limits) that (A) imposes material future limitations on the operation of STFC and its Subsidiaries or (B) involves (x) payments after December 31, 2020, in excess of $5,000,000 or (y) monitoring or reporting obligations to any other Person; or

(xx)       that provides for the “sale” (as defined in the California Consumer Privacy Act) of Personal Data Processed by STFC or any of its Subsidiaries.

(b)          Assuming the due authorization, execution and delivery thereof by the other party or parties thereto, (i) each STFC Material Contract is a valid and binding obligation of STFC and any of its Subsidiaries party thereto and, to the Knowledge of STFC, each other party or parties thereto, in accordance with its terms and is in full force and effect, subject to the Bankruptcy and Equity Exception, (ii) as of the date hereof, each STFC Material Contract is in full force and effect, (iii) STFC and any applicable Subsidiary of STFC is not and, to the Knowledge of STFC, as of the date hereof, no other party thereto is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in each STFC Material Contract and (iv) no event has occurred that, with or without notice, lapse of time or both, would constitute a default by STFC or any of its Subsidiaries, or to the Knowledge of STFC, as of the date hereof, by any other party thereto, under any STFC Material Contract, except, with respect to each of the foregoing clauses (i), (ii), (iii) and (iv) where such failures to be valid and binding and in full force and effect and defaults would not, individually or in the aggregate, have a STFC Material Adverse Effect.  STFC has made available to LMHC a copy of each STFC Material Contract.

Section 5.11     STFC Insurance Companies.  Each STFC Insurance Company is (a) duly licensed or authorized as an insurance company in its jurisdiction of organization and (b) since December 31, 2018 has been duly licensed, authorized or otherwise eligible to transact the business of insurance in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted.  Section 5.11 of the STFC Disclosure Letter sets forth a list of each STFC Insurance Company.  No STFC Insurance Company is or would be considered by any Governmental Authority to be commercially domiciled in any jurisdiction.

Section 5.12     Statutory Statement; Examinations.

(a)          Since December 31, 2018, each of the STFC Insurance Companies has filed or submitted all annual, quarterly and other periodic statements, together with all exhibits, interrogatories, notes, schedules, affirmations or certifications, in each case, required by applicable Law to be filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance or reinsurance, as applicable (collectively, the “STFC Statutory Statements”).

(b)          Prior to the date hereof, STFC has made available to LMHC, to the extent required to be filed with the applicable Insurance Regulator as of the date of this Agreement, (i) all STFC Statutory Statements as of December 31, 2019, and December 31, 2020, and for the annual periods then ended, each in the form filed with the applicable Insurance Regulator and (ii) all STFC Statutory Statements as of March 31, 2021, and for the quarter period then ended, each in the form filed with the applicable Insurance Regulator.  The financial statements included in such STFC Statutory Statements were prepared in accordance with SAP, in each case, consistently applied for the periods involved (except as may have been noted therein), and fairly present in all material respects, the statutory financial position of the relevant STFC Insurance Company at the respective dates thereof and the results of operations and changes in capital and surplus of such STFC Insurance Company for the respective periods then ended.  Such STFC Statutory Statements complied in all material respects with all applicable Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Insurance Regulator with respect to any of such STFC Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.

(c)          Prior to the date hereof, STFC has made available to LMHC all examination reports including both financial and market conduct examinations (and has notified LMHC of any pending examinations) of any Insurance Regulator received by it in the last five (5) years, relating to STFC Insurance Companies.  Each material violation or deficiency that has been asserted in writing by any Insurance Regulator and noted in any of such examination reports has been cured in all material respects or otherwise resolved to the satisfaction of such Insurance Regulator.

(d)          Section 5.12(d) of the STFC Disclosure Letter sets forth a list of all Permitted Accounting Practices utilized in the preparation of the STFC Statutory Statements.

Section 5.13     Insurance Business.

(a)          All STFC Insurance Contracts that are In Force as of the date of this Agreement and any and all marketing materials utilized by STFC and its Subsidiaries in the marketing and sale of STFC Insurance Contracts since December 31, 2018, are, to the extent required under applicable Laws, on forms and at rates approved by the Insurance Regulator of the jurisdiction where issued or, to the extent required by applicable Laws, have been filed with and not objected to by such authority within the period provided for objection, except as would not, individually or in the aggregate, have a STFC Material Adverse Effect.

(b)          Except as would not, individually or in the aggregate, have a STFC Material Adverse Effect, since December 31, 2018, to the Knowledge of STFC (i) each STFC Producer, at the time such STFC Producer sold or produced any STFC Insurance Contract, was duly and appropriately appointed by a STFC Insurance Company, in compliance with applicable Law, to act as a STFC Producer for a STFC Insurance Company and was duly and appropriately licensed as a STFC Producer (for the type of business sold or produced by such STFC Producer on behalf of a STFC Insurance Company), in each jurisdiction in which such STFC Producer was required to be so licensed, and no such STFC Producer violated any term or provision of applicable Law relating to the sale or production of any STFC Insurance Contract, (ii) no STFC Producer has breached the terms of any agency or broker contract with a STFC Insurance Company or violated any Law or policy of a STFC Insurance Company in the solicitation, negotiation, writing, sale or production of business for any STFC Insurance Company, (iii) no STFC Producer has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation of applicable Law in connection with such STFC Producer’s actions in his, her or its capacity as a STFC Producer for a STFC Insurance Company or any enforcement or disciplinary proceeding alleging any such violation and (iv) neither STFC nor any STFC Insurance Company has received any written notice or inquiry from any Governmental Authority with respect to any STFC Producer regarding any of the matters described in clauses (i) through (iii), or the STFC Producer’s compliance therewith.  Except as would not, individually or in the aggregate, have a STFC Material Adverse Effect, there are no outstanding (x) disputes with STFC Producers concerning commissions or other incentive compensation, (y) to the Knowledge of STFC, errors and omissions claims against any STFC Producer or (z) material amounts owed by any STFC Producer to STFC or any of the STFC Insurance Companies.

(c)          Since December 31, 2018, all claims presented by any Person under any STFC Insurance Contract issued by any STFC Insurance Company have in all material respects been acknowledged, and either paid, provision for payment thereof has been made, or appropriate notice and objection for any disputed claim has been sent to the claimant in accordance with the terms of such STFC Insurance Contract and the Laws under which they arose, except for any such claims made for which the applicable STFC Insurance Company reasonably believes or believed that there is a reasonable basis to contest payment.

(d)          Since December 31, 2018, the STFC Insurance Contracts have been marketed, sold and issued in compliance in all material respects with all applicable Laws.

(e)          Each of the STFC Insurance Companies has timely filed, on forms prescribed or permitted by the applicable Governmental Authorities, all required Holding Company System Regulatory Act filings with the applicable Governmental Authorities since December 31, 2018.  STFC has made available to LMHC all material Holding Company System Regulatory Act filings or submissions made by STFC or any of the STFC Insurance Companies with any Insurance Regulator since December 31, 2018, including any requests for extraordinary dividends, notifications of ordinary dividends, prior approvals for intercompany agreements, guarantees, cost sharing agreements, purchases, extensions of credit, investments, and reinsurance agreements, as required, and any material written communication received from any Insurance Regulator relating thereto, including approvals from any Insurance Regulator related to the foregoing.

(f)          STFC has made available to LMHC true, complete and correct copies of all material Risk-Based Capital reports for STFC or any of the STFC Insurance Companies that cover periods beginning on or after December 31, 2018.  None of STFC or any of the STFC Insurance Companies has suffered a decrease in its Risk-Based Capital to “Company Action Level.”

(g)          STFC has made available to LMHC copies of all (i) Own Risk Solvency Assessment reports filed with Superintendent and (ii) Corporate Governance Annual Disclosures filed with Superintendent, in each case, since December 31, 2018.

Section 5.14     Reinsurance.

(a)          (i) Section 5.14(a)(i) of the STFC Disclosure Letter sets forth a list of each reinsurance or retrocession Contract to which any STFC Insurance Company is a party and under which the STFC Insurance Companies party thereto have ceded or retroceded reserves, individually or in the aggregate, of $1,000,000 or more as of the date hereof (the “STFC Ceded Reinsurance Contracts”) and (ii) Section 5.14(a)(ii) of the STFC Disclosure Letter sets forth a list of each reinsurance or retrocession Contract to which any STFC Insurance Company is a party and under which the STFC Insurance Companies party thereto have assumed reserves, individually or in the aggregate, of $1,000,000 or more as of the date hereof (the “STFC Assumed Reinsurance Contracts,” and, together with the STFC Ceded Reinsurance Contracts, the “STFC Reinsurance Contracts”).  STFC has made available to LMHC a copy of each STFC Reinsurance Contract.

(b)          Assuming the due authorization, execution and delivery thereof by the other party or parties thereto (i) each STFC Reinsurance Contract is a valid and binding obligation of any of the STFC Insurance Companies party thereto and, to the Knowledge of STFC, each other party or parties thereto, in accordance with its terms, subject to the Bankruptcy and Equity Exception, (ii) each STFC Reinsurance Contract is in full force and effect, (iii) no termination, springing collateral or other trigger event or similar circumstance or condition applicable to any STFC Insurance Company has occurred with respect to any STFC Reinsurance Contract, (iv) any applicable STFC Insurance Company is not and, to the Knowledge of STFC, no other party thereto is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in each STFC Reinsurance Contract, (v) no event has occurred that, with or without notice, lapse of time or both, would constitute a default by any of the STFC Insurance Company, or to the Knowledge of STFC, by any other party thereto, under any STFC Reinsurance Contract and (vi) each STFC Ceded Reinsurance Contract to which STFC took credit on the STFC Statutory Statements contains all terms and conditions necessary for any STFC Insurance Company party thereto to take full credit on its statutory financial statements for the reinsurance provided thereunder, except, with respect to each of the foregoing clauses (i), (ii), (iii), (iv), (v) and (vi) as would not, individually or in the aggregate, have a STFC Material Adverse Effect.

(c)          Section 5.14(c)(i) of the STFC Disclosure Letter sets forth a list of each reinsurance or retrocession claim under the STFC Ceded Reinsurance Contracts with ceded recoverables and ceded reserves of $1,000,000 or more (the “STFC Ceded Claims”) and Section 5.14(c)(ii) of the STFC Disclosure Letter sets forth a list of each assumed claim under the STFC Assumed Reinsurance Contracts with assumed recoverables and assumed reserves of $1,000,000 or more (the “STFC Assumed Claims”).  With respect to the STFC Ceded Claims and the STFC Assumed Claims, (i) no recoverables with respect to the STFC Ceded Claims are in dispute or over ninety (90) days past due, (ii) no payables with respect to the STFC Assumed Claims are in dispute or over ninety (90) days past due, (iii) no arbitration demands have been issued with respect to any STFC Ceded Claim or STFC Assumed Claim and no arbitration proceedings have been instituted with respect to any STFC Ceded Claim or STFC Assumed Claim and (iv) to the Knowledge of STFC, there are no pending or threatened arbitration demands or proceeding with respect to any STFC Ceded Claim or STFC Assumed Claim, except, with respect to each of the foregoing clauses (i), (ii), (iii) or (iv) where such disputed or past due amounts, arbitration demands, arbitration proceedings or impending arbitration demands or proceedings would not, individually or in the aggregate, have a STFC Material Adverse Effect.

Section 5.15     Actuarial Reports.  As of the date of this Agreement, with respect to the SAM Insurance Companies, SAM has made available to LMHC all material actuarial reports in SAM’s possession and prepared by actuaries, independent or otherwise, that cover periods beginning on or after December 31, 2018.  The information and data furnished by the SAM Insurance Companies to its independent actuaries in connection with the preparation of such actuarial reports were accurate and complete in all material respects for the periods covered in such reports.

Section 5.16     STFC Investment Assets.

(a)          Except as would not, individually or in the aggregate, have a STFC Material Adverse Effect, (i) as of the date hereof, each of the investment assets owned by a STFC Insurance Company (the “STFC Investment Assets”) complies with the investment policies and guidelines of the applicable STFC Insurance Company and (ii) STFC and each of the STFC Insurance Companies has good and marketable title in and to all of the STFC Investment Assets it purports to own, free and clear of all Liens, other than Permitted Liens.

(b)          Neither STFC nor any of its Subsidiaries has any funding obligations of any kind, or obligation to make any additional advances, capital contributions or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the STFC Investment Assets that are in excess of $100,000,000.  There are no outstanding commitments, options, put agreements or other arrangements relating to the STFC Investment Assets to which STFC or any of its Subsidiaries may be subject upon or after the Closing that are in excess of $100,000,000.

Section 5.17     Taxes.

(a)          All income, premium and other material Tax Returns required to be filed by or with respect to STFC or any of its Subsidiaries have been timely filed (taking into account valid extensions), and all such Tax Returns are true, correct and complete in all material respects.  All income, premium and other material Taxes required to be paid by or on behalf of or with respect to STFC or any of its Subsidiaries, whether or not shown as due on any such Tax Returns, have been timely paid to the appropriate Governmental Authority.  With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or payable, STFC and its Subsidiaries have made adequate accruals for such Taxes on the STFC Financial Statements.  No material Tax Liability has been incurred by or with respect to STFC or any of its Subsidiaries since the date of the STFC Financial Statements, except for Taxes incurred in the ordinary course of business.

(b)          (i) All material Taxes required to be withheld under applicable Law in connection with amounts paid by STFC or any of its Subsidiaries to any employee, independent contractor, creditor, shareholder or other third party have been withheld and timely paid to the appropriate Governmental Authority and (ii) STFC and each of its Subsidiaries have otherwise complied in all material respects with all applicable Laws relating to the withholding, collection and remittance of Taxes (including information reporting requirements).

(c)          None of STFC or any of its Subsidiaries has received any written notice of any actions for the assessment or collection of material Taxes, and there are no pending, and to the Knowledge of STFC, no proposed or threatened audits, investigations, examinations, or other proceedings by a Governmental Authority with respect to any material Taxes or Tax Returns of STFC or any of its Subsidiaries.

(d)          There are no currently pending written requests for waivers of the time to assess any material Tax of STFC or any of its Subsidiaries.  None of STFC or any of its Subsidiaries has waived any statute of limitations with respect to material Taxes, or agreed to any extension of time with respect to a material Tax assessment or deficiency, which waiver or extension is currently in effect.

(e)          No written claim has been made by a Governmental Authority in a jurisdiction in which STFC or any of its Subsidiaries does not file Tax Returns or pay Taxes of a particular type claiming that STFC or any such Subsidiary, as applicable, is subject to taxation by that jurisdiction, required to file such Tax Returns, or required to pay such Taxes.  There are no rulings, special Tax incentives, closing agreements, or similar arrangements with any Governmental Authority with regard to material Taxes, Tax Returns, or the determination of a material Tax Liability of STFC or any of its Subsidiaries that would have continuing effect or be binding for periods (or portions thereof) ending after the Closing Date.

(f)          There are no Liens for material Taxes against any of the assets of STFC or any of its Subsidiaries, except for Permitted Liens.

(g)          None of STFC or any of its Subsidiaries is a party to, or bound by, any Tax allocation, indemnification or sharing agreement or arrangement (other than agreements between or among STFC and its Subsidiaries or between or among such Subsidiaries), other than any agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes.

(h)          None of STFC or any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary, loss sharing or similar group for Tax purposes (other than any such group of which STFC is the common parent) or (ii) has any Liability for material Taxes of any other Person under Treasury Regulations section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, or otherwise under any provision of applicable Law.

(i)          Neither STFC nor any of its Subsidiaries will be required to include any material amount of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) an adjustment pursuant to Section 481(a) or Section 807(f) of the Code with respect to a change in accounting method that occurred on or before the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any comparable, analogous or similar provision of state, local or non-U.S. Law) entered into on or before the Closing Date, (iii) intercompany transaction consummated on or before the Closing Date or excess loss account existing on or before the Closing Date, in either case described under Section 1502 of the Code (or any comparable, analogous or similar provision of state, local or non-U.S. Law), (iv) installment sale or open transaction disposition occurring on or before the Closing Date or (v) prepaid amount or deposit received on or before the Closing Date.  Neither STFC nor any of its Subsidiaries is required to pay any Tax following the Closing Date as a result of the application of Section 13523(e) of the Tax Cuts and Jobs Act, P.L. No. 115-97.

(j)          None of STFC or any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a transaction intended to qualify pursuant to Section 355 of the Code.

(k)          None of STFC or any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations section 1.6011-4 (or any similar provision of state, local or non-U.S. Law).

(l)          Each of STFC and its Subsidiaries has, since the date of its inception, been taxed as an insurance company pursuant to Section 831 of the Code.

(m)          STFC and its Subsidiaries have not (i) deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) claimed any Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act, (iii) sought a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act and (iv) elected to defer any payroll, employment, or similar Taxes pursuant to any Payroll Tax Executive Order.

Section 5.18     STFC Related Party Transactions.  Since December 31, 2018 and through the date hereof, there has been no transaction, or series of related transactions, agreements, arrangements or understandings to which STFC or any of its Subsidiaries was or is to be a party, that would be required to be disclosed, but has not been, under Item 404 of Regulation S-K promulgated under the Securities Act.

Section 5.19     Employee Benefit Plans.

(a)          Section 5.19(a) of the STFC Disclosure Letter sets forth a list of each material STFC Benefit Plan.  With respect to each material STFC Benefit Plan required to be set forth on Section 5.19(a) of the STFC Disclosure Letter, to the extent applicable, STFC has made available to LMHC (i) the plan document (including all amendments thereto) or, if such plan is not in writing, a written summary of such plan, (ii) a copy of any trust or other funding arrangement, (iii) each ERISA summary plan description and summary of material modifications, (iv) the most recently filed annual report on IRS Form 5500, including all schedules thereto, (v) the most recent financial statement and actuarial or other valuation reports prepared with respect thereto, (vi) the most recently received IRS determination letter (or opinion or advisory letter, if applicable) regarding the tax-qualified status of each STFC Benefit Plan that is intended to be tax-qualified and (vii) all material non-routine correspondence to and from any Governmental Authority within the last three (3) years addressing any matter involving actual or potential material Liability relating to a STFC Benefit Plan.

(b)          Except for such matters that, individually or in the aggregate, could not reasonably be expected to result in a STFC Material Adverse Effect, (i) each STFC Benefit Plan has been operated and administered in accordance with its terms and applicable Laws, including but not limited to ERISA, the Code and the Affordable Care Act, and complies in form to the requirements of such applicable Laws and (ii) all contributions required to be made with respect to any STFC Benefit Plan have been timely made and deposited.  All material reports, returns, notices and similar documents required to be filed with any Governmental Authority or distributed to any STFC Benefit Plan participant have been timely filed or distributed.

(c)          During the previous six (6) years, neither STFC, any of its Subsidiaries nor any of their respective ERISA Affiliates have maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), (i) except as set forth on Section 5.19(c)(i) of the STFC Disclosure Letter, a Title IV Plan, (ii) a Multiemployer Plan, (iii) a multiple employer plan as described in Sections 4063 or 4064 of ERISA or Section 413(c) of the Code or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.  With respect to each STFC Benefit Plan that is a Title IV Plan:

(i)          The minimum funding standards under Section 302 of ERISA and Section 412 of the Code have been satisfied in all material respects and no waiver of any minimum funding standard or extension of any amortization period has been requested or granted.

(ii)         No proceedings have been commenced or threatened by the PBGC to terminate such Title IV Plan.

(iii)        Neither STFC nor any of its ERISA Affiliates has made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA, from a Multiemployer Plan (or any Liability resulting therefrom has been satisfied in full).  Neither STFC nor any ERISA Affiliate has any contingent Liability under Section 4204 of ERISA.

(iv)        No “reportable event” (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur as a result of the transactions contemplated by this Agreement (other than an event for which the 30-day notice requirement has been waived under applicable PBGC regulations).

(v)         No such Title IV Plan is in “at risk” status within the meaning of Section 430 of the Code or Section 303(i) of ERISA.

(vi)          None of STFC, any of its Subsidiaries or any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or 4212(c) of ERISA.

(d)          With respect to each STFC Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code, (i) each such STFC Benefit Plan has received a favorable determination letter or opinion letter from the IRS with respect to its qualification, (ii) the trusts maintained thereunder have been determined to be exempt from taxation under Section 501(a) of the Code and (iii) no event has occurred that would reasonably be likely to result in disqualification or adversely affect such tax-qualification or exemption.

(e)          There are no pending, anticipated or, to the Knowledge of STFC, threatened actions, suits, disputes, hearings or claims against STFC or any of its Subsidiaries with respect to any STFC Benefit Plan or SAM Benefit Plan, by or on behalf of any current or former participant or beneficiary covered under any such plan (other than routine claims for benefits) that, individually or in the aggregate, could reasonably be expected to result in a STFC Material Adverse Effect.  Neither STFC nor any of its Subsidiaries has received written notice of and, to the Knowledge of STFC, there are no audits or investigations by any Governmental Authority with respect to or involving any STFC Benefit Plan and no STFC Benefit Plan is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.

(f)          Except as set forth on Section 5.19(f) of the STFC Disclosure Letter, none of the STFC Benefit Plans obligates STFC or any of its Subsidiaries to provide a current or former officer, employee, natural independent contractor or director (or any beneficiary or dependent thereof) of STFC, SAM or any of their respective Subsidiaries with any life insurance or medical, health or disability benefits after his or her termination of employment or service with STFC, SAM or any of their respective Subsidiaries, other than as required under COBRA, except with respect to a contractual or statutory obligation to reimburse any premiums such person may pay in order to obtain health coverage under COBRA.  To the Knowledge of STFC, no circumstance exists that would prohibit LMHC, STFC or any Subsidiaries of STFC from amending or terminating any STFC Benefit Plan that provides retiree welfare benefits, or reducing or eliminating such benefits provided thereunder, at any time.

(g)          Neither STFC nor its Subsidiaries have engaged in, and to the Knowledge of STFC no other Person has engaged in, any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any STFC Benefit Plan or SAM Benefit Plan that could reasonably be expected to result in a STFC Material Adverse Effect and none of STFC or any of its Subsidiaries or, to the Knowledge of STFC, any other “fiduciary” (as defined in Section 3(21) of ERISA) has breached a fiduciary duty or otherwise failed to act or comply in connection with the administration or investment of the assets of such STFC Benefit Plan or SAM Benefit Plan in a manner that could reasonably be expected to result in a STFC Material Adverse Effect.  Neither STFC nor any of its Subsidiaries have incurred any material Liability for any Tax or civil penalty imposed under Chapter 43 of the Code or Sections 409 or 502 of ERISA that has not been satisfied in full.

(h)          Neither STFC nor any of its Subsidiaries have any obligation to gross-up, indemnify or otherwise reimburse any current or former officer, employee, natural independent contractor or director of STFC, SAM or any of their respective Subsidiaries for any Taxes, including under Code Section 409A or Code Section 4999, or any interest or penalty related thereto.

(i)          Except as set forth on Section 5.19(i) of the STFC Disclosure Letter or as contemplated in this Agreement, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (whether alone or upon the occurrence of any other events) (i) entitle any current or former officer, employee, natural independent contractor or director of STFC or any of its Subsidiaries to any payment, benefit or other compensation, (ii) increase any payment, benefit or other compensation that becomes due or payable to any current or former officer, employee, natural independent contractor or director of STFC or any of its Subsidiaries, (iii) accelerate the time of payment, vesting or funding (through a grantor trust or otherwise) of any payment, benefit or other compensation that becomes due or payable to any current or former officer, employee, natural independent contractor or director of STFC or any of its Subsidiaries, (iv) result in any payment or benefit that would constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) or (v) result in the application of any limitation or restriction on the ability of STFC or its Subsidiaries to amend or terminate any STFC Benefit Plan.

Section 5.20     Labor and Employment Matters.

(a)          STFC and its Subsidiaries are neither party to, bound by or in the process of negotiating any collective bargaining agreement or other labor-related agreement or arrangement with any labor union, trade union, labor organization or other employee representative body and no employees of STFC or its Subsidiaries are represented by any labor union, labor organization or works council with respect to their employment with STFC or its Subsidiaries.  To the Knowledge of STFC, there have been no labor union organizing activities with respect to any employees of STFC or its Subsidiaries.

(b)          In the last three (3) years, none of STFC or any of its Subsidiaries has entered into a settlement agreement with a current or former officer, employee or independent contractor of STFC or its Subsidiaries who made allegations of discrimination or sexual harassment by either (i) an officer of STFC or its Subsidiaries or (ii) an employee of STFC or its Subsidiaries at the level of Director or above.  To the Knowledge of STFC, in the last three (3) years, there have been no formal allegations of discrimination or sexual harassment made against (A) any officer of STFC or its Subsidiaries or (B) an employee of STFC or its Subsidiaries at the level of Director or above.

(c)          To the Knowledge of STFC, no current employee of STFC or its Subsidiaries, who is at the level of Director or above, intends to terminate his or her employment with STFC or any of its Subsidiaries prior to the twelve (12) month anniversary of the Closing.

(d)          Except as would not, individually or in the aggregate, have a STFC Material Adverse Effect, each release of employment claims in favor of STFC and its Subsidiaries obtained from an employee of STFC or its Subsidiaries since December 31, 2018 is effective and binding to release all employment claims purported to be released therein by such employee, subject to applicable Law.

(e)          Except as would not, individually or in the aggregate, reasonably be expected to result in material Liability to SAM or any of its Subsidiaries, to the Knowledge of STFC, (i) each individual who is currently providing services to STFC or any of its Subsidiaries, or who provided services to STFC or any of its Subsidiaries since December 31, 2018, as an independent contractor or consultant is or was properly classified and properly treated as an independent contractor or consultant by STFC and its Subsidiaries, (ii) each individual who is currently providing services to STFC or any of its Subsidiaries through a third-party service provider, or who provided services to STFC or any of its Subsidiaries through a third-party service provider since December 31, 2018, is not or was not an employee of STFC or any of its Subsidiaries and (iii) none of STFC or any of its Subsidiaries has a single employer, joint employer, alter ego or similar relationship with any other company not affiliated with STFC.

(f)          To the Knowledge of STFC, no employee of STFC or its Subsidiaries is in any respect in material violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement or other restrictive covenant: (i) to STFC or any of its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by STFC or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

Section 5.21     Intellectual Property.

(a)          Section 5.21 of the STFC Disclosure Letter sets forth a list of all patents and pending patent applications, trademark registrations and pending trademark applications, copyright registrations and domain name registrations, in each case which are owned by STFC or a Subsidiary of STFC as of the date hereof.  STFC or a Subsidiary of STFC owns, or is licensed or otherwise has the right to use, all Intellectual Property that is used in and material to the conduct of the business of STFC and its Subsidiaries as presently conducted.

(b)          To the Knowledge of STFC, the conduct of the business of STFC and its Subsidiaries does not and, since December 31, 2018, did not infringe, misappropriate or otherwise violate any Intellectual Property rights of any Person, and, as of the date hereof, there is no Action pending or, to the Knowledge of STFC, threatened in writing that STFC or any of its Subsidiaries is infringing, misappropriating or otherwise violating the Intellectual Property rights of any Person.  To the Knowledge of STFC, no Person is infringing any Intellectual Property rights owned by STFC or a Subsidiary of STFC.

(c)          To the Knowledge of STFC, none of the Software owned by STFC or any of its Subsidiaries that is used in and material to the conduct of the business of STFC and its Subsidiaries as presently conducted includes any “open source” or “copyleft” software that would require, based on the use of such software as used prior to the date hereof, any material components of such software to be licensed, disclosed or distributed to any non-Affiliated Person under any terms, including making the source code publicly available.

(d)          At all times since December 31, 2018, STFC and its Subsidiaries have taken reasonable steps, including implementing administrative, technical, and physical security measures, to protect Personal Data and confidential information in their possession or control against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse, including any of the foregoing required by any applicable Privacy and Data Security Laws, Privacy Agreements and its Privacy and Data Security Policies.  Except as set forth in Section 5.21(d) of the STFC Disclosure Letter, since December 31, 2018, there has been no unauthorized access, use, or disclosure of Personal Data or confidential information in the possession or control of STFC, its Subsidiaries and any of their contractors with regard to any Personal Data and confidential information obtained from or on behalf of STFC or its Subsidiaries.

(e)          STFC and its Subsidiaries have, and since December 31, 2018 had, fully implemented written Privacy and Data Security Policies.  STFC and its Subsidiaries are, and at all times since December 31, 2018 have been in compliance in all material respects with (i) all Privacy and Data Security Laws, (ii) all Privacy Agreements and (iii) their Privacy and Data Security Policies.  Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions contemplated under this Agreement, nor LMHC’s or its Subsidiaries’ possession or Processing of Personal Data consistent with STFC and its Subsidiaries’ current operations will violate any of the Privacy Agreements, its Privacy and Data Security Policies, or any applicable Privacy and Data Security Laws.

(f)          There is no pending, nor since December 31, 2018 has there ever been any, complaint, audit, proceeding, investigation, or claim against STFC or its Subsidiaries initiated by any Person or any Governmental Authority alleging that any Processing of Personal Data by STFC or its Subsidiaries (i) is in violation of any applicable Privacy and Data Security Laws, (ii) is in violation of any Privacy Agreements, (iii) is in violation of any of their Privacy and Data Security Policies or (iv) otherwise constitutes an unfair, deceptive, misleading, or abusive trade practice.

(g)          STFC and its Subsidiaries have in place commercially reasonable procedures to contractually require all third parties, including vendors, Affiliates, and other Persons providing services to STFC or its Subsidiaries that have access to or receive Personal Data from or on behalf of STFC or its Subsidiaries to comply with all applicable Privacy and Data Security Laws, to have a written contract requiring compliance with applicable Privacy and Data Security Laws, and to take reasonable steps to ensure that all Personal Data and confidential information in such third parties’ possession or control is protected against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse.

Section 5.22     Insurance Coverage.  STFC and its Subsidiaries maintain policies of insurance in such amounts and against such risks as STFC believes to be commercially reasonable.  Except as would not, individually or in the aggregate, have a STFC Material Adverse Effect, (a) all such insurance policies are in full force and effect and (b) STFC and its Subsidiaries are not and, to the Knowledge of STFC, as of the date hereof, no insurer is in default or breach of any terms and conditions under any such insurance policy.  As of the date hereof, neither STFC nor any of its Subsidiaries is in receipt of any notice of cancellation or termination with respect to any such policy or any denial of coverage or reservation of rights with respect to any material claim made pursuant to any such insurance policy.

Section 5.23     Real Property.

(a)          STFC does not own any real property.

(b)          Section 5.23(b) of the STFC Disclosure Letter sets forth a list of all of the real property leased, licensed, subleased or otherwise used or occupied by STFC and its Subsidiaries as of the date hereof (the “STFC Leased Real Property”).  STFC and its Subsidiaries have a valid and enforceable leasehold interest in all leases, subleases, licenses and occupancy agreements, as the same may have been amended, supplemented or otherwise modified from time to time (the “STFC Leases”), free and clear of all subtenancies and other occupancy rights and Liens, with respect to the STFC Leased Real Property.  With respect to the STFC Leases, neither STFC nor any of its Subsidiaries are in breach thereof or default thereunder and there does not exist under any STFC Lease any event which, with or without the giving of notice or the lapse of time or both, would constitute such a breach or default by STFC or its Subsidiaries, except for such breaches and defaults as to which requisite waivers or consents have been obtained or which would not have a STFC Material Adverse Effect.  (i) No action, suit, investigation, arbitration, or administrative or other proceeding is pending or, to the Knowledge of STFC, threatened that would reasonably be expected to curtail or interfere with the current use and operation of any STFC Leased Real Property in any material respect, (ii) all Permits have been obtained which are required by Law for the current uses of all STFC Leased Real Property for the conduct of business as currently conducted and as planned to be conducted as of the date of this Agreement, and (iii) STFC has no Knowledge and has not received any written notice of a violation applicable to any building, zoning, health or other Law, contractual restriction or covenant or easements in respect of the use or occupation of the property and improvements subject to any STFC Lease for the conduct of business as currently conducted or as planned to be conducted as of the date of this Agreement, in each case, which would have a STFC Material Adverse Effect.

(c)          (i) There are no condemnation, eminent domain or similar proceedings affecting any STFC Leased Real Property that are currently pending or, to the Knowledge of STFC, threatened and (ii) to the Knowledge of STFC, the buildings, structures and material fixtures located upon the STFC Leased Real Property are, in all material respects, in good repair, working order and condition, and free from any known defects (subject to normal wear and tear) and, in the case of buildings and other structures, are structurally sound.

Section 5.24     Environmental Matters.  Except as would not, individually or in the aggregate, reasonably be likely to have a STFC Material Adverse Effect, (a) since December 31, 2018, neither STFC nor any of its Subsidiaries has (i) received written notice from any Governmental Authority or other Person alleging that STFC or any of its Subsidiaries is in violation of any applicable Environmental Law or has Liability pursuant to any Environmental Law or with respect to Hazardous Substances or (ii) been subject to an Action pursuant to Environmental Law, (b) since December 31, 2018, STFC and its Subsidiaries have been and are in compliance with applicable Environmental Laws, (c) neither STFC nor any of its Subsidiaries is subject to any Order pursuant to Environmental Law, (d) neither STFC nor any of its Subsidiaries have assumed or retained by contract or agreement Liabilities arising pursuant to Environmental Law or with respect to Hazardous Substances of any other Person in connection with the sale or conveyance of any real property, business or entity, excluding any such agreements that have expired or been terminated and (e) to the Knowledge of STFC, there are no facts, circumstances, events, occurrences or conditions that would reasonably be expected to cause STFC or any of its Subsidiaries to incur Liability pursuant to Environmental Law or with respect to Hazardous Substances.

Section 5.25     Reserves.  The reserves, funds or provisions for losses (including incurred by not reported losses), claims, premiums, unearned premiums, loss and loss adjustment expenses (whether allocated or unallocated) of each STFC Insurance Company contained in its STFC Statutory Statements (a) were, except as otherwise noted in the applicable STFC Statutory Statement, determined in accordance with generally accepted actuarial standards consistently applied, (b) are fairly stated in accordance with sound actuarial principles and applicable SAP and (c) satisfied the requirements of all applicable Laws in all material respects. Notwithstanding anything to the contrary in this Agreement or any other agreement, document or instrument delivered or to be delivered in connection herewith, each of LMHC, Merger Sub I and Merger Sub II acknowledges and agrees that STFC and its Subsidiaries make no representations or warranties with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection herewith is intended or shall be construed to be a representation or warranty, express or implied, for any purposes of this Agreement or any other agreement, document or instrument to be delivered in connection herewith or therewith, in respect of the adequacy or sufficiency of reserves.

Section 5.26     Proxy Statement.  The Proxy Statement will, when filed, comply as to form with the applicable requirements of the Exchange Act.  None of the information provided by STFC to be included in the Proxy Statement, at the date the Proxy Statement is first mailed to STFC Shareholders, at the time of any amendment thereof or supplement thereto, and at the time of STFC Shareholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, STFC makes no representation or warranty with respect to any information supplied by LMHC that is contained or incorporated by reference in any of the foregoing documents.

Section 5.27     Takeover Statutes.  The STFC Board has taken or shall have taken all action prior to the Closing to ensure that no restrictions included in any “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation (including Section 1701.831 of the OGCL and Chapter 1704 of the Ohio Revised Code) enacted under state or federal laws in the United States applicable to STFC are applicable to this Agreement and the STFC Merger or the other transactions contemplated hereby.

Section 5.28     Financial Advisor Opinion.  The STFC Special Committee has received the opinion of Houlihan Lokey Capital, Inc. to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, the Merger Consideration to be received by the holders of Shares, other than SAM or any of STFC’s Subsidiaries, in the STFC Merger pursuant to this Agreement is fair, from a financial point of view, to such holders (other than SAM or any of STFC’s Subsidiaries).

Section 5.29     Brokers or Finders.  No broker, finder or investment banker (other than Houlihan Lokey Capital, Inc.) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the STFC Merger or the other transactions contemplated hereby based upon arrangements made by or on behalf of STFC, its Subsidiaries or any of their respective directors, officers or employees.  STFC has heretofore delivered to LMHC on a confidential basis a copy of STFC’s engagement letter with Houlihan Lokey Capital, Inc. or any Affiliate thereof, all agreements under which any fees or expenses in connection with the Transactions are payable and all indemnification and other agreements related to the engagement of Houlihan Lokey Capital, Inc.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF LMHC

Except as set forth in the LMHC Disclosure Letter (it being understood that any information set forth in one section or subsection of the LMHC Disclosure Letter shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement or the LMHC Disclosure Letter to the extent that the relevance of such information is reasonably apparent on the face of such disclosure), LMHC represents and warrants to each of SAM and STFC as follows:

Section 6.01     Organization and Good Standing; Organizational Documents.

(a)          Each of LMHC and its Subsidiaries, including Merger Subs, (i) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation or organization, except where any failure to be so organized, existing or in good standing would not, individually or in the aggregate, have a LMHC Material Adverse Effect, (ii) has full corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, except where any failure to have such power or authority would not, individually or in the aggregate, have a LMHC Material Adverse Effect, and (iii) is duly qualified or licensed to do business as a foreign corporation or entity and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a LMHC Material Adverse Effect.

(b)          LMHC has made available to SAM and STFC copies of its Organizational Documents.  LMHC is not in violation of any of the provisions of its Organizational Documents.

Section 6.02     Authority for Agreement.  Each of LMHC and Merger Subs has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions and the other transactions contemplated hereby.  The execution, delivery and performance by LMHC and Merger Subs of this Agreement, and the consummation by LMHC and Merger Subs of the Transactions and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of LMHC or Merger Subs, and no other votes or approvals of any class or series of capital stock of LMHC or Merger Subs (other than by the shareholder of the Merger Subs), are necessary to authorize this Agreement or to consummate the Transactions or the other transactions contemplated hereby.  This Agreement has been duly executed and delivered by LMHC and Merger Subs and, assuming the due authorization, execution and delivery by SAM and STFC, constitutes a legal, valid and binding obligation of LMHC and Merger Subs enforceable against LMHC and Merger Subs in accordance with its terms, except as enforcement thereof may be limited against LMHC or Merger Subs by the Bankruptcy and Equity Exception.  Each of LMHC and the Merger Subs have adopted resolutions approving this Agreement, the Transactions and the other transactions contemplated by this Agreement.

Section 6.03     No Conflict; Required Filings and Consents.

(a)          The execution and delivery of this Agreement by LMHC and Merger Subs do not, and the performance of this Agreement by LMHC and Merger Subs and the consummation of the Transactions and the other transactions contemplated hereby will not, (i) constitute or result in a conflict, breach or violation of or default under, the Organizational Documents of LMHC, the Merger Subs, or LMHC’s other Subsidiaries, (ii) assuming that all consents, approvals, authorizations and waivers contemplated by Section 6.03(b) have been obtained, and all filings described therein have been made, and assuming the accuracy and completeness of the representations and warranties set forth in Section 4.04(b) and Section 5.05(b), conflict with or violate any Law applicable to LMHC or its Subsidiaries or by which any property or asset of LMHC or any of its Subsidiaries is bound or affected, (iii) require any consent or other action by any Person under, result in a breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, or result in the loss of any right or benefit to which LMHC or any of its Subsidiaries is entitled under, any Contract to which LMHC or any of its Subsidiaries is a party or by which LMHC or any of its Subsidiaries, or any property or asset of LMHC or any of its Subsidiaries, is bound or affected or (iv) result (immediately or with notice or lapse of time or both) in the creation of a Lien on any property or asset of LMHC or its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a LMHC Material Adverse Effect.

(b)          The execution and delivery of this Agreement by LMHC and Merger Subs do not, and the performance of this Agreement by LMHC and Merger Subs and the consummation of the Transactions and the other transactions contemplated by this Agreement will not, require any action, consent, approval, authorization or waiver of or filing with or notification to, or registration or qualification with, any Governmental Authority, except for applicable requirements, if any, of (i) the Securities Act, the Exchange Act, state securities laws or “blue sky” laws, (ii) the HSR Act, (iii) the NASDAQ Global Select Market, (iv) filing and recordation of the SAM Certificate of Merger and the STFC Certificate of Merger, as required by the Ohio Revised Code, (v) the consents, approvals, authorizations, waivers, filings and notifications set forth in Section 6.03(b) of the LMHC Disclosure Letter and (vi) such other consents, approvals, authorizations, waivers, filings and notifications that would not, individually or in the aggregate, have a LMHC Material Adverse Effect.

Section 6.04     Compliance with Laws.  LMHC and its Subsidiaries are, and since December 31, 2018 have been, in compliance with all Laws, except as would not, individually or in the aggregate, have a LMHC Material Adverse Effect.  Since December 31, 2018 and through the date hereof, neither LMHC nor any of its Subsidiaries has received any written notification or, to the Knowledge of LMHC, oral notification from any Governmental Authority of any violation of Law applicable to LMHC or any of its Subsidiaries or by which any of their businesses, operations, properties or assets are bound, except as would not, individually or in the aggregate, have a LMHC Material Adverse Effect.

Section 6.05     Litigation; Orders.

(a)          There is no Action pending or, to the Knowledge of LMHC, threatened in writing against LMHC or any of its Subsidiaries, including Merger Subs, or their respective directors or officers in their capacities as such, that, if determined adversely, would, individually or in the aggregate, have a LMHC Material Adverse Effect.

(b)          There is no Order outstanding against LMHC or any of its Subsidiaries, including Merger Subs, or their respective businesses that would, individually or in the aggregate, have a LMHC Material Adverse Effect.

Section 6.06     Financial Statements.  LMHC has made available to SAM and STFC copies of (i) the audited consolidated balance sheets of LMHC as of December 31, 2020 and December 31, 2019 and the related consolidated statements of income, comprehensive income, changes in total equity and cash flows for the fiscal years then ended and (ii) the unaudited consolidated balance sheet of LMHC as of March 31, 2021 and the related consolidated statements of income, comprehensive income, changes in total equity and cash flows for the fiscal quarter then ended (collectively, the “LMHC Financial Statements”).  The LMHC Financial Statements were prepared and fairly present in accordance with GAAP, in each case, consistently applied for the periods involved, the consolidated financial position of LMHC and its consolidated Subsidiaries at the respective dates thereof and the consolidated income, comprehensive income, changes in total equity and cash flows for the respective periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with GAAP).

Section 6.07     Financial Capacity.  LMHC and its Subsidiaries has, as of the date of this Agreement and will have as of the Closing Date, sufficient cash, available lines of credit or other sources of funds at the Closing necessary to fund the aggregate Merger Consideration contemplated by this Agreement and any other amount required to be paid by them in connection with the consummation of the Transactions and to perform the other obligations of LMHC contemplated by this Agreement.

Section 6.08     Interim Operations of Merger Sub I.  Merger Sub I was formed solely for the purpose of engaging in the transactions contemplated hereby, and all of the outstanding shares of capital stock of Merger Sub I have been duly authorized and are validly issued, fully paid and non-assessable and owned by Liberty Mutual Group Inc.  Merger Sub I has not, and as of the Closing Date will not have, conducted any business and has no assets, Liabilities or obligations of any nature, in each case other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

Section 6.09    Interim Operations of Merger Sub II; Reorganization.  Merger Sub II was formed solely for the purpose of engaging in the transactions contemplated hereby, and all of the outstanding shares of capital stock of Merger Sub II have been duly authorized and are validly issued, fully paid and non-assessable and owned by LMHC.  Merger Sub II has not, and as of the Closing Date will not have, conducted any business and has no assets, Liabilities or obligations of any nature, in each case other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.  Neither LMHC nor Merger Sub II has taken (or agreed to take) any action or has Knowledge of any facts or circumstances relating to LMHC, Merger Sub II or any Affiliates of the foregoing that is reasonably likely to adversely affect the status of the SAM Transaction as reorganizations under Section 368(a) of the Code.

Section 6.10     Ownership of Shares.  Neither LMHC nor any of its Subsidiaries, including Merger Subs, beneficially owns (within the meaning of Section 13 of the Exchange Act), or will prior to the Closing Date beneficially own, any Shares, or is a party, or will prior to the Closing Date become a party, to any Contract (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any Shares.

Section 6.11     Certain Arrangements.  As of the date of this Agreement, except for this Agreement and the Voting Agreement (if and when fully executed), neither LMHC nor any of its Subsidiaries has entered into any contract (a) with any director or officer of SAM or STFC with respect to employment or consulting arrangements effective at or following the Closing, (b) with any STFC Shareholder pursuant to which such STFC Shareholder would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (c) with any STFC Shareholder pursuant to which such SAM Member agrees to vote to approve the Plan of Reorganization and the Amended Organizational Documents, (d) with any STFC Shareholder pursuant to which such STFC Shareholder agrees to vote to adopt this Agreement or against any Superior Proposal or (e) with any holder of STFC Equity Awards pursuant to which such holder would be entitled to receive consideration of a different amount or nature than the consideration payable pursuant to Section 3.02(a) and Section 3.02(d).

Section 6.12     Proxy Statement; Information Statement and Related Materials.

(a)          None of the information provided by LMHC to be included in the Proxy Statement, at the date the Proxy Statement is first mailed to STFC Shareholders, at the time of any amendment thereof or supplement thereto, and at the time of STFC Shareholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, LMHC makes no representation or warranty with respect to any information supplied by STFC that is contained in any of the foregoing documents.

(b)          None of the information provided by LMHC to be included in the Information Statement and Related Materials, at the date the Information Statement and Related Materials is first mailed to the SAM Members, at the time of any amendment thereof or supplement thereto, and at the time of SAM Members Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, LMHC makes no representation or warranty with respect to any information supplied by SAM that is contained or incorporated by reference in any of the foregoing documents.

Section 6.13     Statutory Statement.

(a)          Since December 31, 2018, each of the LMHC Existing Reorganized Insurers has filed or submitted all annual, quarterly and other periodic statements, together with all exhibits, interrogatories, notes, schedules, affirmations or certifications, in each case, required by applicable Law to be filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance or reinsurance, as applicable (collectively, the “LMHC Statutory Statements”).

(b)          Prior to the date hereof, LMHC has made available to SAM, to the extent required to be filed with the applicable Insurance Regulator as of the date of this Agreement, all LMHC Statutory Statements as of December 31, 2019, and December 31, 2020, and for the annual periods then ended, each in the form filed with the applicable Insurance Regulator.  The financial statements included in such LMHC Statutory Statements were prepared in accordance with SAP, in each case, consistently applied for the periods involved (except as may have been noted therein), and fairly present in all material respects, the statutory financial position of the relevant LMHC Existing Reorganized Insurers at the respective dates thereof and the results of operations and changes in capital and surplus of such LMHC Existing Reorganized Insurer for the respective periods then ended.  Such LMHC Statutory Statements complied in all material respects with all applicable Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Insurance Regulator with respect to any of such LMHC Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.

Section 6.14     Reserves.  The reserves, funds or provisions for losses (including incurred by not reported losses), claims, premiums, unearned premiums, loss and loss adjustment expenses (whether allocated or unallocated) of each LMHC Existing Reorganized Insurer contained in its LMHC Statutory Statements (a) were, except as otherwise noted in the applicable LMHC Statutory Statement, determined in accordance with generally accepted actuarial standards consistently applied, (b) are fairly stated in accordance with sound actuarial principles and applicable SAP and (c) satisfied the requirements of all applicable Laws in all material respects.  Notwithstanding anything to the contrary in this Agreement or any other agreement, document or instrument delivered or to be delivered in connection herewith, each of SAM and STFC acknowledges and agrees that LMHC and its Subsidiaries make no representations or warranties with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection herewith is intended or shall be construed to be a representation or warranty, express or implied, for any purposes of this Agreement or any other agreement, document or instrument to be delivered in connection herewith or therewith, in respect of the adequacy or sufficiency of reserves.

Section 6.15    Financial Advisor Opinion.

(a)          The board of directors of LMHC has received the opinion of Waller Helms Advisors LLC to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, the Transactions are fair, from a financial point of view, to the LMHC Members (excluding the SAM Members which become LMHC Members as a result of the Transactions), taken as a group.

(b)          The board of directors of LMHC has received the oral opinion of Goldman Sachs & Co. LLC (to be confirmed by the delivery of a written opinion) to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and other matters set forth in such written opinion, the aggregate Merger Consideration to be paid, taken together with the aggregate Equity Rights to be issued, by LMHC pursuant to this Agreement is fair, from a financial point of view, to LMHC.

Section 6.16     Brokers or Finders.  No broker, finder or investment banker (other than Waller Helms Advisors LLC and Goldman Sachs & Co. LLC) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Transactions or the other transactions contemplated hereby based upon arrangements made by or on behalf of LMHC or Merger Subs or any of their respective directors, officers or employees.

Section 6.17     Absence of Certain Changes or Events.  Except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (a) since December 31, 2020 and through the date hereof, LMHC and its Subsidiaries have conducted their respective businesses in the ordinary course of business in all material respects (other than with respect to Pandemic Measures) and (b) since December 31, 2020, no LMHC Material Adverse Effect has occurred.

ARTICLE VII

COVENANTS

Section 7.01     Conduct of Business by SAM and STFC Pending the Transactions.

(a)          During the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement, except as otherwise expressly required by this Agreement, as set forth in Section 7.01(a) of the SAM Disclosure Letter or Section 7.01(a) of the STFC Disclosure Letter, as applicable, or as required by applicable Law or with the prior written consent of LMHC (which consent shall not be unreasonably withheld, delayed or conditioned), each of SAM and STFC shall, and shall cause each of its respective Subsidiaries, (x) to use reasonable best efforts to conduct their respective businesses and operations in the ordinary course of business, (y) to use reasonable best efforts to (1) preserve their respective business organizations substantially intact, (2) maintain their respective existing relations and goodwill with Governmental Authorities, members, policyholders, customers, suppliers, distributors, employees and others having significant business dealings with them and (3) keep available the services of their and their Subsidiaries’ directors, officers, employees and agents, and (z) not to (it being understood that with respect to the matters specifically addressed by any provision of this clause (z), references to “it” or “its” shall be interpreted to mean each of SAM, STFC and their respective Subsidiaries unless expressly otherwise described below)):

(i)          in the case of STFC, declare, set aside, establish a record date for, accrue, make or pay any dividends or other distributions (whether in cash, stock or property) in respect of any of its or its Subsidiaries’ capital stock or other equity securities, other than (A) quarterly cash dividends paid by STFC on the Shares not in excess of $0.10 per Share, per quarter, with record and payment dates as set forth in Section 7.01(a)(i) of the STFC Disclosure Letter or (B) any dividends or distributions by its Subsidiary, as applicable;

(ii)          in the case of SAM, declare, set aside, establish a record date for, accrue, make or pay any dividends or other distributions (whether in cash, stock or property) to any SAM Member in their capacity as SAM Members, or take any other action giving rise to (A) any obligation of SAM to make any such payment or (B) any claim by any SAM Member to any such payment, in each case, other than payments to SAM Members required under ordinary course Contracts with such SAM Members not related to the Transactions or this Agreement;

(iii)        split, combine, subdivide, or reclassify, repurchase, redeem or otherwise acquire (or offer to do any of the foregoing), any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (including with respect to STFC, for the avoidance of doubt, the Shares) or other equity or voting interests or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities, including STFC Equity Awards, except pursuant to the forfeiture provisions of such STFC Equity Awards or the cashless exercise of Tax withholding provisions of such STFC Equity Awards, in each case, if and only to the extent required by the terms of such STFC Equity Awards so in effect on the date of this Agreement;

(iv)        (A) issue, deliver, offer, grant or sell any shares of its or its Subsidiaries capital stock or other equity securities, (B) in the case of SAM, SAM Subsidiary Share Rights or (C) in the case of STFC, STFC Share Rights or STFC Subsidiary Share Rights, except upon exercise, vesting and settlement, as applicable, of STFC Equity Awards outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the STFC Equity Plans as in effect on the date of this Agreement;

(v)         incur or commit any capital expenditures or any obligations or Liabilities in connection therewith, in excess of $500,000 in any calendar quarter or $2,000,000 in the aggregate, other than as may be necessary in connection with any emergency repair, maintenance or replacement or for the protection of human health and safety;

(vi)        adopt or propose any amendments (whether by merger, consolidation or otherwise) in its Organizational Documents;

(vii)       purchase or agree to purchase an equity interest in, or a portion of the assets of, any Person or any division or business thereof, or merge, consolidate, demutualize, affiliate with or engage in any other similar transaction with any Person, in each case, other than (A) any such action solely between or among it and its wholly-owned Subsidiaries, (B) acquisitions of assets in the ordinary course of business consistent with past practice, (C) acquisitions for consideration of $25,000,000 or less individually or $50,000,000 in the aggregate, in the case of this clause (C) only, in consultation with LMHC (provided, that such acquisition does not require a consent, approval, authorization or waiver from any Governmental Authority), or (D) investment portfolio transactions in the ordinary course of business consistent with past practice and in all material respects pursuant to the investment policies and guidelines of it or any of its Subsidiaries (in each case, in effect as of the date hereof);

(viii)      sell, lease, pledge, deliver, guarantee, license, allow to lapse, abandon, mortgage, encumber or otherwise dispose of (without replacement) any of its properties or assets (including capital stock or equity securities of any of its Subsidiaries) that are material, individually or in the aggregate, to it and its Subsidiaries, taken as a whole, other than (A) solely between or among it and its Subsidiaries or solely between or among two or more of its wholly-owned Subsidiaries, (B) investment portfolio transactions in the ordinary course of business consistent with past practice and in all material respects pursuant to its investment policies and guidelines or any of its Subsidiaries (in each case, in effect as of the date hereof), (C) sales or other dispositions of other assets in the ordinary course of business consistent with past practice, or (D) dispositions for consideration of $25,000,000 or less individually or $50,000,000 in the aggregate, in the case of this clause (D) only, in consultation with LMHC (provided, that such disposition does not require a consent, approval, authorization or waiver from any Governmental Authority);

(ix)        directly or indirectly incur, create or assume any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of it or any of its Subsidiaries, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (collectively, “Indebtedness”), other than, in consultation with LMHC, (A) Indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice (under its existing credit facilities and any trade letters of credit existing on the date hereof and included in the SAM Disclosure Letter or STFC Disclosure Letter (as applicable) in an aggregate amount not in excess of $50,000,000), (B) Indebtedness to refinance any Indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder, in each case provided the terms of such Indebtedness are no less favorable (in the aggregate) to it and LMHC than the Indebtedness that is being repaid or (C) guarantees by it of Indebtedness of its wholly-owned Subsidiaries or guarantees by the Subsidiaries of Indebtedness of it or any of its Subsidiaries;

(x)         make any loans, advances, guarantees or capital contributions to, or investments in any Person, other than (A) to it or any of its wholly-owned Subsidiaries, or (B) investment portfolio transactions in the ordinary course of business consistent with past practice and in all material respects pursuant to the investment policies and guidelines of it or any of its Subsidiaries (in each case, in effect as of the date hereof);

(xi)        pay, satisfy, commence, waive, compromise, settle or otherwise discharge any Actions (or agree to do any of the foregoing) made or pending against it or any of its Subsidiaries, or any of their respective directors or officers in their capacities as such, or waive any claims of material value, other than any settlements or waivers (A) against it or any of its Subsidiaries in connection with an ordinary course claim made under SAM Insurance Contracts or STFC Insurance Contracts (so long as such payment, satisfaction, waiver, compromise or settlement is within applicable policy limits), or (B) that provides for a full release of Liability against it and its Subsidiaries and that is (1) for amounts not to exceed, for any such settlement, $2,000,000 individually, or $5,000,000 in the aggregate (net the amount specifically reserved for such matters by STFC or SAM, as applicable, or amounts actually received from non-Affiliated insurance policies) and (2) that would not reasonably be expected to prohibit or restrict or impair it and its Subsidiaries from operating their business in substantially the same manner as operated on the date of this Agreement;

(xii)       cancel any material Indebtedness of another Person or waive any material benefits, rights or claims;

(xiii)      write down any of its material assets or make material change (A) in any accounting methods, principles, procedures or practices, (B) to the investment policies and guidelines of it or any of its Subsidiaries or (C) to any of the actuarial, reserving, underwriting, claims administration or reinsurance policies, practices or principles of any SAM Insurance Company or STFC Insurance Company, in each case, other than as required by GAAP or SAP or as required by the applicable Insurance Regulator and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board;

(xiv)      reduce or strengthen in any material respect any reserves, funds or provisions for losses (including incurred by not reported losses), claims, premiums, unearned premiums, loss and loss adjustment expenses (whether allocated or unallocated) in respect of any Policy, SAM Assumed Reinsurance Contract or STFC Assumed Reinsurance Contract, other than (A) as required by GAAP or SAP or as required by the applicable Insurance Regulator and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board or (B) in the ordinary course of business consistent with past practice;

(xv)       except as required by the terms of a SAM Benefit Plan as in effect on the date hereof and set forth in Section 4.17(a) of the SAM Disclosure Letter, a STFC Benefit Plan as in effect on the date hereof and set forth in Section 5.19(a) of the STFC Disclosure Letter or as required by applicable Law or the terms of this Agreement (A) adopt, enter into, terminate or amend in any material respect any SAM Benefit Plan or STFC Benefit Plan (or any arrangement that would be a SAM Benefit Plan or STFC Benefit Plan if in effect on the date hereof), other than any changes to such benefit plans made during the annual open enrollment process in the ordinary course of business consistent with past practice that do not materially increase benefits or result in a material increase in administrative costs, (B) increase the compensation or benefits of, or pay any bonus to, any current or former officer, employee, individual independent contractor or director of SAM, STFC or any of their respective Subsidiaries, (C) grant any change in control, retention, severance or termination pay to, or grant any equity or equity-based awards to, or accelerate the vesting or payment of any such awards held by, any current or former officer, employee, individual independent contractor or director of SAM, STFC or any of their respective Subsidiaries, (D) accelerate funding of any payments or benefits that are payable or to be provided under any SAM Benefit Plan or STFC Benefit Plan (through a grantor trust or otherwise), (E) amend the funding obligation or contribution rate of any SAM Benefit Plan or STFC Benefit Plan or change any underlying assumptions to calculate benefits payable under any SAM Benefit Plan or STFC Benefit Plan, except as may be required by GAAP or SAP or (F) take any action to implement any material compensation or benefit reductions in respect of any employees of SAM, STFC and their respective Subsidiaries;

(xvi)      (A) terminate the employment or engagement of any employee or natural independent contractor of SAM, STFC or any of their respective Subsidiaries whose annual base salary is in excess of $100,000 other than for cause (determined consistent with past practice), (B) terminate the employment of more than ten (10) employees whose annual base compensation is $100,000 or less at any single site of employment in any rolling ninety (90)-day period, (C) hire or engage, or make an offer to hire or engage, any individual to become employed or engaged by SAM, STFC or any of their respective Subsidiaries, other than a new hire to replace an employee at the product manager/product director level or below the level of Director whose employment or engagement terminates after the date hereof or to fill open positions at the product manager/product director level or below the level of Director existing as of the date hereof and set forth on Section 7.01(a)(xvi) of the STFC Disclosure Letter, and in each case with compensation and benefits provided to such new hire that are not more favorable than those provided to similarly situated employees of SAM, STFC and their respective Subsidiaries or (D) waive the restrictive covenant obligations of any current or former employee or natural independent contractor of SAM, STFC or any of their respective Subsidiaries;

(xvii)     (A) make, revoke or change any material Tax election, (B) change any material Tax accounting method or change any Tax accounting period, (C) settle or compromise any claim, audit, assessment or other proceeding relating to a material amount of Taxes, (D) file any material amended Tax Return, (E) surrender any right to claim a material Tax refund, (F) enter into any closing agreement with any Governmental Authority relating to material Taxes or a material Tax Return, (G) extend the statute of limitations period for the assessment or collection of any material Tax (other than by making an ordinary course statutory extension) or (H) cause or permit any other Person to take any of the actions described in clauses (A) through (G) with respect to SAM, STFC, or any of their respective Subsidiaries;

(xviii)          terminate or materially amend, modify, supplement or waive any material right to enforce, relinquish, release, transfer or assign any material rights or claims under any SAM Material Contract or STFC Material Contract, or enter into any Contract that would be a SAM Material Contract or a STFC Material Contract, in each case, other than in the ordinary course of business consistent with past practice;

(xix)      adopt or enter into any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(xx)       (A) enter into any new material line of business or abandon or discontinue any existing material line of business or (B) change any material operating or enterprise risk management policies;

(xxi)      enter into any material agreement or commitment with any Insurance Regulators, other than in the ordinary course of business consistent with past practice;

(xxii)     sell or lease any SAM Owned Real Property, other than the in the ordinary course of business consistent with past practice; or

(xxiii)    agree, authorize or commit to take any of the actions described in this Section 7.01(a).

(b)          Notwithstanding anything to the contrary in this Agreement (including Section 7.01(a)), STFC, SAM and any of their respective Subsidiaries may, in response to COVID-19 and in consultation with LMHC, take reasonable measures (including as a response to any Pandemic Measure) deemed reasonably advisable or necessary to preserve the businesses of STFC, SAM and their respective Subsidiaries, and any such action shall not be deemed itself a breach of this Agreement, including Section 7.01(a).  Nothing contained in this Agreement is intended to give LMHC, directly or indirectly, the right to control or direct STFC’s, SAM’s or any of their respective Subsidiaries’ businesses or operations prior to the Closing.

Section 7.02     Access to Information; Confidentiality.

(a)          During the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement, each of SAM and STFC shall, and shall cause their respective Subsidiaries and Representatives to, upon reasonable notice, afford LMHC and its Subsidiaries and Representative reasonable access during normal business hours to the officers, employees, advisors, properties, and books and records of SAM, STFC or their respective Subsidiaries, as applicable, and each of SAM and STFC shall, and shall cause their respective Subsidiaries to, furnish reasonably promptly to LMHC such other information concerning the business and properties of SAM, STFC or their respective Subsidiaries, as applicable, as LMHC may reasonably request from time to time in each case for the purposes of integration planning and the consummation of the transactions contemplated by this Agreement, including furnishing, not later than fifteen (15) days following the end of each calendar month, the gross and net premiums written by the SAM Insurance Companies and the STFC Insurance Companies in such month.  None of SAM, STFC or their respective Subsidiaries shall be required to provide any such access or information to the extent that doing so (i) would cause a waiver of an attorney-client privilege or loss of attorney work product protection, (ii) would constitute a violation of any applicable Law or the provisions of any Contract to which SAM, STFC or any of their respective Subsidiaries is a party or (iii) would interfere unreasonably with the business or operations of SAM, STFC or their respective Subsidiaries.  Without limiting the foregoing, in the event that SAM or STFC does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to LMHC that it is withholding such access or information and shall use its commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not cause such a waiver or loss, violation or interference, as the case may be.  No investigation shall affect SAM’s or STFC’s representations, warranties, covenants or agreements contained herein or limit or otherwise affect the remedies available to any party pursuant to this Agreement.

(b)          Each of LMHC, SAM and STFC shall comply with their respective obligations under the Confidentiality Agreement, which shall survive any termination of this Agreement in accordance with the terms set forth therein; provided, however, to the extent of any conflict between the provisions of the Confidentiality Agreement and this Agreement, the terms of this Agreement shall govern.

Section 7.03     Reasonable Best Efforts; Regulatory Matters.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, each of LMHC, SAM and STFC shall, and shall cause their respective Affiliates to, use reasonable best efforts to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, as promptly as practicable, the transactions contemplated hereby, including using reasonable best efforts to (i) obtain all necessary, proper or advisable consents, approvals, authorizations or waivers from Governmental Authorities and make all necessary, proper or advisable registrations, filings and notices and take all steps as may be reasonably necessary to obtain a consent, approval, authorization or waiver from any Governmental Authority (including under Insurance Laws and the HSR Act), (ii) reasonably cooperate with each other in promptly seeking all such consents, approvals, authorizations or waivers, and (iii) provide such other information, execute and deliver any additional agreements, documents or instruments, and provide notice of this Agreement to Governmental Authorities as is reasonably necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(b)          In furtherance of and without limiting the foregoing, as promptly as practicable after the date of this Agreement (i) and in any event not later than twenty (20) Business Days after the date hereof, LMHC shall file a “Form A” Approval of Acquisition with the Insurance Regulators set forth in Section 7.03(b) of the LMHC Disclosure Letter (other than biographical affidavits, finger print cards, background checks, projections and business plans, which shall follow as promptly as practicable thereafter), (ii) and in any event not later than ten (10) Business Days after the date hereof, each of LMHC, SAM and STFC shall file a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the transactions contemplated hereby and requesting “early termination” of any applicable waiting period under the HSR Act, (iii) LMHC shall file, or cause to be filed, any pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required by applicable Laws and (iv) each of LMHC, SAM and STFC shall file all other necessary, proper or advisable registrations, filings and notices with any Governmental Authority.

(c)          Each of LMHC, SAM and STFC shall consult with one another with respect to the obtaining of all consents, approvals, authorizations or waivers of Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated hereby and each of LMHC, SAM and STFC shall keep the others apprised on a prompt basis of the status of matters relating to such consents, approvals, authorizations or waivers.  Each of LMHC, SAM and STFC shall have the right to review in advance (with the exception of any initial filing pursuant to the HSR Act) and, to the extent practicable, and subject to any restrictions under applicable Law, each shall consult with the others with respect to, any registration, filing or notice made with, or written materials submitted to, any Governmental Authority in connection with the transactions contemplated hereby and each shall in good faith consider and reasonably accept comments of the others thereon.  Each of LMHC, SAM and STFC shall promptly furnish to the others copies of all such filings and written materials after their filing or submission (with exception of any initial filing pursuant to the HSR Act), in each case subject to applicable Laws.  Each of LMHC, SAM and STFC shall promptly advise the others upon receiving any communication from any Governmental Authority with respect to any consent, approval, authorization or waiver that is necessary, proper or advisable to consummate the transactions contemplated hereby, including promptly furnishing each other with copies of any such written or electronic communication.  Each of LMHC, SAM and STFC shall, and shall cause their respective Subsidiaries and Representatives to, with respect to any live or substantive discussions via telephonic meeting (other than Governmental Authority-initiated unscheduled telephone calls) with any Governmental Authority in respect of any filing, investigation or other inquiry relating to the transactions contemplated hereby, consult with the others in advance and, to the extent reasonably practicable and permitted by applicable Law and by such Governmental Authority, give the other party the opportunity to attend and participate in such meeting.  Notwithstanding the foregoing, in no event will any party be required to disclose to any other party any personally identifiable information.  This Section 7.03(c) shall not apply with respect to Tax matters.

(d)          Notwithstanding anything to the contrary set forth in this Agreement, LMHC shall not be obligated to take or refrain from taking or to agree to it, its Subsidiaries or SAM, STFC or their respective Subsidiaries taking or refraining from taking any action (including any amendment, waiver or termination of any agreement, exhibit or schedule, including this Agreement, the Voting Agreement (if and when fully executed) and the Exhibits and Schedules to this Agreement and the Voting Agreement (if and when fully executed)) or to suffer to exist any limitation, action, restriction, condition or requirement which, individually or together with all other such limitations, actions, restrictions, conditions or requirements, would, or would reasonably be expected to, (i) have a material adverse effect on the business, financial condition, assets and Liabilities (considered together), operations or results of operations of SAM, STFC and their respective Subsidiaries, taken as a whole or (ii) have a material adverse effect on the business, financial condition, assets and Liabilities (considered together), operations or results of operations of LMHC and its Subsidiaries (including, following the Closing, SAM, STFC and their respective Subsidiaries); provided that, for purposes of determining whether any limitation, action, restriction, condition or requirement has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets and Liabilities (considered together), operations or results of operations of LMHC and its Subsidiaries (including, following the Closing, SAM, STFC and their respective Subsidiaries), LMHC and its Subsidiaries collectively shall be deemed to be a company the size of the SAM, STFC and their respective Subsidiaries, taken as a whole (each of (i) and (ii), a “Burdensome Condition”).  Without the prior written consent of LMHC, each of SAM and STFC shall not, and shall cause their respective Subsidiaries not to, take any action or agree to the taking or refraining from any action or accept any limitation, action, restriction, condition or requirement that, individually or in the aggregate, would, or would be reasonably expected to, result in a Burdensome Condition.

Section 7.04     SAM Information Statement.  As promptly as practicable after the date of this Agreement, SAM shall, in consultation with LMHC, prepare and file with the Superintendent no later than the earlier of twenty (20) Business Days after the date hereof and ninety (90) days after the adoption of the Plan of Reorganization and the Amended Organizational Documents by the SAM Board, (a) the Plan of Reorganization, (b) the forms of notices to be provided to the SAM Members under division (B) of Section 3913.27 of the Ohio Revised Code, (c) the form of proxy to be solicited from SAM Members, and (d) the proposed articles of incorporation and code of regulations to become effective for Reorganized SAM (the “Amended Organizational Documents”), each as signed by the chairperson of the SAM Board, the president or vice president, and the secretary or an assistant secretary of SAM.  Thereafter, SAM shall, in consultation with LMHC, prepare and file with the Superintendent such other documents or information as the Superintendent may require (such documents or information, together with the items described in clauses (a) through (d) of this Section 7.04, collectively, the “Information Statement and Related Materials”).  For the avoidance of doubt, neither SAM nor the SAM Board shall amend the Plan of Reorganization without the prior written consent of LMHC.  SAM shall provide LMHC a reasonable opportunity to review and comment on the Information Statement and Related Materials and shall in good faith consider comments of LMHC thereon.  As promptly as practicable after comments are received from the Ohio Department of Insurance thereon and after the furnishing by SAM and LMHC of all information required to be contained therein, SAM shall, in consultation with LMHC, prepare and SAM shall file any required amendments to the Information Statement and Related Materials with the Ohio Department of Insurance.  SAM shall notify LMHC promptly of the receipt of any formal comments from the Ohio Department of Insurance and of any request by the Ohio Department of Insurance for amendments or supplements to the Information Statement and Related Materials or for additional information and shall consult with LMHC regarding, and concurrently provide LMHC with copies of, all correspondence between SAM or any of its Representatives, on the one hand, and the Ohio Department of Insurance, on the other hand, with respect to the Information Statement and Related Materials.  Prior to filing or mailing any proposed amendment of or supplement to the Information Statement and Related Materials, SAM shall provide LMHC a reasonable opportunity to review and comment on such document and shall in good faith consider comments of LMHC thereon.  SAM shall use reasonable best efforts to have the Information Statement and Related Materials (in each case, to the extent applicable) mailed to the SAM Members as promptly as practicable and in compliance with all requirements imposed by the Ohio Department of Insurance or otherwise under applicable Law.

Section 7.05     STFC Proxy Statement.  As promptly as practicable after the date of this Agreement, STFC shall, in consultation with LMHC, prepare, and STFC shall file with the SEC no later than twenty (20) Business Days after the date of this Agreement, preliminary proxy materials which shall constitute the Proxy Statement.  STFC shall provide LMHC a reasonable opportunity to review and comment on such document and shall in good faith consider comments of LMHC thereon.  As promptly as practicable after comments are received from the SEC or the staff of the SEC thereon and after the furnishing by STFC and LMHC of all information required to be contained therein, STFC shall, in consultation with LMHC, prepare and STFC shall file any required amendments to the Proxy Statement with the SEC.  STFC shall notify LMHC promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall consult with LMHC regarding, and concurrently provide LMHC with copies of, all written correspondence between STFC or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement.  Prior to filing or mailing any proposed amendment of or supplement to the Proxy Statement, STFC shall provide LMHC a reasonable opportunity to review and comment on such document and shall in good faith consider comments of LMHC thereon.  If at any time prior to the STFC Shareholders Meeting any information should be discovered by STFC or LMHC which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement describing such information shall be filed with the SEC as promptly as practicable and, to the extent required by Law, disseminated to the STFC Shareholders.  STFC shall use reasonable best efforts to have the Proxy Statement cleared by the SEC (the “SEC Clearance”) as promptly as practicable and shall use reasonable best efforts to cause the Proxy Statement and all other proxy materials for the STFC Shareholders Meeting to be mailed to the STFC Shareholders as promptly as practicable thereafter and in any event within seven (7) Business Days after the SEC Clearance.

Section 7.06     SAM Members Meeting.  SAM shall in accordance with applicable Law and SAM’s Organizational Documents establish a record date for, duly call, give notice of, convene and hold, as promptly as practicable, the SAM Members Meeting for the purpose of considering and voting upon the approval of the Plan of Reorganization and the Amended Organizational Documents.  The SAM Board shall recommend approval of the Plan of Reorganization and the Amended Organizational Documents by the SAM Members (the “SAM Recommendation”) and include the SAM Recommendation in the Information Statement and Related Materials.  SAM shall solicit from the SAM Members proxies in favor of the proposal to approve the Plan of Reorganization and the Amended Organizational Documents, and shall use reasonable best efforts to take all other action reasonably necessary, proper or advisable to secure the SAM Member Approval.  SAM shall not submit any other proposals for approval at the SAM Members Meeting without the prior written consent of LMHC.  SAM shall not adjourn or postpone the SAM Members Meeting without the prior written consent of LMHC; provided that SAM, after consultation with LMHC, may (and, if requested by LMHC, shall (provided, that LMHC shall only make up to two (2) such requests, and no such request for a postponement shall be permitted if it would require a change in the record date for the SAM Members Meeting)) adjourn or postpone the SAM Members Meeting (a) if as of the time for which the SAM Members Meeting is originally scheduled (as set forth in the Information Statement and Related Materials), there are insufficient SAM Members represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the SAM Members Meeting or to obtain the SAM Member Approval or (b) if such adjournment or postponement is required by Law or a court or other Governmental Authority of competent jurisdiction in connection with any Action in connection with this Agreement or the Transactions or has been requested by the Ohio Department of Insurance (in each case, other than as initiated by SAM, STFC or any of their respective Subsidiaries).  SAM shall keep LMHC reasonably updated with respect to proxy solicitation results.

Section 7.07     STFC Shareholders Meeting.  STFC shall in accordance with applicable Law, STFC’s Organizational Documents and the rules and regulations of the NASDAQ Global Select Market establish a record date for, duly call, give notice of, convene and hold, as promptly as practicable after the SEC Clearance, the STFC Shareholders Meeting for the purpose of considering and voting upon the adoption of this Agreement; provided that in no event shall the STFC Shareholders Meeting be any later than forty-five (45) days after the date of the SEC Clearance (subject to adjournment or postponement as provided below).  Unless the STFC Board has effected an Adverse Recommendation Change in accordance with Section 7.08, the STFC Board shall recommend adoption of this Agreement by the STFC Shareholders (the “STFC Recommendation”) and include the STFC Recommendation in the Proxy Statement.  Unless the STFC Board has effected an Adverse Recommendation Change in accordance with Section 7.08, STFC shall solicit from the STFC Shareholders proxies in favor of the proposal to adopt this Agreement and shall use reasonable best efforts to take all other action reasonably necessary, proper or advisable to secure the STFC Shareholder Approval.  STFC shall not submit any other proposals for approval at the STFC Shareholders Meeting without the prior written consent of LMHC (other than the non-binding proposal on executive compensation and a customary proposal regarding adjournment of the STFC Shareholders Meeting).  STFC shall not adjourn or postpone the STFC Shareholders Meeting without the prior written consent of LMHC; provided that STFC, after consultation with LMHC, may (and, if requested by LMHC, shall (provided, that LMHC shall only make up to two (2) such requests, and no such request for a postponement shall be permitted if it would require a change in the record date for the STFC Shareholders Meeting)) adjourn or postpone the STFC Shareholders Meeting (a) for a period of not more than ten (10) days to the extent necessary to ensure that any legally required supplement or amendment to the Proxy Statement is provided to the STFC Shareholders, (b) if as of the time for which the STFC Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the STFC Shareholders Meeting or to obtain the STFC Shareholder Approval or (c) if such adjournment or postponement is required by Law or a court or other Governmental Authority of competent jurisdiction in connection with any Action in connection with this Agreement or the Transactions (in each case, other than as initiated by SAM, STFC or any of their respective Subsidiaries).  STFC shall keep LMHC reasonably updated with respect to proxy solicitation results.  Unless the Voting Agreement shall not have been fully executed as of the applicable date, STFC shall (x) recognize the proxy and power of attorney granted in the Voting Agreement at any meeting of the STFC Shareholders during the term of this Agreement (and subject to the terms of the Voting Agreement) and (y) not recognize, register or give effect to any transfer of any Shares made in violation of the Voting Agreement.  Notwithstanding anything to the contrary set forth in this Agreement, unless this Agreement shall have been terminated prior to the date of the STFC Shareholders Meeting in accordance with its terms, the obligation of STFC to duly call, give notice of, convene and hold the STFC Shareholders Meeting in accordance with this Section 7.07 shall not be limited or otherwise affected by the making of an Adverse Recommendation Change.

Section 7.08     No Solicitation of Transactions.

(a)          Each of SAM and STFC shall not, and shall cause their respective Subsidiaries not to, and shall not authorize or permit their respective or their respective Subsidiaries’ directors, officers, employees or other Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage or knowingly facilitate the making of any submission, announcement, proposal, offer or inquiry that constitutes or would reasonably be expected to lead to a Takeover Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding any submission, announcement, proposal, offer or inquiry that constitutes or would reasonably be expected to lead to a Takeover Proposal, or furnish any non-public information with respect to SAM, STFC or any of their respective Subsidiaries to any Person (or their Representatives) who has made any submission, announcement, proposal, offer or inquiry that constitutes or would reasonably be expected to lead to a Takeover Proposal, (iii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of STFC (unless, and only to the extent, the STFC Board or STFC Special Committee determines in good faith, after consultation with its financial advisor and outside counsel, that the failure to do so would reasonably be likely to constitute a breach of its fiduciary duties to its shareholders under Ohio Law, in which case it may enable such Persons to submit and pursue a Takeover Proposal), (iv) enter into any Takeover Proposal Documentation with respect to a Takeover Proposal or (v) publicly propose to or agree to do any of the foregoing.  Each of SAM and STFC shall, and shall cause their respective Subsidiaries and direct their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations as of the date of this Agreement with any Person conducted theretofore with respect to any submission, announcement, proposal, offer or inquiry that constitutes or would reasonably be expected to lead to a Takeover Proposal.  Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, at any time prior to obtaining the STFC Shareholder Approval, in response to a bona fide written Takeover Proposal received after the date hereof and prior to obtaining the STFC Shareholder Approval that did not result from a breach of this Section 7.08, (I) STFC may (and may authorize and permit its Subsidiaries and Representatives to) contact the Person or any of its Representatives who has made such Takeover Proposal solely to clarify the terms of such Takeover Proposal so that the STFC Board or STFC Special Committee, as applicable, may reasonably inform itself about such Takeover Proposal and (II) if the STFC Board or STFC Special Committee, as applicable, determines in good faith, after consultation with its financial advisor and outside counsel, that (A) such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (B) that the failure to do so would reasonably be likely to constitute a breach of its fiduciary duties to its shareholders under Ohio Law, STFC may (and may authorize and permit its Subsidiaries and Representatives to), subject to compliance with Section 7.08(c), (x) furnish information with respect to SAM, STFC and their respective Subsidiaries to the Person making such Takeover Proposal (and its Representatives) pursuant to a confidentiality agreement containing provisions that are not more favorable to such Person than those contained in the Confidentiality Agreement are to LMHC (it being understood that such confidentiality agreement need not contain any standstill provisions); provided that all such information has previously been provided to LMHC or is provided to LMHC prior to or substantially concurrently with the time it is provided to such Person or any of its Representatives, and (y) participate in discussions and negotiations with the Person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

(b)          Neither the SAM Board nor any committee thereof shall (i) withdraw or withhold (or modify in a manner adverse to LMHC), or publicly propose to withdraw or withhold (or modify in a manner adverse to LMHC), the approval, declaration of advisability or recommendation by the SAM Board or any such committee of this Agreement, the SAM Transaction, the Plan of Reorganization, the Amended Organizational Documents or the other transactions contemplated hereby, (ii) approve, declare advisable or recommend the adoption of, or publicly propose to approve, declare advisable or recommend the adoption of, any Takeover Proposal or (iii) fail to publicly reaffirm the SAM Recommendation within five (5) Business Days of a written request by LMHC to make such public reaffirmation following the receipt by SAM of a public Takeover Proposal that has not been withdrawn; provided that LMHC may make any such request only twice with respect to a particular Takeover Proposal (and, additionally, once per material modification to any such Takeover Proposal that is made public).

(c)          Excepted to the extent permitted by and in compliance with Section 7.08(d), neither the STFC Board nor any committee thereof shall (i) withdraw or withhold (or modify in a manner adverse to LMHC), or publicly propose to withdraw or withhold (or modify in a manner adverse to LMHC), the approval, declaration of advisability or recommendation by the STFC Board or any such committee of this Agreement, the STFC Merger or the other transactions contemplated hereby, (ii) approve, declare advisable or recommend the adoption of, or publicly propose to approve, declare advisable or recommend the adoption of, any Takeover Proposal or (iii) fail to publicly reaffirm the STFC Recommendation within five (5) Business Days of a written request by LMHC to make such public reaffirmation following the receipt by STFC of a public Takeover Proposal (other than in the case of a Takeover Proposal in the form of a tender offer or exchange offer) that has not been withdrawn; provided that LMHC may make any such request only twice with respect to a particular Takeover Proposal (and, additionally, once per material modification to any such Takeover Proposal that is made public) or (iv) fail to recommend against acceptance of such a tender or exchange offer by the close of business on the earlier of (A) the tenth (10th) Business Day after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act and (B) the third (3rd) Business Day prior to the STFC Shareholders Meeting (each of (i), (ii), (iii) and (iv), an “Adverse Recommendation Change”; it being understood that any customary “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act shall not, in and of itself, be deemed to be an Adverse Recommendation Change).

(d)          Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, at any time prior to obtaining the STFC Shareholder Approval, the STFC Board or STFC Special Committee, as applicable, may, if it determines in good faith, after consultation with its financial advisor and outside counsel, that the failure to take such action would reasonably be likely to constitute a breach of its fiduciary duties to its shareholders under Ohio Law, (A) make an Adverse Recommendation Change in response to an Intervening Event and (B)(x) make an Adverse Recommendation Change in response to a Superior Proposal or (y) cause or permit STFC to terminate this Agreement in order to enter into a definitive written agreement to implement a Superior Proposal, in each case, if and only if:

(i)          STFC shall have given LMHC notice at least five (5) Business Days prior to making any such Adverse Recommendation Change pursuant to clause (A) or (B)(x) above or causing or permitting STFC to terminate this Agreement pursuant to clause (B)(y) above, which notice shall (I) in the case of an Intervening Event, include a reasonably detailed description of the material Effects comprising such Intervening Event and (II) in the case of a Superior Proposal, include (A) a statement that the STFC Board or STFC Special Committee, as applicable, intends to take such action and specifying the reasons therefor, (B) the most current version of all proposed documents to effect such Superior Proposal in the possession of STFC or any of its Representatives or, if there is no such proposed written documentation, a reasonably detailed summary of the material terms and conditions of any Superior Proposal and (C) the identity of the Person making such Superior Proposal (it being understood and agreed that (1) each amendment to the financial or other material terms of such Superior Proposal shall require a new notice and a three (3) Business Day period following delivery of such new notice prior to taking any specified action and (2) in determining whether to make an Adverse Recommendation Change or to cause or permit STFC to so terminate this Agreement, the STFC Board or STFC Special Committee, as applicable, shall take into account any changes to the financial or other material terms of this Agreement proposed by LMHC in writing to STFC in response to any such notice or otherwise within the periods described above);

(ii)          STFC has and has caused its Subsidiaries and its and their respective Representatives to negotiate in good faith with LMHC and its Representatives during the applicable periods referred to in clause (i) above in order to permit LMHC to propose one or more amendments to this Agreement so that the failure to take such action would no longer reasonably be likely to constitute a breach of its fiduciary duties to its shareholders under Ohio Law; and

(iii)          after considering any proposed amendments to this Agreement made by LMHC in writing during the applicable periods referred to in clause (i) above, if any, the STFC Board or STFC Special Committee, as applicable, shall have determined in good faith, after consultation with its financial advisor and outside counsel, that (A) the failure to make the Adverse Recommendation Change in response to such Superior Proposal or cause or permit STFC to terminate this Agreement in order to enter into a definitive written agreement to implement a Superior Proposal would reasonably be likely to constitute a breach of its fiduciary duties to its shareholders under Ohio Law or (B) the failure to make the Adverse Recommendation Change in response to such Intervening Event would reasonably be likely to constitute a breach of its fiduciary duties to its shareholders under Ohio Law, as applicable.

(e)          In addition to the obligations of each of SAM and STFC set forth in Section 7.08(a), Section 7.08(b) and Section 7.08(c), each of SAM and STFC shall as promptly as practicable (and in any event within twenty-four (24) hours after receipt thereof) advise LMHC of the receipt of any submission, announcement, proposal, offer or inquiry that constitutes or would reasonably be expected to lead to a Takeover Proposal after the date of this Agreement, provide LMHC with a copy of any written materials received in connection with any such submission, announcement, proposal, offer or inquiry or, where no written materials are available, provide a summary of the material terms and conditions of any such submission, announcement, proposal, offer or inquiry and the identity of the Person making any such submission, announcement, proposal, offer or inquiry.  Each of SAM and STFC shall keep LMHC reasonably informed on a reasonably prompt basis of any material developments with respect to any such submission, announcement, proposal, offer or inquiry (including any material changes thereto) and shall provide LMHC as promptly as practicable (and in no event later than twenty-four (24) hours after receipt by SAM, STFC or any of their Affiliates or Representatives of or twelve (12) hours after delivery by SAM, STFC or any of their Affiliates or Representatives of) any draft documents to effect, or any material correspondence with respect to, any such submission, announcement, proposal, offer or inquiry.

(f)          Nothing contained in this Section 7.08 shall prohibit STFC from taking and disclosing to the STFC Shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or making any disclosure to its shareholders if the STFC Board or STFC Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would reasonably be likely to constitute a breach of its fiduciary duties to its shareholders under Ohio Law; it being understood, however, that nothing in foregoing shall be deemed to alter the definition of an Adverse Recommendation Change as provided by Section 7.08(c) or permit the STFC Board to make an Adverse Recommendation Change except to the extent permitted by and in compliance with Section 7.08(d).

Section 7.09     Public Announcements.  Each of LMHC, SAM and STFC shall agree on a press release announcing the entering into of this Agreement and the transactions contemplated hereby.  Thereafter, each of LMHC, SAM and STFC shall consult with each other before issuing any press release or otherwise making any public statements (including scheduling of a press conference or conference call with investors or analysts) with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consent of the other parties, issue such press release or make such public statement (a) as may be required by Law, the applicable rules and regulations of the NASDAQ Global Select Market or any listing agreement with the NASDAQ Global Select Market or (b) to enforce its rights and remedies under this Agreement; provided, further, however, that (i) without prior consent of the other parties, each party may disseminate information consistent with information included in a press release or other document previously approved for external distribution by the other parties pursuant to this Section 7.09, and (ii) this Section 7.09 shall not apply to any press release or other public announcement or disclosure in connection with any Adverse Recommendation Change effected by the STFC Board or STFC Special Committee, as applicable, to the extent permitted by and in compliance with Section 7.08(d).

Section 7.10     Post Closing Commitments.

(a)          During the period beginning on the Closing Date and ending on the second (2nd) anniversary of the Closing Date, SAM and STFC shall continue to operate out of their current Columbus, Ohio office; provided, however, that, within such two (2)-year period, LMHC shall be entitled to exercise its business judgment to make such changes to the size or location of such office as it deems necessary and appropriate, based upon business needs.

(b)          During the period beginning on the Closing Date and ending on the second (2nd) anniversary of the Closing Date, SAM and STFC shall continue to utilize the “State Auto” trademarks and brand associated with the lines of property and casualty insurance and insurance products of SAM, STFC and their respective Subsidiaries as of the date hereof, either independently or in conjunction with one or more trademarks and brands of LMHC or one of its Affiliates.

(c)          During the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, SAM and STFC shall substantially maintain the philanthropic and charitable contributions and activities described in Section 7.10(c) of the SAM Disclosure Letter consistent with the historical practices of SAM and STFC from December 31, 2018 through the date hereof.

(d)          During the period beginning on the Closing Date and ending on the second (2nd) anniversary of the Closing Date, (i) SAM shall not redomesticate or voluntarily adopt or enter into any plan of complete or partial liquidation or dissolution and (ii) all of the issued and outstanding capital stock of Reorganized SAM shall be owned, at all times, directly or indirectly, by LMHC.

Section 7.11     Employee Matters.

(a)          During the period beginning on the Closing Date and ending on the first (1st) anniversary of the Closing Date (the “Protection Period”), or if earlier, the termination of employment of a STFC Employee, LMHC shall provide, or shall cause to be provided to: (i) each employee of STFC and its Subsidiaries who is employed as of immediately prior to the Closing (each such employee, a “STFC Employee”), a base salary or hourly base wage rate that is at least equal to the base salary or hourly base wage rate provided to such STFC Employee immediately prior to the Closing; (ii) each STFC Employee, a target annual short-term cash bonus opportunity or target annual cash commission opportunity that is at least equal to the target annual short-term cash bonus opportunity or target annual cash commission opportunity provided to such STFC Employee immediately prior to the Closing; and (iii) the STFC Employees, as a group, group employee health, group welfare and retirement benefits (other than severance benefits) that are no less favorable in the aggregate than those provided to such STFC Employees immediately prior to the Closing.  Without limiting the generality of the foregoing, during the Protection Period, LMHC shall not amend or modify any of the STFC Benefit Plans listed on Section 7.11(a) of the STFC Disclosure Letter to reduce or cease benefit accruals in respect of any plan participant as of immediately prior to the Closing under such plan below the rate in effect immediately prior to the Closing, except to the extent any such amendments or modifications are required by applicable Law.

(b)          For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under any employee benefit plans of LMHC and its Subsidiaries (exclusive of SAM, STFC and their respective Subsidiaries) solely to the extent such plans provide benefits to any STFC Employee after the Closing Date (the “New Plans”), each such STFC Employee shall be credited with his or her years of service with STFC and its Subsidiaries and their respective predecessors before the Closing, to the same extent as such STFC Employee was entitled, before the Closing, to credit for such service under any STFC Benefit Plan or SAM Benefit Plan; provided that the foregoing service credit shall not apply for purposes of benefit accruals under any New Plan that is a defined benefit plan, retiree welfare arrangement or long-term incentive arrangement or to the extent that its application would result in a duplication of benefits with respect to the same period of service.  In addition, LMHC shall provide that (i) each STFC Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a STFC Benefit Plan or SAM Benefit Plan in which such STFC Employee participated immediately before the Closing Date (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any STFC Employee, LMHC shall use commercially reasonable efforts to provide that (x) all pre-existing condition exclusions and actively-at-work requirements of such New Plan shall be waived for such STFC Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Old Plans in which such STFC Employee participated immediately prior to the Closing Date and (y) any eligible expenses incurred by any STFC Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such STFC Employee’s participation in the corresponding New Plan begins shall be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such STFC Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)          Prior to the Effective Time, the STFC Board or the appropriate committee thereof shall take all actions reasonably necessary, including adopting any resolutions or amendments and providing any notices to participants, (which resolutions, amendments and notices, if applicable, shall be subject to the prior review and approval of LMHC) to provide that, on and following the Effective Time, the “company stock fund” shall be removed as an investment option under the applicable STFC Benefit Plans.  As of the Effective Time, LMHC shall assume the STFC Benefit Plans, including the Executive Change of Control Agreements.

(d)          On and after the date hereof, any broad-based employee notices or communication materials (including any website posting) provided to employees of SAM, STFC or any of their respective Subsidiaries by SAM, STFC or any of their respective Subsidiaries pertaining to employment, compensation or benefits matters that are or may be affected by this Agreement or the transactions contemplated by this Agreement shall be subject to the prior prompt review and comment of LMHC, and SAM, STFC and their respective Subsidiaries shall consider, in good faith, revising such notice or communication to reflect any comments or advice that LMHC provides within three (3) Business Days of receiving such notice or communication from SAM, STFC or any of their respective Subsidiaries.

(e)          During the period beginning on the Closing Date and ending on the second (2nd) anniversary of the Closing Date, or if earlier, the termination of employment of a STFC Employee, LMHC shall provide, or shall cause to be provided to, each STFC Employee with severance benefits in accordance with the terms set forth on Section 7.11(e) of the STFC Disclosure Letter.

(f)          In respect of STFC’s One Team Incentive Plan for the 2022 fiscal year (the “OTIP”), (i) prior to January 1, 2022, STFC shall establish, in consultation with LMHC, the applicable “Performance Criteria” (as defined in the OTIP) in respect of the 2022 fiscal year in the ordinary course of business consistent with past practice, (ii) STFC shall, or shall cause to, pay each STFC Employee participating in the OTIP as of immediately prior to the Closing a cash bonus in respect of the period from January 1, 2022 through the Closing Date (the “Pre-Closing Period”) based on the actual level of performance achieved (as determined by STFC, subject to the prior review and approval of LMHC), multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period and the denominator of which is 365 (the “Pre-Closing Bonus”), and (iii) subject to the terms and conditions of the OTIP as amended herein with respect to the 2022 fiscal year, LMHC shall, or shall cause to, pay to each STFC Employee participating in the OTIP as of immediately prior to the Closing a cash bonus in respect of the period from the day immediately following the Closing Date through December 31, 2022 (the “Post-Closing Period”) based on the greater of the actual performance achieved and 75% of the target level of performance (as determined by STFC, subject to the prior review and approval of LMHC), multiplied by a fraction, the numerator of which is the number of days in the Post-Closing Period and the denominator of which is 365 (the “Post-Closing Bonus”).  The Pre-Closing Bonus, subject to applicable Tax withholdings, shall be paid, without interest, as promptly as practicable following the Effective Time, but in no event later than the first regularly scheduled payroll date that occurs at least five (5) Business Days following the Effective Time.  The Post-Closing Bonus shall be paid in accordance with the terms and conditions of the OTIP as amended herein with respect to the 2022 fiscal year.

(g)          During the Protection Period, neither LMHC nor any of its Subsidiaries will terminate or take any action to terminate or liquidate the State Auto Insurance Companies Amended and Restated Directors Deferred Compensation Plan or the STFC Outside Directors Restricted Share Unit Plan.

(h)          This Section 7.11 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement and nothing in this Section 7.11 or any other provision of this Agreement or any other related Contract, express or implied (i) shall be construed to establish, amend or modify any STFC Benefit Plan, SAM Benefit Plan or any other benefit plan, program, agreement or arrangement, (ii) shall alter or limit the ability of STFC, SAM or any of their respective Subsidiaries, or LMHC or any of its Subsidiaries to amend, modify or terminate any benefit plan, program, agreement or arrangement or (iii) is intended to or shall confer upon any current or former employee of STFC, SAM or any of their respective Subsidiaries or any other person any right to employment or continued employment or service for any period of time by reason of this Agreement or any other related agreement, or any right to a particular term or condition of employment.

Section 7.12     Directors’ and Officers’ Indemnification and Insurance.

(a)          LMHC agrees that all rights to indemnification, advancement of expenses and exculpation by each of SAM and STFC (or any of their respective Subsidiaries) now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing a director or officer of SAM, STFC or any of their respective Subsidiaries (each an “Indemnified Party”) as provided in the Organizational Documents of SAM, STFC or any of their respective Subsidiaries, or in any written indemnification agreement to which SAM, STFC or any of their respective Subsidiaries is a party as of March 31, 2021, in each case as in effect on the date of this Agreement shall be assumed by Reorganized SAM or the Surviving Corporation, as applicable in the Transactions, without further action, and shall survive the Transactions and shall remain in full force and effect in accordance with their terms.  During the period beginning on the Closing Date and ending on the sixth (6th) anniversary of the Closing Date, each of Reorganized SAM and the Surviving Corporation shall, and LMHC shall cause each of Reorganized SAM and the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Organizational Documents of SAM and STFC, as applicable, as in effect immediately prior to the Closing with respect to acts or omissions by any Indemnified Party occurring at or prior to the Closing, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Party, except as amendments may be required by applicable Law during such period.

(b)          LMHC shall obtain as of the Closing “tail” directors’ and officers’ liability insurance policies with a claims period of six (6) years from the Closing with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Closing; provided, however, that in no event will LMHC be required to expend an aggregate premium for such coverage in excess of 300% of the last annual premium paid by SAM, STFC or any of their respective Subsidiaries for such insurance prior to the date of this Agreement (the “Maximum Premium”).  If such insurance coverage cannot be obtained at an aggregate premium equal to or less than the Maximum Premium, LMHC shall obtain the greatest coverage available for a cost not exceeding an aggregate premium equal to the Maximum Premium.  For the avoidance of doubt, SAM and STFC and their respective subsidiaries shall reasonably cooperate with LMHC in connection with LMHC’s procurement of the directors’ and officers’ liability and any other “tail” insurance policies.

(c)          This Section 7.12 shall survive the consummation of the Transactions, is intended to benefit and shall be enforceable by each Indemnified Party and their respective successors, heirs and representatives and shall not be amended in such a manner as to adversely affect any Indemnified Party without the prior written consent of such affected Indemnified Party.

(d)          Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to SAM, STFC or any of their respective Subsidiaries or its directors and officers, it being understood and agreed that the indemnification provided for in this Section 7.12 is not prior to, or in substitution for, any such claims under any such policies.

(e)          In the event that LMHC, Reorganized SAM or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of LMHC, Reorganized SAM or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.12.

Section 7.13     Tax Treatment.  SAM, Merger Sub II and LMHC intend the SAM Transaction to qualify as reorganizations under Section 368(a) of the Code, and each of LMHC and SAM shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to cause the SAM Transaction to so qualify.  Each of LMHC, Merger Sub II and SAM shall not, and shall cause their respective Subsidiaries not to, take any action that would reasonably be expected to adversely affect the status of the SAM Transaction as, or cause the SAM Transaction not to qualify as, reorganizations under Section 368(a) of the Code.

Section 7.14     Section 16 Matters.  Prior to the Closing, STFC shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of Shares (including derivative securities with respect to Shares) resulting from the transactions contemplated hereby by each director or officer of STFC who is subject to the reporting requirements of Section 16(a) of the Exchange Act (or who will become subject to the reporting requirements of Section 16(a) of the Exchange Act as a result of the transactions contemplated hereby) with respect to equity securities of STFC.

Section 7.15     Stock Exchange Delisting; Deregistration.  Each of LMHC and STFC shall use commercially reasonable efforts to enable the delisting by STFC of the Shares from the NASDAQ Global Select Market and the deregistration of the Shares under the Exchange Act as promptly as practicable following the Closing.

Section 7.16     Takeover Laws.  If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law or any takeover-related provision in the STFC Articles of Incorporation or STFC Code of Regulations becomes or is deemed to be applicable to this Agreement, the STFC Merger or any of the other transactions contemplated hereby (other than those arising under insurance acquisition of control Laws), then each of STFC and the STFC Board shall grant such approvals and take such actions within STFC’s control as are permitted under applicable Law and necessary to eliminate, or if not possible to eliminate, to minimize the effect of such Law or such takeover-related provision in the STFC Articles of Incorporation or STFC Code of Regulations on this Agreement, the STFC Merger and the other transactions contemplated hereby.

Section 7.17     Litigation.  Each of SAM and STFC shall promptly advise LMHC orally and in writing of any Action brought by any SAM Member or other interested party against SAM or its directors, officers or employees or any STFC Shareholder against STFC or its directors, officers or employees, as applicable, in each case, relating to (as applicable) this Agreement, the Plan of Reorganization, the Amended Organizational Documents, the SAM Transaction, the STFC Merger or the other transactions contemplated hereby and shall keep LMHC reasonably informed regarding any such Action.  Each of SAM and STFC shall give LMHC the opportunity to participate (at its own expense) in, subject to a customary joint defense agreement, but not control the defense of any such litigation, shall give due consideration to LMHC’s advice with respect to such litigation and shall not settle any such litigation without the prior written consent of LMHC, such consent not to be unreasonably withheld, delayed or conditioned.  LMHC shall promptly advise each of SAM and STFC orally and in writing of any Action brought by any member of LMHC against LMHC or its directors, officers or employees relating to this Agreement or the transactions contemplated hereby and shall keep each of SAM and STFC reasonably informed regarding any such litigation.

Section 7.18     Due Diligence Investigation; No Other Representations.

(a)           Each of LMHC and its Subsidiaries is an informed and sophisticated Person.  LMHC has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby.  LMHC has been provided access to certain materials relating to the business of SAM, STFC and their respective Subsidiaries and has been given access to certain Representatives of SAM, STFC and their respective Subsidiaries.  Without limiting the generality of the foregoing, LMHC acknowledges that (1) none of SAM, STFC, their respective Subsidiaries, nor any of their respective Representatives makes any representation or warranty with respect to (i) any estimates, budgets, projections or predictions delivered to or made available to LMHC or any other Person of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of SAM, STFC and their respective Subsidiaries or the future business and operations of SAM, STFC and their respective Subsidiaries or (ii) any other information or documents made available to LMHC or its Representatives with respect to SAM, STFC and their respective Subsidiaries, or any of their respective businesses, assets, Liabilities or operations, except in each case of clauses (i) and (ii) as expressly set forth in Article IV or Article V hereof, and (2) LMHC has not relied nor will it rely upon any of the information described in sub clauses (i) and (ii) of clause (1) above or any other information, representation or warranty, except those representations or warranties set forth in Article IV and/or Article V hereof (in each case, as expressly qualified by the SAM Disclosure Letter or the STFC Disclosure Letter).

(b)          Each of SAM, STFC and their respective Subsidiaries is an informed and sophisticated Person.  Each of SAM and STFC has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby.  Each of SAM and STFC has been provided access to certain materials relating to the business of LMHC and its Subsidiaries and has been given access to certain Representatives of LMHC and its Subsidiaries.  Without limiting the generality of the foregoing, LMHC acknowledges that (1) none of LMHC, its Subsidiaries, nor any of their respective Representatives makes any representation or warranty with respect to (i) any estimates, budgets, projections or predictions delivered to or made available to SAM or STFC or any other Person of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of LMHC and its Subsidiaries or the future business and operations of LMHC and its Subsidiaries or (ii) any other information or documents made available to SAM, STFC or their respective Representatives with respect to LMHC and its Subsidiaries, or any of their respective businesses, assets, Liabilities or operations, except in each case of clauses (i) and (ii) as expressly set forth in Article VI hereof, and (2) neither SAM nor STFC has relied nor will it rely upon any of the information described in sub clauses (i) and (ii) of clause (1) above or any other information, representation or warranty, except those representations or warranties set forth in Article VI hereof (in each case, as expressly qualified by the LMHC Disclosure Letter).

Section 7.19     A.M. Best Rating.

(a)          LMHC shall use reasonable best efforts to cause the SAM Insurance Companies and the STFC Insurance Companies to achieve an A.M. Best rating that is equivalent to the LMHC group rating (either as a group rating, through reinsurance or otherwise), including as part of such efforts, (i) the establishment of a quota share reinsurance or reinsurance pooling arrangement among one or more SAM Insurance Companies or STFC Insurance Companies and one or more LMHC Existing Reorganized Insurers or other insurance company Subsidiary thereof, subject to receiving required regulatory approvals and (ii) making any required filings with Insurance Regulators in connection therewith within ninety (90) days of the date hereof.  In the event the SAM Insurance Companies and the STFC Insurance Companies have not received an A.M. Best rating that is equivalent to the LMHC group rating as of the Closing, LMHC shall continue to use reasonable best efforts to cause the SAM Insurance Companies and the STFC Insurance Companies to achieve such rating (either as a group rating, through reinsurance or otherwise) within six (6) months of the Closing.  If the SAM Insurance Companies and the STFC Insurance Companies have not achieved such rating (either as a group rating, through reinsurance or otherwise), within such six (6) month period, then, subject, in each case, to receiving required regulatory approvals, LMHC shall promptly thereafter (and in no event later than the end of the ninth (9th) month following the Closing) make any required filings with Insurance Regulators either to enter into a financial guarantee agreement, provide a capital infusion in support of the SAM Insurance Companies and the STFC Insurance Companies or take such other reasonable steps in order to achieve such rating action and, subject to receipt of required regulatory approval(s), implement such measure(s).

(b)          Solely to the extent the SAM Insurance Companies and the STFC Insurance Companies have not received an A.M. Best rating that is equivalent to the LMHC group rating as of the Closing, during the period beginning on the Closing Date and ending on the date the SAM Insurance Companies and the STFC Insurance Companies have first achieved such rating (the “Advisory Board Term”), there shall be established an advisory board (jointly and not severally; and acting collectively, not individually; the “Advisory Board”) initially comprised of the three (3) persons listed on Schedule II.

(i)          The Advisory Board duties shall consist of consulting with and providing advice and recommendations to the officers of LMHC with respect to compliance with Section 7.19(a).  The Advisory Board shall not have the authority to approve, initiate, or disapprove any actions on behalf of any entity or communicate with any rating agency, Governmental Authority or policyholder, and the officers of LMHC shall not be under any obligation to accept any advice or recommendations of the Advisory Board.

(ii)         The members of the Advisory Board shall receive annual remuneration for their services during the Advisory Board Term in an amount equal to the base annual retainer they were paid as members of SAM Board during the twelve (12) months prior to the Closing (excluding any amounts or supplemental fees paid for participation on committees, leadership roles, or in connection with any incentive-based compensation, phantom equity, or similar compensation plans or arrangements).

(iii)        In the event of a vacancy on the Advisory Board, the remaining members of the Advisory Board shall determine whether to fill such vacancy and, subject to the approval of LMHC, the identity of the successor member.

(iv)        The rights granted hereunder may only be exercised by the collective action of the Advisory Board.  No member of the Advisory Board, acting in his or her individual capacity, is granted any authority hereunder.

(v)          LMHC shall deliver to the Advisory Board, not later than fifteen (15) days following the end of each calendar month, a report of LMHC’s efforts with respect to achieving such A.M. Best rating in such preceding month.

(vi)        The Advisory Board may from time to time receive confidential information relating to the business and operations of LMHC and its Affiliates.  Each member of the Advisory Board shall keep such confidential information strictly confidential and may not disclose such confidential information to any Person (other than other members of the Advisory Board) and may not use such confidential information for any purpose other than fulfilling his or her responsibilities as a member of the Advisory Board.

(c)          During the Advisory Board Term, if any, LMHC shall cause Reorganized SAM to not pay any shareholder dividends or make any other distributions with respect to its capital stock.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.01     Conditions to the Obligations of Each Party.  The obligations of each party to effect the Transactions on the Closing Date are subject to the satisfaction or waiver by each of LMHC, SAM and STFC (to the extent permitted by applicable Law) as of the Closing Date of the following conditions:

(a)          SAM Member Approval.  The SAM Member Approval shall have been obtained.

(b)          STFC Shareholder Approval.  The STFC Shareholder Approval shall have been obtained.

(c)          Governmental Consents.  The Governmental Consents shall have been made or obtained, as applicable, and shall be in full force and effect.  The waiting periods applicable to the Transactions under the HSR Act, together with any extensions thereof, shall have expired or been terminated.

(d)          No Legal Prohibition.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Laws (whether temporary, preliminary or permanent), in each case, that is in effect and that enjoins, prevents or otherwise prohibits consummation of the Transactions (a “Restraint”).

Section 8.02     Conditions to the Obligations of LMHC, Merger Sub I and Merger Sub II.  The obligations of LMHC, Merger Sub I and Merger Sub II to effect the Transactions on the Closing Date are further subject to the satisfaction or waiver by LMHC (to the extent permitted by applicable Law) as of the Closing Date of the following conditions:

(a)          Representations and Warranties.

(i)          The representations and warranties of SAM (A) set forth in Section 4.01(a), Section 4.02, clauses (y) and (z) of the second sentence of Section 4.03(a), Section 4.04(a)(i), Section 4.25 and Section 4.27 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time) and (B) set forth in Section 4.07(b) shall be true and correct as of the date of this Agreement and as of the Closing Date.  LMHC shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized executive officer of SAM.

(ii)          The representations and warranties of STFC (A) set forth in Section 5.03(a) shall be true and correct, subject only to de minimis exceptions, as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), (B) set forth in Section 5.01(a), Section 5.02, Section 5.03(b), clause (y) of the second sentence of Section 5.04(a), Section 5.05(a)(i), Section 5.27 and Section 5.29 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time) and (C) set forth in Section 5.09(b) shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date.  LMHC shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized executive officer of STFC.

(iii)        The representations and warranties of SAM set forth in Article IV (other than those described in Section 8.02(a)(i)) and the representations and warranties of STFC set forth in Article V (other than those described in Section 8.02(a)(ii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that such representations and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be likely to have a SAM Group Material Adverse Effect; provided, however, that for purposes of determining the satisfaction of this Section 8.02(a)(iii), no effect shall be given to any exception or qualification in such representations and warranties relating to “material,” “materiality,” “SAM Material Adverse Effect” or “STFC Material Adverse Effect.”  LMHC shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized executive officer of each of SAM and STFC.

(b)          Covenants and Agreements.

(i)          The covenants and agreements of SAM set forth in this Agreement to be performed or complied with at or prior to the Closing Date shall have been duly performed or complied with in all material respects.  LMHC shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized executive officer of SAM.

(ii)          The covenants and agreements of STFC set forth in this Agreement to be performed or complied with at or prior to the Closing Date shall have been duly performed or complied with in all material respects.  LMHC shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized executive officer of STFC.

(c)          Burdensome Condition.  No Burdensome Condition shall have been imposed in connection with any Governmental Consent.

Section 8.03    Conditions to the Obligation of SAM and STFC.  The obligation of SAM to effect the SAM Transaction and STFC to effect the STFC Merger on the Closing Date are further subject to the satisfaction or waiver by each of SAM and STFC (to the extent permitted by applicable Law) as of the Closing Date of the following conditions:

(a)          Representations and Warranties.  The representations and warranties of LMHC (i) set forth in Section 6.01(a), Section 6.02, Section 6.03(a)(i) and Section 6.16 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), (ii) set forth in Section 6.17(b) shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date and (iii) set forth in Article VI (other than those described in clauses (i) and (ii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that such representations and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except in the case of this clause (iii) where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be likely to have a LMHC Material Adverse Effect; provided, however, that for purposes of determining the satisfaction of clause (iii) of this condition, no effect shall be given to any exception or qualification in such representations and warranties relating to “material,” “materiality” or “LMHC Material Adverse Effect.”  Each of SAM and STFC shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized executive officer of LMHC.

(b)          Covenants and Agreements.  The covenants and agreements of LMHC, Merger Sub I and Merger Sub II set forth in this Agreement to be performed or complied with at or prior to the Closing Date shall have been duly performed or complied with in all material respects.  Each of SAM and STFC shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized executive officer of LMHC.

ARTICLE IX

TERMINATION

Section 9.01     Termination.  This Agreement may be terminated and the Transactions and the other transactions contemplated hereby may be abandoned at any time prior to the Closing (notwithstanding if the SAM Member Approval or the STFC Shareholder Approval has been obtained):

(a)          by mutual written consent of LMHC, SAM and STFC, which consent shall have been approved by the action of their respective Boards of Directors;

(b)          by LMHC, SAM or STFC, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Laws, in each case, permanently preventing or otherwise permanently prohibiting the SAM Transaction or the STFC Merger and such Law shall have become final and nonappealable; provided that a party shall not have the right to terminate this Agreement pursuant to this Section 9.01(b) if such party’s failure to fulfill any obligation under this Agreement has been the cause of, or results in, the issuance of such Law;

(c)          by LMHC, SAM or STFC, if the SAM Member Approval shall not have been obtained following a vote thereon having been taken at the SAM Members Meeting;

(d)          by LMHC, SAM or STFC, if the STFC Shareholder Approval shall not have been obtained following a vote thereon having been taken at the STFC Shareholders Meeting;

(e)          by STFC, prior to the receipt of the STFC Shareholder Approval in accordance with Section 7.08(d)(B)(y) with respect to a Superior Proposal concurrently with entering into a definitive agreement to implement a Superior Proposal; provided, however, that prior to or concurrently with such termination STFC (without duplication) pays or causes to be paid to LMHC the Termination Fee pursuant to Section 9.02(b)(i);

(f)          by LMHC, (i) prior to the receipt of the STFC Shareholder Approval, if STFC shall have made an Adverse Recommendation Change or (ii) there has been a willful and material breach by SAM or STFC of any covenant or agreement set forth in Section 7.06, Section 7.07 or Section 7.08;

(g)          by LMHC, SAM or STFC, if the Transactions shall not have been consummated prior to May 12, 2022 (as such date may be extended pursuant to the second proviso below, the “Outside Termination Date”); provided that a party shall not have the right to terminate this Agreement pursuant to this Section 9.01(g) if such party’s failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Transactions to occur on or before such date; provided, further, that, if on a date that would have been the Outside Termination Date the conditions set forth in Section 8.01(c) or Section 8.01(d) (to the extent any such Restraint is in respect of Orders that relate to the subject matter of Section 8.01(c)) or Section 8.02(c) are the only conditions in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing) that shall not have been satisfied or waived on or before such date, then the Outside Termination Date shall automatically be extended without further action by the parties hereto up to two (2) times, each time for a period of three (3) months, in which case the Outside Termination Date shall be deemed for all purposes to be such later date;

(h)          by LMHC, if (i) there has been a breach by SAM or STFC of any representation, warranty, covenant or agreement set forth in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 8.02(a) or Section 8.02(b) if continuing on the Closing Date and (ii) such breach has not been cured (or is not capable of being cured) by the earlier of (A) thirty (30) days after the giving of written notice to SAM and STFC of such breach and (B) the Outside Termination Date; provided that LMHC shall not have the right to terminate this Agreement pursuant to this Section 9.01(h) if LMHC, Merger Sub I or Merger Sub II is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;

(i)          by SAM or STFC, if (i) there has been a breach by LMHC of any representation, warranty, covenant or agreement set forth in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 8.03(a) or Section 8.03(b) if continuing on the Closing Date and (ii) such breach has not been cured (or is not capable of being cured) by the earlier of (A) thirty (30) days after the giving of written notice to LMHC of such breach and (B) the Outside Termination Date; provided that neither SAM nor STFC shall have the right to terminate this Agreement pursuant to this Section 9.01(i) if SAM or STFC is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; or

(j)          by LMHC, if the Voting Agreement shall not have been executed by SAM, and delivered to LMHC, by 11:59 p.m., New York time, on the date hereof.
The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than clause (a) hereof) shall give written notice of such termination to the other party in accordance with Section 10.02, specifying the provision or provisions hereof pursuant to which such termination is effected.

Section 9.02     Fees and Expenses.

(a)          Expense Allocation.  Except as otherwise specified in this Section 9.02, all costs and expenses (including fees and expenses payable to Representatives) incurred in connection with this Agreement, the Transactions and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense, whether or not the Transactions are consummated.

(b)          Termination Fee.

(i)          If this Agreement is terminated (A) by STFC pursuant to Section 9.01(e) or (B) by LMHC pursuant to Section 9.01(f), STFC (or if this Agreement is terminated by LMHC pursuant to Section 9.01(f)(ii) in respect of a breach by SAM, SAM) shall pay LMHC, as liquidated damages and not as a penalty, the Termination Fee.  If the Termination Fee is payable pursuant to clause (A) of the preceding sentence, the Termination Fee shall be paid prior to or concurrently with such termination and if the Termination Fee is payable pursuant to clause (B) of the preceding sentence, the Termination Fee shall be paid within two (2) Business Days after the date of such termination, in each case, by wire transfer of immediately available funds to an account designated by LMHC in writing.

(ii)          If this Agreement (A) is terminated (I) by LMHC, SAM or STFC pursuant to Section 9.01(d) and at any time after the date hereof and prior to the STFC Shareholder Meeting, a Takeover Proposal shall have become public and shall not have been publicly withdrawn at least five (5) Business Days prior to the STFC Shareholders Meeting, (II) by LMHC, SAM or STFC pursuant to Section 9.01(g) and at any time after the date hereof and prior to the Outside Termination Date, a Takeover Proposal shall have been made known to the STFC Board or shall have become public and shall not have been withdrawn at least five (5) Business Days prior to the Outside Termination Date or (III) by LMHC pursuant to Section 9.01(h) and at any time after the date hereof and prior to the breach giving rise to LMHC’s right to terminate under Section 9.01(h), a Takeover Proposal shall have been made known to the STFC Board or shall have become public and shall not have been withdrawn prior to such breach and (B) within twelve (12) months of such termination, STFC either consummates any Takeover Proposal or enters into a definitive agreement to consummate any Takeover Proposal and STFC thereafter consummates such Takeover Proposal (whether or not within such twelve (12) month period), then STFC shall pay LMHC, as liquidated damages and not as a penalty, the Termination Fee; provided that for the purposes of this Section 9.02(b)(ii), all references in the term Takeover Proposal to “15% or more” shall be deemed to be references to “more than 50%.”  If the Termination Fee is payable pursuant to this Section 9.02(b)(ii), the Termination Fee shall be paid prior to or concurrently with the consummation of the Takeover Proposal by wire transfer of immediately available funds to an account designated by LMHC in writing.

(c)          Regulatory Costs.  Notwithstanding Section 9.02(a), at Closing, LMHC shall reimburse SAM for all out-of-pocket costs and expenses assessed to SAM by, or payable by SAM to, an Insurance Regulator in connection with its review of the SAM Transaction.

(d)          Modified Termination Fee.  If this Agreement is terminated by LMHC pursuant to Section 9.01(j), then STFC shall pay LMHC, as liquidated damages and not as a penalty, an amount equal to 50% of the Termination Fee (such amount, the “Modified Fee”).  If the Modified Fee is payable pursuant to this Section 9.02(d), the Modified Fee shall be paid within one (1) Business Days after the date of such termination by wire transfer of immediately available funds to an account designated by LMHC in writing.

(e)          Enforcement Costs; Interest; Other.  The parties acknowledge that the agreements set forth in this Section 9.02 are an integral part of the transactions contemplated hereby and that, without these agreements, the parties would not enter into this Agreement.  Accordingly, if any party fails promptly to pay any amount due pursuant to this Section 9.02, such party shall also pay any out-of-pocket costs and expenses (including reasonable out-of-pocket legal fees and expenses) incurred by the other parties in connection with an Action to enforce this Section 9.02 that results in an Order for such amount against the non-paying party.  Any amount not paid when due pursuant to this Section 9.02 shall bear interest from the date such amount is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment.  The parties agree and understand that in no event shall the Termination Fee be required to be paid more than once or on more than one occasion.  Notwithstanding anything to the contrary set forth in this Agreement (other than Liability for any willful and material breach of any provision of this Agreement prior to termination or for actual, common law fraud with respect to the representations and warranties contained in this Agreement), following the termination of this Agreement in accordance with Section 9.01 (for the avoidance of doubt, without limiting any parties rights to specific performance pursuant to Section 10.10 prior to such termination), LMHC’s right to receive payment from STFC (or SAM, as applicable) of the Termination Fee pursuant to Section 9.02(b) or the Modified Fee pursuant to Section 9.02(d), as applicable, shall, solely in circumstances in which the Termination Fee or the Modified Fee, as applicable, is payable hereunder and is paid in full, constitute the sole and exclusive remedy of LMHC, Merger Sub I and Merger Sub II against SAM, STFC and their Affiliates and any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, Representatives or assignees (collectively, the “SAM/STFC Related Parties”) for any and all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amounts when so payable, none of the SAM/STFC Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, except that SAM and STFC shall also be obligated with respect to any amounts owing for enforcement costs and expenses pursuant to the prior sentences of this Section 9.02(e)).

Section 9.03     Effect of Termination.  In the event of termination of this Agreement by LMHC, SAM or STFC as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any Liability or obligation on the part of LMHC, Merger Sub I, Merger Sub II, SAM or STFC, except that (a) the provisions of Section 7.02(b), Section 9.02, this Section 9.03 and Article X shall survive termination and (b) nothing herein shall relieve any party from Liability for any willful and material breach of any provision of this Agreement prior to such termination or for actual, common law fraud with respect to the representations and warranties contained in this Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity, including liability for damages determined taking into account all relevant factors, including the loss of benefit of the Transactions to the party, any lost shareholder premium in the case of STFC, the time value of money, and any benefit to the breaching party or its shareholders or members, as applicable, arising from such willful and material breach or actual, common law fraud (such rights and remedies enforceable only by the aggrieved party, in its sole and absolute discretion, on behalf of itself or its shareholders or members, as applicable); provided, further, that the amount of any damages recovered pursuant to this Section 9.03 by LMHC shall be reduced by the amount of any Termination Fee or Modified Fee, as applicable, previously paid to LMHC.

ARTICLE X

GENERAL PROVISIONS

Section 10.01     Nonsurvival of Representations, Warranties, Covenants and Agreements.  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Closing, except for (a) those covenants or agreements set forth herein that by their terms apply to or are to be performed in whole or in part following the Closing and (b) this Article X.

Section 10.02     Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any Section of this Agreement) and shall be deemed given (a) when delivered personally by hand, (b) when sent by email or (c) two (2) Business Days following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

if to LMHC, Merger Sub I or Merger Sub II, to

Liberty Mutual Group
175 Berkeley Street
Boston, MA 02116
Attention:	Nik Vasilakos, Group Head of Mergers and Acquisitions
Richard P. Quinlan, Deputy General Counsel
Email:	[REDACTED]

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
	Attention:	Todd E. Freed
Elena M. Coyle
	Email:	todd.freed@skadden.com
elena.coyle@skadden.com

if to SAM or STFC, to

State Automobile Mutual Insurance Company
State Auto Financial Corporation
518 East Broad Street
Columbus, OH 43215
	Attention:	Melissa Centers, SVP/General Counsel
	Email:	[REDACTED]

with a copy to (which shall not constitute notice):

Squire Patton Boggs (US) LLP
2000 Huntington Center
41 S High St
Columbus, OH 43215
	Attention:	Matthew S. Bailey
Jeffrey R. Wahl
	Email:	matthew.bailey@squirepb.com
jeff.wahl@squirepb.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
	Attention:	Edward J. Lee
Rajab S. Abbassi
	Email:	edward.lee@kirkland.com
rajab.abbassi@kirkland.com

Section 10.03     Entire Agreement.  This Agreement, the Voting Agreement (if and when fully executed) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.

Section 10.04     Third-Party Beneficiaries.  This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, other than, from and after the Closing, each Indemnified Party and their respective successors, heirs and representatives, each of whom shall have the right to enforce the provisions of Section 7.12 directly, and, from and after the Effective Time, the right of the STFC Shareholders to receive the Merger Consideration payable in accordance with Article III and the rights of the holders of STFC Equity Awards as set forth in Section 3.02(a) and Section 3.02(d).  The representations, warranties, covenants and agreements in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties and may, in certain instances, be qualified, limited or changed by confidential disclosure letters.  Any inaccuracies in such representations or warranties or failure to perform or breach of such covenants or agreements are subject to waiver by the parties in accordance with Section 10.05 without notice or Liability to any other Person.  In some instances, the representations, warranties, covenants and agreements in this Agreement may represent an allocation among the parties of risk associated with particular matters regardless of the knowledge of any of the parties.  Consequently, Persons other than the parties may not rely upon the representations, warranties, covenants and agreements in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.05     Amendment; Waiver.

(a)          This Agreement may be amended, modified or supplemented by the parties in writing by action of their respective Boards of Directors at any time before or after the SAM Member Approval and the STFC Shareholder Approval has been obtained and prior to the Closing; provided, however, that, (i) after the SAM Member Approval shall have been obtained, no such amendment, modification or supplement shall be made that pursuant to applicable Law requires further approval by the SAM Members without such further approval and (ii) after the STFC Shareholder Approval shall have been obtained, no such amendment, modification or supplement shall be made that pursuant to applicable Law requires further approval by the STFC Shareholders without such further approval.  This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of all of the parties.

(b)          At any time prior to the Closing, each of LMHC, Merger Sub I, Merger Sub II, SAM and STFC may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the provisions of Section 10.05(a), waive compliance with any of the covenants, agreements or conditions of the other parties set forth in this Agreement.  Any such extension or waiver by a party shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.  Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity.

Section 10.06     Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.  Any attempted or purported assignment or delegation in violation of this Section 10.06 shall be null and void.

Section 10.07     Governing Law.  This Agreement, and all disputes, claims, controversies or causes of action (whether in contract, tort or otherwise) that may be based upon, arising out of or relating to this Agreement, including the negotiation, validity, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its applicable principles of conflicts of laws, rules or principles thereof (or any jurisdiction); provided that (a) the Laws of the State of Ohio shall apply with respect to the fiduciary duties of the SAM Board and STFC Board and (b) the Laws of the State of Ohio or the Commonwealth of Massachusetts, as applicable, shall apply where such Laws are mandatorily applicable to the Transactions or other transactions contemplated hereby and the rights of holders of Shares or Equity Rights.

Section 10.08    Consent to Jurisdiction.  Each of the parties hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or only if the Delaware Court of Chancery and the Superior Court of the State of Delaware do not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (“Chosen Courts”), and any appellate court from any decision thereof, in any Action based upon, arising out of or relating to this Agreement, including the negotiation, validity, execution or performance of this Agreement and agrees that all claims in respect of any such Action shall be heard and determined in the Chosen Courts and agrees not to bring any such Action in any other court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action based upon, arising out of or relating to this Agreement, including the negotiation, validity execution or performance of this Agreement, in the Chosen Courts, including any objection based on its place of incorporation or domicile, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court or claim that it or its property is exempt or immune from the Chosen Courts or from any Action commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (d) agrees that a final judgment in any such Action shall be conclusive and binding upon each of the parties and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and (e) agrees that it shall not assert as a defense any matter or claim waived by the foregoing clauses (a) through (d).  Each of the parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 10.02 or in any other manner permitted by applicable Law.

Section 10.09     Waiver of Jury Trial.  EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING THE NEGOTIATION, VALIDITY, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER THE OTHER PARTIES NOR THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 10.09.  ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.10    Specific Performance.  Each of the parties acknowledges and agrees that irreparable harm would occur and that the parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or are otherwise breached or threatened to be breached and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach.  Accordingly, each party hereto agrees that, without posting a bond or other undertaking, the parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity.  In the event that any such action is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.  The parties further agree that (a) by seeking any remedy provided for in this Section 10.10, a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement and (b) nothing contained in this Section 10.10 shall require any party to institute any action for (or limit such party’s right to institute any action for) specific performance under this Section 10.10 before exercising any other right under this Agreement.

Section 10.11     Counterparts; Effectiveness.  This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by email, facsimile or other means of electronic transmission intended to preserve the original graphic or pictorial appearance of a document.  This Agreement shall become effective when each party shall have received one or more counterparts hereof signed by each of the other parties and unless and until such receipt, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 10.12     Severability.  The provisions of this Agreement shall be deemed severable and if any term, provision, covenant or restriction of this Agreement is held by the Chosen Courts or other Governmental Authority to be illegal, invalid or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

LIBERTY MUTUAL HOLDING COMPANY INC.

By:	/s/ Nik Vasilakos
Name: Nik Vasilakos
Title: Group Head M&A, Authorized Signatory

PYMATUNING, INC.

By:	/s/ Michael Garvey
Name: Michael Garvey
Title: President

ANDOVER, INC.

By:	/s/ Michael Garvey
Name: Michael Garvey
Title: President

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By:	/s/ Michael E. LaRocco
Name: Michael E. LaRocco
Title: President and Chief Executive Officer

STATE AUTO FINANCIAL CORPORATION

By:	/s/ Michael E. LaRocco
Name: Michael E. LaRocco
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger and Combination]

Exhibit 10.1

[EMPLOYEE NAME]

Dear [EMPLOYEE]:

As you are aware, State Auto Financial Corporation (the “Company”) intends to enter into a merger agreement with Liberty Mutual Holding Company, Inc. and certain other parties (the “Merger Agreement”), pursuant to which, among other things, the Company will be acquired by Liberty Mutual Holding Company, Inc. (the “Transaction”). The Company expects that you will have responsibilities that include assisting the Company with the Transaction.  Accordingly, in recognition of your contributions to the Company and in order to create a further incentive for you to remain employed by State Auto Property and Casualty Insurance Company (the “Employer”), the Company and the Employer are providing you with an opportunity to earn a stay bonus (the “Stay Bonus”).  This letter agreement sets forth the amount of the Stay Bonus and the terms and conditions upon which you will be eligible to receive it.

The amount of the Stay Bonus will be equal to $[__], less applicable taxes and withholdings.  You will be deemed to have earned the Stay Bonus if all the requirements set forth below are satisfied:

(i)
Either (A) you remain continuously employed by the Employer from the date of this letter agreement through the date of the closing of the Transaction, as determined by the Employer (the “Closing Date”) or (B) your employment terminates due to an Involuntary Termination (as defined below) prior to the Closing Date such that, as a result of such termination, you are no longer employed by the Employer or any of its affiliates;

(ii)
You execute, within the time provided by the Employer to do so (and do not exercise any applicable revocation rights), a release of all claims in a form acceptable to the Company (the “Release”), which Release shall release the Company, the Employer, each of their respective affiliates, and each of the foregoing entities’ respective predecessors, successors, affiliates, shareholders, members, managers, partners, officers, directors, employees, representatives, agents and benefit plans (and fiduciaries of such plans) (collectively, the “Released Parties”) from any and all claims, including any and all causes of action arising out of your employment with the Employer and any other Released Party and, if applicable, the termination of such employment; and

(iii)	The Merger Agreement is executed by the parties thereto.

If earned, the Stay Bonus will be paid to you in a lump sum on the Closing Date.  For purposes of this letter agreement, any termination of your employment other than (A) due to your resignation without Good Reason or (B) by the Employer for Cause will be considered an “Involuntary Termination.”

For purposes of this letter agreement, “Good Reason” and “Cause” have the meanings used in the Executive Change of Control Agreement by and among you, the Company, the Employer, and State Automobile Mutual Insurance Company.

Neither you nor your beneficiaries will be permitted to anticipate, encumber or dispose of any right, title, interest or benefit hereunder in any manner or any time until the Stay Bonus has been paid to you.  Nothing in this letter agreement changes the “at-will” nature of your employment (meaning either you or the Employer may terminate your employment at any time and for any reason, or for no reason at all) or confers upon you the right to continue to be employed by the Employer or any of its affiliates for any particular period of time.  The Stay Bonus will not be taken into account to increase any benefits or compensation provided, or to continue coverage, under any other plan, program, policy or arrangement of the Employer or any of its affiliates, except as otherwise expressly provided in such other plan, program, policy or arrangement.

This letter agreement shall be construed and interpreted in accordance with the laws of the State of Ohio (without regard to the conflicts of laws principles thereof) and applicable federal law.  Further, this letter agreement may be executed in multiple counterparts and may be amended only by a written instrument executed by you, the Company, and the Employer.

Please review this letter agreement carefully and, if you agree with all the terms and conditions as specified above, please sign and date the letter agreement in the space below and return the signed letter agreement to [___________]. We look forward to your continued contributions to the Company and the Employer.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows]
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Sincerely,

STATE AUTO FINANCIAL CORPORATION

By:

Name:
Title:

Date:	July 12, 2021

STATE AUTO PROPERTY AND CASUALTY INSURANCE COMPANY

By:

Name:
Title:

Date:	July 12, 2021

ACKNOWLEDGED AND AGREED:

[EMPLOYEE]

Date:	July 12, 2021

Exhibit 99.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (together with all schedules hereto, this “Agreement”), dated as of July 12, 2021, is made by and between State Automobile Mutual Insurance Company, an Ohio mutual insurance company (“SAM”), and Liberty Mutual Holding Company Inc., a Massachusetts mutual holding company (“LMHC”).

W I T N E S S E T H:

WHEREAS, LMHC, Pymatuning, Inc., an Ohio corporation and wholly-owned indirect subsidiary of LMHC, Andover, Inc., an Ohio corporation and wholly-owned direct subsidiary of LMHC, State Auto Financial Corporation, an Ohio corporation (“STFC”), and SAM have entered into an Agreement and Plan of Merger and Combination, dated as of July 12, 2021 (the “Merger Agreement”); and

WHEREAS, SAM is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of common stock, no par value per share, of STFC (“Shares”) Beneficially Owned by SAM and set forth on Schedule I hereto (the “Original Shares” and, together with any additional Shares pursuant to Section 3.04 hereof, the “SAM Owned Shares”).

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.01          Definitions.  Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.  The following terms shall have the respective meanings set forth below throughout this Agreement:

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance).  For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

“Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

Section 1.02          Interpretation.

(a)          As used throughout this Agreement, references:

(i)          to the Preamble or to the Recitals, Sections, Articles or Schedules are to the Preamble or a Recital, Section, Article or Schedules of, this Agreement unless otherwise clearly indicated to the contrary;

(ii)         to any Contract (including this Agreement) are to the Contract as amended, modified, supplemented or replaced from time to time;

(iii)        to any Law are to such Law as amended, modified, supplemented or replaced from time to time and any rules or regulations promulgated thereunder and to any section of any Law include any successor to such section;

(iv)        to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate or Subsidiary include any successor to such Affiliate or Subsidiary;

(v)         to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary; and

(vi)        to the “date of this Agreement,” “the date hereof” and words of similar import refer to July 12, 2021.

(b)          Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  The word “or” need not be disjunctive.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular.  All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(c)          The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(d)          References to a “party” hereto means LMHC or SAM and references to “parties” hereto means LMHC and SAM unless the context otherwise requires.

(e)          The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
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(f)          No summary of this Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SAM

SAM represents and warrants to LMHC as follows:

Section 2.01          Ownership of Shares.  SAM (a) is the Beneficial Owner of all of the Original Shares free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws and (b) has the sole voting power over all of the Original Shares.  Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which SAM is a party relating to the pledge, disposition, or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.  SAM has not engaged in or effected, in any manner whatsoever, directly or indirectly, any (x) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Shares or (y) hedging transaction, which establishes a net short position with respect to the Shares.

Section 2.02          Authorization. SAM has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by SAM of this Agreement, and the consummation by SAM of the transactions contemplated hereby, have been duly authorized by all necessary action.  This Agreement has been duly executed and delivered by SAM and, assuming the due authorization, execution and delivery by LMHC, constitutes a legal, valid and binding obligation of SAM enforceable against SAM in accordance with its terms, except as enforcement thereof may be limited against SAM by the Bankruptcy and Equity Exception.

Section 2.03          No Conflict; Consents.

(a)          The execution and delivery of this Agreement by SAM does not, and the performance of this Agreement by SAM and the consummation of the transactions contemplated hereby will not, (i) constitute or result in a conflict, breach or violation of or default under, the Organizational Documents of SAM or its Subsidiaries, (ii) conflict with or violate any Law applicable to SAM or by which any property or asset of SAM or any of its Subsidiaries is bound or affected, (iii) require any consent or other action by any Person under, result in a breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, or result in the loss of any right or benefit to which SAM or any of its Subsidiaries is entitled under, any Contract to which SAM or any of its Subsidiaries is a party or by which SAM or any of its Subsidiaries, or any property or asset of SAM or any of its Subsidiaries, is bound or affected or (iv) result (immediately or with notice or lapse of time or both) in the creation of a Lien on any property or asset of SAM or its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of SAM to perform its obligations under this Agreement.
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(b)          The execution and delivery of this Agreement by SAM do not, and the performance of this Agreement by SAM will not, require any action, consent, approval, authorization or waiver of or filing with or notification to, or registration or qualification with, any Governmental Authority, except for applicable requirements, if any, of such consents, approvals, authorizations, waivers, filings and notifications that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of SAM to perform its obligations under this Agreement.

ARTICLE III

COVENANTS

Section 3.01          Agreement to Vote Shares; Irrevocable Proxy.

(a)          Agreement to Vote and Approve. SAM irrevocably and unconditionally agrees until the Expiration Time, at any annual or special meeting of the STFC Shareholders, including the STFC Shareholders Meeting, called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the STFC Shareholders with respect to any of the following matters, to vote or cause the holder of record to vote the SAM Owned Shares (i) in favor of (A) the adoption of the Merger Agreement and (B) any proposal to adjourn or postpone such meeting of the STFC Shareholders if there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the STFC Shareholders Meeting or to obtain the STFC Shareholder Approval to the extent permitted or required pursuant to Section 7.07 of the Merger Agreement and (ii) against (A) any Takeover Proposal, (B) any action, proposal, transaction, or agreement which would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of SAM or STFC under the Merger Agreement or of SAM under this Agreement, and (C) any action, proposal, transaction, or agreement that would reasonably be expected to prevent or materially delay or materially impair consummation of the STFC Merger.

(b)          Irrevocable Proxy. SAM hereby appoints LMHC and any designee of LMHC, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to the SAM Owned Shares in accordance with Section 3.01(a).  This proxy and power of attorney is given to secure the performance of the duties of SAM under this Agreement.  SAM shall take such further action or execute such other instruments as may be reasonably necessary or appropriate to effectuate the intent of this proxy.  This proxy and power of attorney granted by SAM shall be irrevocable until the Expiration Time, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by SAM with respect to the SAM Owned Shares.  The power of attorney granted by SAM herein is a durable power of attorney and shall, to the extent applicable, survive the administration, receivership or similar proceeding of SAM.
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Section 3.02          No Voting Trusts or Other Arrangement.  SAM agrees that until the Expiration Time, SAM will not deposit any of the SAM Owned Shares in a voting trust, grant any proxies with respect to the SAM Owned Shares, or subject any of the SAM Owned Shares to any arrangement with respect to the voting of the SAM Owned Shares other than agreements entered into with LMHC.

Section 3.03          Transfer and Encumbrance.  SAM agrees that until the Expiration Time, SAM will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, hypothecate, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise), or encumber (“Transfer”) any of the SAM Owned Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the SAM Owned Shares or SAM’s voting or economic interest therein; provided, that any grant by SAM of membership interests in SAM to participating policyholders of SAM shall not be deemed a “Transfer”.  Any attempted Transfer of SAM Owned Shares or any interest therein in violation of this Section 3.03 shall be null and void.

Section 3.04          Additional Shares.  SAM agrees that all Shares that SAM purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of after the execution and delivery of this Agreement and until the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute SAM Owned Shares for all purposes of this Agreement.  In the event of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction or a stock dividend, stock split or stock distribution of STFC affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “SAM Owned Shares” for all purposes of this Agreement.

Section 3.05          Waiver of Appraisal and Dissenters’ Rights.  SAM hereby knowingly and voluntarily disclaims and irrevocably waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent (including in accordance with Sections 1701.84 and 1701.85 of the OGCL) from the STFC Merger that SAM may have by virtue of ownership of the SAM Owned Shares.

Section 3.06          Stop Transfer Instructions.  At all times commencing with the execution and delivery of this Agreement and until the Expiration Time, in furtherance of this Agreement, SAM hereby authorizes STFC or its counsel to notify STFC’s transfer agent that there is a stop transfer order with respect to all of the SAM Owned Shares (and that this Agreement places limits on the voting and transfer of the SAM Owned Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by STFC following the Expiration Time.  At the request of LMHC, SAM shall cause to be provided to LMHC evidence of such stop transfer order.

Section 3.07          Further Assurances.  SAM agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as LMHC may reasonably request to make effective the agreements contemplated by this Agreement.
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ARTICLE IV

TERMINATION

Section 4.01          Termination.  This Agreement and all rights and obligations of the parties hereunder shall terminate, without further action by any party hereto, upon the earliest to occur (such time, the “Expiration Time”) of:

(a)          the Effective Time;

(b)          the date on which the Merger Agreement is terminated in accordance with its terms; and

(c)          the termination of this Agreement by mutual written consent of the parties.

Notwithstanding this Section 4.01, the provisions set forth in Article V shall survive the termination of this Agreement and nothing in this Section 4.01 shall relieve any party from Liability for any willful and material breach of any provision of this Agreement prior to such termination or for fraud.

ARTICLE V

GENERAL PROVISIONS

Section 5.01          Nonsurvival of Representations, Warranties, Covenants and Agreements.  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Closing.

Section 5.02          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any Section of this Agreement) and shall be deemed given (a) when delivered personally by hand, (b) when sent by email or (c) two (2) Business Days following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

if to LMHC, to

Liberty Mutual Group 175 Berkeley Street Boston, MA 02116
Attention:	Nik Vasilakos, Group Head of Mergers and Acquisitions Richard P. Quinlan, Deputy General Counsel
Email:	[REDACTED]

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with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:	Todd E. Freed
Elena M. Coyle
Email:	todd.freed@skadden.com
elena.coyle@skadden.com

if to SAM, to

State Automobile Mutual Insurance Company
518 East Broad Street
Columbus, OH 43215
Attention:	Melissa Centers, SVP/General Counsel
Email:	[REDACTED]

with a copy to (which shall not constitute notice):

Squire Patton Boggs (US) LLP
2000 Huntington Center
41 S High St
Columbus, OH 43215
Attention:	Matthew S. Bailey
Jeffrey R. Wahl
Email:	matthew.bailey@squirepb.com
jeff.wahl@squirepb.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Edward J. Lee
Rajab S. Abbassi
Email:	edward.lee@kirkland.com
rajab.abbassi@kirkland.com
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Section 5.03          Entire Agreement. This Agreement, the Merger Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.

Section 5.04          No Third Party Beneficiaries.  This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 5.05          Amendment; Waiver.

(a)          This Agreement may be amended, modified or supplemented by the parties.  This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of all of LMHC and SAM.

(b)          LMHC and SAM may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party set forth in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the covenants, agreements or conditions of the other party set forth in this Agreement.  Any such extension or waiver by a party shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.  Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity.

Section 5.06          Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by either party without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.  Any attempted or purported assignment or delegation in violation of this Section 5.06 shall be null and void.

Section 5.07          Governing Law.  This Agreement, and all disputes, claims, controversies or causes of action (whether in contract, tort or otherwise) that may be based upon, arising out of or relating to this Agreement, including the negotiation, validity, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its applicable principles of conflicts of laws, rules or principles thereof (or any jurisdiction).

Section 5.08          Consent to Jurisdiction.  Each of the parties hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction and venue of the Chosen Courts, and any appellate court from any decision thereof, in any Action based upon, arising out of or relating to this Agreement, including the negotiation, validity, execution or performance of this Agreement and agrees that all claims in respect of any such Action shall be heard and determined in the Chosen Courts and agrees not to bring any such Action in any other court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action based upon, arising out of or relating to this Agreement, including the negotiation, validity execution or performance of this Agreement, in the Chosen Courts, including any objection based on its place of incorporation or domicile, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court or claim that it or its property is exempt or immune from the Chosen Courts or from any Action commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (d) agrees that a final judgment in any such Action shall be conclusive and binding upon each of the parties and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and (e) agrees that it shall not assert as a defense any matter or claim waived by the foregoing clauses (a) through (d).  Each of the parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 5.02 or in any other manner permitted by applicable Law.
8

Section 5.09          Waiver of Jury Trial.  EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING THE NEGOTIATION, VALIDITY, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER THE OTHER PARTY NOR ITS RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 5.09.  ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 5.10          Specific Performance.  Each of the parties acknowledges and agrees that irreparable harm would occur and that the parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or are otherwise breached or threatened to be breached and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach.  Accordingly, each party hereto agrees that, without posting a bond or other undertaking, the parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity.  In the event that any such action is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.  The parties further agree that (a) by seeking any remedy provided for in this Section 5.10, a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement and (b) nothing contained in this Section 5.10 shall require any party to institute any action for (or limit such party’s right to institute any action for) specific performance under this Section 5.10 before exercising any other right under this Agreement.
9

   Section 5.11          Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by email, facsimile or other means of electronic transmission intended to preserve the original graphic or pictorial appearance of a document.  This Agreement shall become effective when each party shall have received one or more counterparts hereof signed by each of the other party and unless and until such receipt, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.12          Severability. The provisions of this Agreement shall be deemed severable and if any term, provision, covenant or restriction of this Agreement is held by the Chosen Courts or other Governmental Authority to be illegal, invalid or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

[The remainder of this page is intentionally left blank.]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

LIBERTY MUTUAL HOLDING COMPANY INC.

By:	/s/ Nik Vasilakos
Name: Nik Vasilakos
Title: Group Head M&A, Authorized Signatory

[Signature Page to Voting and Support Agreement]

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By:	/s/ Michael E. LaRocco
Name: Michael E. LaRocco
Title: President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

Exhibit 99.2

Liberty Mutual Insurance Bolsters Independent Agent Network
With Agreement to Acquire State Auto Group

Addition of Super-Regional Insurer is Anticipated to Make Liberty 2nd-Largest
IA Carrier in US

BOSTON and COLUMBUS, Ohio (July 12, 2021) - Liberty Mutual Holding Company Inc. (“Liberty Mutual”), State Automobile Mutual Insurance Company (“State Auto Mutual”), and State Auto Financial Corporation (NASDAQ: STFC) (“State Auto Financial”) announced today that they have signed a definitive agreement pursuant to which Liberty Mutual would acquire State Auto Group, a super-regional insurance holding company headquartered in Columbus, Ohio.  Under the terms of the agreement, State Auto mutual members will become mutual members of Liberty Mutual and Liberty Mutual will acquire all of the publicly held shares of common stock of State Auto Financial for $52 per share in cash.

The acquisition will significantly expand Liberty Mutual’s position as an industry leader for personal lines and small commercial insurance. Liberty Mutual today distributes its Safeco Insurance personal auto, homeowners and specialty products, and Liberty Mutual small business insurance through more than 10,000 independent agencies countrywide. Through the deal, Liberty Mutual will add $2.3 billion in premium and State Auto’s network of approximately 3,400 independent agencies across 33 states and is expected to become the second largest carrier in this key distribution channel.

“State Auto Group’s capabilities and product expertise are an ideal complement to Liberty Mutual’s domestic personal lines and small commercial business, and we welcome 2,000 talented associates to our family,” said Liberty Mutual Chairman and Chief Executive Officer David Long. “Equally appealing are its values. For almost a century, State Auto has celebrated a culture of caring for people, exceptional service and deep philanthropy, mirroring our purpose to help people embrace today and confidently pursue tomorrow.”

The sixth-largest auto and home insurer in the US, Liberty Mutual also offers multiple distribution channels to consumers for its Liberty Mutual-branded products: through exclusive agents in local sales offices countrywide, licensed telesales counselors and online.

“The opportunity to join the Liberty Mutual organization is a direct result of the incredible work of the State Auto team, beginning with the transformation of our business and culture that began in 2015,” said State Auto President and CEO Mike LaRocco. “We’ve become a digital provider of auto, home and business insurance while remaining fully committed to the independent agency system, as we’ve been since our founding 100 years ago. Our partnership with Liberty Mutual will further that commitment to independent agents and contribute to the collective success of our agents, policyholders, shareholders and associates.”

The transaction was approved by the State Auto Financial board of directors (upon the recommendation of a special committee of independent State Auto Financial directors), as well as the State Auto Mutual board of directors (upon the recommendation of a special committee of independent State Auto Mutual directors). The deal is expected to close in 2022, pending State Auto Mutual member approval, State Auto Financial shareholder approval, receipt of required regulatory approvals and other customary closing conditions. In connection with the merger of State Auto Financial, State Auto Mutual has entered into a voting agreement with Liberty Mutual under which it has agreed to vote its 58.8% interest in State Auto Financial in favor of the merger.

Waller Helms Advisors LLC and Goldman Sachs & Co. LLC acted as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Liberty Mutual in the transaction.

Houlihan Lokey Capital, Inc. acted as financial advisor and Kirkland & Ellis LLP acted as legal advisor to the Special Committee of Independent Directors of State Auto Financial in the transaction.

Keefe, Bruyette & Woods, a Stifel Company, and BofA Securities, Inc. acted as financial advisors and Squire Patton Boggs (US) LLP acted as legal advisor to the Special Committee of Independent Directors of State Auto Mutual in the transaction.

###

About Liberty Mutual Insurance

At Liberty Mutual, we believe progress happens when people feel secure. By providing protection for the unexpected and delivering it with care, we help people embrace today and confidently pursue tomorrow.

In business since 1912, and headquartered in Boston, today we are the sixth largest global property and casualty insurer based on 2020 gross written premium. We also rank 71 on the Fortune 100 list of largest corporations in the U.S. based on 2020 revenue. As of December 31, 2020, we had $43.8 billion in annual consolidated revenue.

We employ over 45,000 people in 29 countries and economies around the world. We offer a wide range of insurance products and services, including personal automobile, homeowners, specialty lines, reinsurance, commercial multiple-peril, workers compensation, commercial automobile, general liability, surety, and commercial property.

For more information, visit www.libertymutualinsurance.com

About State Auto Financial Corporation

State Auto Financial, headquartered in Columbus, Ohio, is a super-regional property and casualty insurance holding company.  State Auto Financial common stock is traded on the NASDAQ Global Select Market, which represents the top fourth of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A- (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.

Cautionary Notice Regarding Forward Looking Statements

Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and related oral statements State Auto Financial Corporation (“STFC”) may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the transactions may not be satisfied; (2) regulatory approvals required for the transactions may not be obtained, or required regulatory approvals may delay the transactions or result in the imposition of conditions that could have a material adverse effect on Liberty Mutual Holding Company Inc.(“LMHC”), State Automobile Mutual Insurance Company (“SAM”) or STFC or cause the parties to abandon the transactions; (3) uncertainty as to the timing of completion of the transactions; (4) the business of LMHC, SAM or STFC may suffer as a result of uncertainty surrounding the transactions; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (6) risks related to disruption of management’s attention from the ongoing business operations of LMHC, SAM or STFC due to the transactions; (7) the effect of the announcement of the transactions on the relationships of LMHC, SAM or STFC with its clients, operating results and business generally; (8) the outcome of any legal proceedings to the extent initiated against LMHC, SAM or STFC following the announcement of the proposed transaction; and (9) LMHC, SAM or STFC may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors.  The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in STFC’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of STFC on file with the Securities Exchange Commission (“SEC”).  STFC undertakes no obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, STFC will file with the SEC a proxy statement and may file or furnish other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that STFC may file with the SEC. The definitive proxy statement of STFC will be mailed to the shareholders of STFC. INVESTORS IN AND SECURITY HOLDERS OF STFC ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH OR FURNISHED TO OR WILL BE FILED WITH OR WILL BE FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by STFC through the web site maintained by the SEC at www.sec.gov or by contacting STFC’s investor relations department.

Participants in the Solicitation

STFC and its directors and executive officers and SAM may be deemed to be participants in the solicitation of proxies from STFC’s shareholders in connection with the proposed transaction.  Information regarding STFC’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in STFC’s Annual Report on Form 10-K for the year ended December 31, 2020 and its annual proxy statement filed with the SEC on March 31, 2021. To the extent holdings of STFC securities by directors or executive officers of STFC have changed since the amounts contained in the annual proxy statement filed with the SEC on March 31, 2021, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A more complete description will be available in the proxy statement and other materials filed with or furnished to the SEC in connection with the proposed transaction.  You may obtain free copies of these documents as described in the preceding paragraph filed with or furnished to the SEC because they will contain important information.

Media Contacts:

Glenn Greenberg
617-574-5874
gtenn.greenberg@libertymutual.com

Kyle Anderson
614-477-5301
kyle.anderson@stateauto.com